Filed Pursuant to Rule 424(B)(5)
                                                File Number 333-32485

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED OCTOBER 28, 1997)

                                  $278,893,731
                                 (APPROXIMATE)

                   [HEADLANDS MORTGAGE SECURITIES INC. LOGO]


                                    SPONSOR

                           HEADLANDS MORTGAGE COMPANY
                           SELLER AND MASTER SERVICER

               Mortgage Pass-Through Certificates, Series 1997-5
Distributions payable on the 25th day of each month, commencing in November 1997
                            ------------------------

     The Mortgage Pass-Through Certificates, Series 1997-5 (the "Certificates") consist of all Classes identified in the chart below (the "Offered Certificates") as well as certain additional Classes of Non-Offered Certificates (as hereinafter defined) which are not being offered for sale hereunder. It is a condition to their issuance that each Class of Certificates receive the applicable rating(s) (set forth under "Summary of Terms -- Certificate Rating") of Moody's Investors Service, Inc. and Fitch Investors Service, L.P.
                            ------------------------

                          INITIAL CLASS         PASS-THROUGH                            INITIAL CLASS         PASS-THROUGH
           CLASS     CERTIFICATE BALANCE (1)        RATE                CLASS      CERTIFICATE BALANCE (1)        RATE
           -----     -----------------------    ------------            ------     -----------------------    ------------
           A-I-1           $31,499,000              7.25%
           A-I-2           $ 8,924,000              7.25%
           A-I-3           $ 7,329,000              7.25%
           A-I-4           $ 2,260,000              7.25%
           A-I-5           $37,180,765              7.25%
           A-I-6           $84,217,000              7.25%
           A-I-7           $ 8,240,000              7.25%
           A-II-1          $65,077,461              6.75%
           A-II-2          $18,593,560               (2)
           A-II-3           (3)                      (3)
           X                (4)                      (4)
           B-1             $ 7,078,521              7.25%
           B-2             $ 4,954,964              7.25%
           B-3             $ 3,539,260              7.25%
           R-1             $       100              7.25%
           R-2             $       100              7.25%

(1) The aggregate initial Class Certificate Balance of the Offered Certificates is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) The Class A-II-2 Certificates will bear interest at 6.1250% per annum during the first Interest Accrual Period (as defined herein). During each Interest Accrual Period thereafter, the Class A-II-2 Certificates will bear interest, subject to a maximum rate of 9.00% per annum and a minimum rate of 0.50% per annum, at a rate per annum equal to 0.50% in excess of the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR"), as more fully described under "Description of the Certificates -- LIBOR" herein.
(3) The Class A-II-3 Certificates will have a notional principal amount (the "Class A-II-3 Notional Amount") equal to the Class Certificate Balance of the Class A-II-2 Certificates. The Class A-II-3 Certificates will bear interest at 2.8750% per annum during the first Interest Accrual Period. During each Interest Accrual Period thereafter, the Class A-II-3 Certificates will bear interest, subject to a maximum rate of 8.50% per annum and a minimum rate of 0% per annum, at a rate per annum equal to 8.50% minus LIBOR, as more fully described under "Description of the Certificates -- LIBOR" herein.
(4) The Class X Certificates will have a notional principal amount (the "Class X Notional Amount") equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans in Mortgage Loan Group I and in Mortgage Loan Group
    II. The Pass-Through Rate for the Class X Certificates for any Distribution Date will be equal to the weighted average (based on the Scheduled Principal Balances of the Mortgage Loans), for each Mortgage Loan Group, of the excess of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans for such Mortgage Loan Group over (b) 7.25% per annum. The Pass-Through Rate for the Class X Certificates for the first Interest Accrual Period is expected to be approximately 0.98026% per annum.

       PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-9 OF THIS
       PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS COMMENCING ON PAGE 14.

         THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR
       ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN.
         NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED
          OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL
                   DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

               ------------------------------------------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
                    OR THE PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Offered Certificates offered hereby, other than the Class X Certificates, will be purchased by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and the Class X Certificates offered hereby will be purchased by Salomon Brothers Inc ("Salomon Brothers" and together with DLJ the "Underwriters") from the Sponsor and will be offered by the respective Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Sponsor from the sale of the Underwritten Certificates are expected to be approximately 102% of the aggregate principal balance of the Offered Certificates plus accrued interest, before deducting issuance expenses payable by the Sponsor.

    The Underwritten Certificates are offered by the respective Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Underwritten Certificates, other than the Class R-1 and Class R-2 Certificates, will be made in book-entry form only through the facilities of The Depository Trust Company and that the Class R-1 and Class R-2 Certificates will be delivered at the offices of Donaldson, Lufkin & Jenrette Securities Corporation in New York, New York, in each case on or about October 30, 1997.
                            ------------------------

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS OCTOBER 28, 1997

    The Mortgage Loans will be sold to the Sponsor by Headlands Mortgage Company (in such capacity, the "Seller").

    An election will be made to treat the Trust as two "real estate mortgage investment conduits" (the "Master REMIC" and the "Subsidiary REMIC" and each, a "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Regular Certificates will constitute "regular interests" in the Master REMIC and the Class R-1 Certificates and the Class R-2 Certificates will constitute the sole class of "residual interest" in the Subsidiary REMIC and the Master REMIC, respectively. Prospective investors are cautioned that a Residual Certificateholder's REMIC taxable income and the tax liability thereon will exceed cash distributions in certain periods, in which event such holder must have sufficient alternative sources of funds to pay such tax liability. See "Federal Income Tax Consequences" herein and in the Prospectus.

    The Residual Certificates will be subject to certain transfer restrictions. See "Description of the Certificates -- Restrictions on Transfer of the Residual Certificates."
                            ------------------------

    The Offered Certificates and the Non-Offered Certificates will represent, in the aggregate, the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of a pool (the "Mortgage Pool") segregated into two groups ("Mortgage Loan Group I" and "Mortgage Loan Group II" and each, a "Mortgage Loan Group") of conventional one- to four-family, fixed rate, first lien residential mortgage loans ("Group I Mortgage Loans" and "Group II Mortgage Loans," respectively, and collectively, the "Mortgage Loans"). All of the Mortgage Loans in Mortgage Loan Group I have original terms to stated maturity (based on the date of origination or any later modification) of greater than 15 but not more than 30 years and all of the Mortgage Loans in Mortgage Loan Group II have original terms to stated maturity (based on the date of origination or any later modification) of up to 15 years, including Mortgage Loans having a 30-year amortization schedule with a balloon payment at the end of 15 years (the "Balloon Loans"). The characteristics of the Mortgage Loans comprising each Mortgage Loan Group are described herein under "The Mortgage Pool".

    Distributions of interest and principal on the Class A-I Certificates, on the one hand, and distributions of interest and principal on the Class A-II and Residual Certificates, on the other, will be based on interest and principal received or advanced with respect to the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, except under the limited circumstances described herein. Distributions of interest on the Class X Certificates will be based upon interest received or advanced with respect to the Mortgage Loans of both Mortgage Loan Groups. The right of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be based upon interest and principal received or advanced with respect to both Mortgage Loan Groups. Such right in the case of the Subordinate Certificates will be subordinate to the rights of the holders of the Senior Certificates (as defined herein). The rights of holders of each Class of Subordinate Certificates will be subordinate to the rights of any Class of Subordinate Certificates with a lower numerical designation.

    THE YIELD TO INVESTORS ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS GENERALLY IN THE RELATED MORTGAGE LOAN GROUP IN THE CASE OF THE CLASS A AND RESIDUAL CERTIFICATES, THE MORTGAGE LOANS IN BOTH LOAN GROUPS IN THE CASE OF THE CLASS X CERTIFICATES AND THE SUBORDINATE CERTIFICATES. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON THAN A CLASS PURCHASED AT PAR. HOLDERS OF CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE APPLICABLE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM, PARTICULARLY THE NOTIONAL AMOUNT CERTIFICATES, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE APPLICABLE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. IN CERTAIN RAPID PREPAYMENT SCENARIOS ON THE APPLICABLE MORTGAGE LOANS, INVESTORS IN THE NOTIONAL AMOUNT CERTIFICATES MAY FAIL TO RECOVER THEIR INITIAL INVESTMENTS. THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES ALSO WILL BE ADVERSELY AFFECTED BY NET INTEREST SHORTFALLS AND BY REALIZED LOSSES.

    THE YIELD ON THE CLASS A-II-2 CERTIFICATES WILL BE SENSITIVE, AND THE YIELD ON THE CLASS A-II-3 CERTIFICATES WILL BE HIGHLY SENSITIVE, TO THE RATE OF LIBOR.

    Although the Class A-I-5 are Senior Certificates, the Class A-I-5 Certificates are not expected to receive distributions in respect of Principal Prepayments and other unscheduled payments of principal until November 2002.

    Each Underwriter intends to make a secondary market in the Classes of Underwritten Certificates being purchased by it, but no Underwriter has an obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

    This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated October 28, 1997 (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

    UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                      (ii)

                                SUMMARY OF TERMS

     THIS SUMMARY OF TERMS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY OF TERMS ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR IN THE PROSPECTUS.

Title of Securities..................  Mortgage Pass-Through Certificates, Series 1997-5 (the "Certificates").

Designations

  Offered Certificates...............  Class A, Class X, Class R-1, Class R-2, Class B-1, Class B-2 and Class B-3
                                       Certificates. Only the Offered Certificates are offered hereby. The aggregate initial Class Certificate Balances of the Certificates will be subject to a permitted variance in the aggregate of plus or minus 10%.
                                       Variances in such Class Certificate Balances may result in variances in the Class Notional Amounts of the Classes of Notional Amount Certificates.

                                       The "Class A-II-3 Notional Amount" for any Distribution Date will be equal to the Class Certificate Balance of the Class A-II-2 Certificates with respect to such Distribution Date. The "Class X Notional Amount" for any
                                       Distribution Date will be equal to the aggregate of the Scheduled
                                       Principal Balances of the Mortgage Loans in Mortgage Loan Group I (the
                                       "Group I Notional Amount") and in Mortgage Loan Group II (the "Group II
                                       Notional Amount") for such Distribution Date. The initial Class A-II-3
                                       Notional Amount and Class X Notional Amount will be equal to approximately
                                       $18,593,560 and $283,140,846, respectively.

  Non-Offered Certificates...........  In addition to the Offered Certificates, the following Classes of
                                       Subordinate Certificates (the "Non-Offered Certificates") will be issued in the indicated approximate initial Class Certificate Balances and will bear interest at the indicated Pass-Through Rates, but are not offered hereby:




                  INITIAL CLASS          PASS-THROUGH
CLASS          CERTIFICATE BALANCE           RATE
------         --------------------      ------------


B-4                 $ 1,840,415              7.25%
B-5                 $   707,852              7.25%
B-6                 $ 1,698,848              7.25%


  Class A-I Certificates.............  Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class
                                       A-I-6 and Class A-I-7 Certificates.

  Class A-II Certificates............  Class A-II-1, Class A-II-2 and Class A-II-3 Certificates.

  Class A Certificates...............  Class A-I and Class A-II Certificates.

  Certificate Group..................  Either Class A-I Certificates, collectively, or the Class A-II and
                                       Residual Certificates, collectively, as the context requires.

  Class B Certificates...............  Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
                                       Certificates.

  Floating Rate Certificates.........  Class A-II-2 Certificates.

  Inverse Floating Rate                Class A-II-3 Certificates.
  Certificates.......................

  Regular Certificates...............  All Classes of Certificates other than the Residual Certificates.

  Residual Certificates..............  Class R-1 and Class R-2 Certificates.

  Senior Certificates................  Class A, Class X, Class R-1 and Class R-2 Certificates.

  Subordinate Certificates...........  Class B Certificates.

  Notional Amount Certificates.......  Class A-II-3 and Class X Certificates.

  Fixed Rate Certificates............  All Classes of Certificates other than the Variable Rate Certificates.

  Underwritten Certificates..........  All Classes of Offered Certificates.

  Variable Rate Certificates.........  Class A-II-2 and Class A-II-3 Certificates.

  Book-Entry Certificates............  All Classes of Certificates other than the Physical Certificates.

  Physical Certificates..............  Residual Certificates, Class B-4, Class B-5 and Class B-6 Certificates.

Sponsor..............................  Headlands Mortgage Securities Inc. (the "Sponsor"), a Delaware corporation and a limited purpose finance subsidiary of Headlands Mortgage Company.
                                       See "The Sponsor" in the Prospectus.

Seller and Master Servicer...........  Headlands Mortgage Company (in its capacity as seller, the "Seller" and in its capacity as Master Servicer, the "Master Servicer"). See "Servicing of
                                       Mortgage Loans" herein. The Mortgage Loans were originated or acquired in the normal course of its business by the Seller and will be acquired by the Sponsor in a privately negotiated transaction. The Master Servicer will be responsible for the servicing of the Mortgage Loans and will receive the Master Servicing Fee from interest collected on the Mortgage
                                       Loans. See "Servicing of Mortgage Loans -- Servicing Compensation and
                                       Payment of Expenses" herein.

Trustee..............................  The Bank of New York, a banking corporation organized under the laws of the State of New York (the "Trustee").

Cut-off Date.........................  October 1, 1997.

Determination Date...................  The 15th day of each month, or, if such day is not a Business Day, the next succeeding Business Day.

Distribution Date....................  The 25th day of each month, or, if such day is not a Business Day, the next succeeding Business Day, commencing in November 1997.

Record Date..........................  The Record Date for each Distribution Date will be the last business day of the month preceding the month of such Distribution Date.

Mortgage Pool........................  The Mortgage Pool will consist primarily of conventional fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties (the "Mortgaged Properties") having, as of the Cut-off Date, an aggregate principal balance equal to approximately
                                       $283,140,846 (the "Cut-off Date Pool Principal Balance"). The Mortgage
                                       Loans are divided into two groups ("Mortgage Loan Group I" and "Mortgage
                                       Loan Group II", and each, a "Mortgage Loan Group"), designated the Group I
                                       Mortgage Loans and the Group II Mortgage Loans, having aggregate principal balances of $193,171,791 and $89,969,055, respectively, as of the Cut-off
                                       Date. All of the Group I Mortgage Loans consist of Mortgage Loans with original terms to stated maturity (based on the date of origination or any later modification) of greater than 15 but not more than 30 years. All of the Group II Mortgage Loans consist of Mortgage Loans with original terms to stated maturity (based on the date of origination or any later modification) of up to 15 years, including Mortgage Loans having a 30-year amortization schedule with a balloon payment at the end of 15 years (the
                                       "Balloon Loans").

                                       As of the Cut-off Date the Mortgage Loans have the characteristics
                                       (determined for each Mortgage Loan Group) set forth in the following table and as further described under the heading "The Mortgage Pool" herein.

                     Mortgage Loan Group I
       Range of Remaining Terms to Stated Maturity: 354 to 360 months Weighted Average Remaining Term to Stated Maturity(1): 359 months Range of Original Principal Balances(1): $21,000 to $1,046,250
       Average Original Principal Balance(1):                    $147,603
       Range of Outstanding Principal Balances(1):  $20,978 to $1,045,679
       Average Outstanding Principal Balance(1):                 $147,459
       Range of Mortgage Rates:                         7.625% to 11.500%
       Weighted Average Mortgage Rate(1):                          8.542%
       Weighted Average Net Mortgage Rate(1):                      8.284%
       Geographic Concentrations in Excess of 5%(1):
                                    California -- 61.64%
                                       Oregon  -- 10.41%
                                    Washington --  8.37%

       ----------------------------------------------

       (1) Approximate

                    Mortgage Loan Group II
       Range of Remaining Terms to Stated Maturity: 177 to 180 months Weighted Average Remaining Term to Stated Maturity(1): 179 months
       Range of Original Principal Balances(1):       $23,100 to $637,000
       Average Original Principal Balance(1):                    $154,523
       Range of Outstanding Principal Balances(1):    $23,037 to $637,000
       Average Outstanding Principal Balance(1):                 $154,321
       Range of Mortgage Rates:                         7.750% to 12.000%
       Weighted Average Mortgage Rate(1):                          8.374%
       Weighted Average Net Mortgage Rate(1):                      8.116%
       Geographic Concentrations in Excess of 5%:
                                    California -- 45.81%
                                    Washington -- 15.68%
                                    Colorado -- 9.44%
                                    Utah -- 9.11%
                                    Arizona -- 7.34%
                                    Oregon -- 7.07%
       ----------------------------------------------
       (1) Approximate

Priority of Distributions............  On each Distribution Date (i) the Senior Certificates will be entitled to receive all amounts distributable to them for such Distribution Date before any distributions are made to the Subordinate Certificates on such date and (ii) each Class of the Subordinate Certificates will be entitled to receive all amounts distributable to them for such Distribution Date before any distributions are made on such date on any Class of Subordinate
                                       Certificates with a higher numerical Class designation.

                                       In general, an amount equal to the Group I Available Funds for such
                                       Distribution Date will be allocated first, to pay interest due on the
                                       Class A-I Certificates and a portion of the interest due on the Class X
                                       Certificates and then to reduce the Class Certificate Balances of the
                                       Class A-I Certificates and an amount equal to the Group II Available Funds for such Distribution Date will be allocated first, to pay interest due on the Class A-II Certificates and the Residual Certificates and a portion of the interest due on the Class X Certificates and then to reduce the Class
                                       Certificate Balances of the Class A-II and Residual Certificates.
                                       Thereafter, the remaining Group I Available Funds and the Group II
                                       Available Funds for such Distribution Date will be allocated to pay interest on and then principal of each Class of Subordinate Certificates in the order of their numerical Class designations. No distribution of interest or principal from Group I Available Funds or from Group II
                                       Available Funds will be made on any Class of Subordinate Certificates on any Distribution Date until all distributions of interest and principal have been made on such date on each Class of Certificates having a higher priority of payment with respect to the same Available Funds.

                                       In certain circumstances described herein under "Description of the
                                       Certificates -- Distributions", principal payments on the Mortgage Loans relating to a Mortgage Loan Group and otherwise distributable to the Class
                                       B Certificates will in lieu thereof be distributed to certain Classes of
                                       Certificates of the unrelated Certificate Group.

                                       See "Description of the Certificates -- Distributions" herein.

Interest.............................  On each Distribution Date, each Class of interest bearing Offered
                                       Certificates, to the extent funds are available therefore on such
                                       Distribution Date, as described above under "Priority of Distributions", generally will be entitled to receive an amount allocable to interest (as to each such Class, the "Interest Distribution Amount") equal to the sum of (i) interest accrued during the applicable Interest Accrual Period at the Pass-Through Rate set forth or described on the cover page hereof (as to each Class, the "Pass-Through Rate") on the related Class Certificate
                                       Balance or the related Class Notional Amount, as applicable, immediately prior to such Distribution Date and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior
                                       Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid
                                       Interest Shortfall"). The interest entitlement for each Class of Offered
                                       Certificates described above shall be reduced by the allocable share of
                                       Net Interest Shortfalls for each such Class, as described herein under
                                       "Description of the Certificates -- Interest."

                                       With respect to each Distribution Date, the "Interest Accrual Period" for each Class of interest-bearing Certificates (other than the Class A-II-2 and Class A-II-3 Certificates) will be the calendar month preceding the month in which the Distribution Date occurs. The Interest Accrual Period for the Class A-II-2 and Class A-II-3 Certificates for each Distribution
                                       Date will commence on the 25th day of the calendar month preceding the calendar month in which such Distribution Date occurs and will end on the
                                       24th day of the calendar month in which such Distribution Date occurs.
                                       Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

Principal (including prepayments)....  On each Distribution Date, to the extent funds are available therefor, principal distributions in reduction of the Class Certificate Balances of each Class of Certificates will be made in the order and subject to the priorities set forth herein under "Description of the Certificates --
                                       Distributions" in an aggregate amount equal to such Class' allocable portion of the Group I Senior Principal Distribution Amount, the Group II
                                       Senior Principal Distribution Amount or the Subordinate Principal
                                       Distribution Amount, as applicable. The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal of the Mortgage Loans. See "Description of the
                                       Certificates -- Distributions" and " -- Principal" herein.

Credit Support -- General............  Credit support for the Senior Certificates will be provided by the
                                       Subordinate Certificates and credit enhancement for each Class of
                                       Subordinate Certificates (other than the Class B-6 Certificates) will be provided by the Class or Classes of Subordinate Certificates with higher numerical Class designations, as described below. The aggregate of the initial Class Certificate Balances of the Class B-4, Class B-5 and Class
                                       B-6 Certificates, which are the only Certificates supporting the Class B-3
                                       Certificates, is expected to be approximately $4,247,115, as described below.

Subordination........................  The rights of holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans in the Trust will be subordinated to such rights of holders of the Senior Certificates, and the rights of holders of each Class of Subordinate Certificates (other than the Class B-1 Certificates) to receive such distributions will be further subordinated to such rights of the Class or Classes of Subordinate
                                       Certificates with lower numerical Class designations, in each case only to the extent described herein.

                                       The subordination of the Subordinate Certificates to the Senior
                                       Certificates, and the further subordination among the Subordinate
                                       Certificates, are each intended to increase the likelihood of timely receipt by the holders of Certificates with higher relative payment priority of the maximum amount to which they are entitled on any
                                       Distribution Date, to provide such holders protection against losses on the Mortgage Loans to the extent described herein and, to a lesser extent, against Special Hazard Losses, Bankruptcy Losses and Fraud Losses.
                                       However, in certain circumstances the amount of available subordination
                                       (including the limited subordination provided for certain types of losses)
                                       may be exhausted and shortfalls in distributions on the Offered
                                       Certificates may result. Holders of the Senior Certificates will bear their proportionate share of any losses realized on the Mortgage Loans in excess of the available subordination amount. See "Description of the
                                       Certificates -- Allocation of Losses" and "Credit Support" herein.

                                       Since the Subordinate Certificates will absorb Realized Losses on Mortgage
                                       Loans in both Mortgage Loan Groups, a disproportionate amount of Realized
                                       Losses with respect to Mortgage Loans in either Mortgage Loan Group will adversely impact the availability of subordination to the Certificates related to the other Mortgage Loan Group.

Weighted Average
  Lives (in
  years)*.........


                                                             % OF THE PREPAYMENT ASSUMPTION
                                       -----------------------------------------------------------------

Class                                  0%         50%         100%           150%            200%
------                                 ----------------------------------------------------------------
A-I-1......................            23.7       7.2          3.5          2.4             1.8
A-I-2......................            22.1       6.0          3.0          2.1             1.6
A-I-3......................            29.4      24.4         10.2          4.8             3.5
A-I-4......................            29.8      28.6         18.7          5.2             3.8
A-I-5......................            20.7      14.1         11.2          7.9             5.3
A-I-6......................            17.6       5.4          2.5          1.7             1.3
A-I-7......................            28.8      19.5          7.2          4.3             3.2
A-II-1.....................            12.9       7.6          4.9          3.3             2.4
A-II-2.....................            12.9       7.6          4.9          3.3             2.4
R-1........................             0.1       0.1          0.1          0.1             0.1
R-2........................             0.1       0.1          0.1          0.1             0.1
B-1........................            18.2      13.2         10.8          9.4             8.6
B-2........................            18.2      13.2         10.8          9.4             8.6
B-3........................            18.2      13.2         10.8          9.4             8.6

 ---------------
*Determined as described under "Prepayment and Yield Considerations -- Decrement Tables" herein. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the Classes of Offered Certificates are likely to differ from those shown, perhaps significantly.


Last Scheduled Distribution Date.....  The "Last Scheduled Distribution Date" for distributions on the
                                       Certificates is November 25, 2027. Such Last Scheduled Distribution Date is
                                       the Distribution Date in the month immediately following the latest scheduled maturity date of any Mortgage Loan. Since the rate of payments
                                       (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining
                                       Mortgage Loan may be earlier, and could be substantially earlier, than the
                                       Last Scheduled Distribution Date for the related Classes of Certificates.

Advances.............................  The Master Servicer is obligated to make cash advances ("Advances") with respect to delinquent scheduled payments of principal and interest on the
                                       Mortgage Loans to the extent described herein. The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling Agreement.

                                       Any Advance made by the Master Servicer with respect to a Mortgage Loan is reimbursable to it as described herein under "Servicing of Mortgage Loans
                                       -- Advances." Under the limited circumstances described herein, the Master
                                       Servicer will be entitled to reimburse itself from funds on deposit in the
                                       Certificate Account before distributions are made to holders of
                                       Certificates.

                                       See "Servicing of Mortgage Loans -- Advances" herein.

Optional Termination.................  On any Distribution Date on which the Pool Principal Balance is less than
                                       10% of the Cut-off Date Pool Principal Balance, the Master Servicer will have the option to purchase, in whole, the Mortgage Loans and REO
                                       Property, if any, remaining in the Trust. See "Description of the
                                       Certificates -- Termination; Optional Termination" herein. IF THE MASTER
                                       SERVICER EXERCISES SUCH OPTION, THE CERTIFICATES OUTSTANDING AT THE TIME
                                       OF SUCH PURCHASE WILL BE RETIRED EARLIER THAN WOULD OTHERWISE BE THE CASE.
                                       SEE "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

Federal Income
  Tax Consequences...................  For federal income tax purposes, the Trust will be treated as two "real estate mortgage investment conduits" (the "Master REMIC" and the
                                       "Subsidiary REMIC," and each, a "REMIC"). The Regular Certificates will constitute "regular interests" in a REMIC and will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equivalent to the terms of such Certificates. The Class R-1
                                       Certificates and the Class R-2 Certificates will constitute the sole class of "residual interest" in the Subsidiary REMIC and the Master REMIC, respectively.

                                       Holders of the Regular Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. The Notional Amount Certificates will, and the other Classes of Regular Certificates may, depending on their respective issue prices, be treated as having been issued with original issue discount for federal income tax purposes. The Residual Certificates may constitute
                                       "noneconomic" residual interests for purposes of the REMIC Regulations (as defined in the Prospectus). Transfers of the Residual Certificates will be restricted in a manner designed to prevent a transfer of a noneconomic residual interest from being disregarded under the REMIC Regulations. See
                                       "Federal Income Tax Consequences -- Residual Certificates" herein and
                                       "Federal Income Tax Consequences -- Residual Certificates -- Excess
                                       Inclusions" and " -- Tax-Related Restrictions on Transfer -- Noneconomic
                                       Residual Certificates" in the Prospectus.

                                       The Residual Certificateholders may be required to report an amount of taxable income with respect to the early years of the REMIC's term that significantly exceeds distributions on the Residual Certificates during such years, with corresponding tax deductions or losses deferred until the later years of the REMIC's term. Accordingly, on a present value basis, the tax detriments occurring in the earlier years may substantially exceed the sum of any tax benefits in the later years. As a result, the Residual
                                       Certificateholders' after-tax rate of return may be zero or negative, even if their pre-tax rate of return is positive. See "Certain Federal Income
                                       Tax Consequences -- Residual Certificates" in the Prospectus.
                                       For further information regarding the federal income tax consequences of investing in the Certificates, see "Federal Income Tax Consequences"
                                       herein and in the Prospectus.
ERISA Considerations.................  A fiduciary of any employee benefit plan subject to the Employee
                                       Retirement Income Security Act of 1974, as amended ("ERISA"), or the
                                       Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its legal advisors whether the purchase or holding of an
                                       Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.
                                       Subject to the considerations and conditions described under "ERISA
                                       Considerations" herein, it is expected that the Senior Certificates (other than the Residual Certificates) may be purchased by a Plan. The Residual and Subordinate Certificates may not be transferred except upon satisfaction of certain conditions. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment.....................  The Senior Certificates and the Class B-1 Certificates will constitute
                                       "mortgage related securities" for purposes of the Secondary Mortgage
                                       Market Enhancement Act of 1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and as such, will be legal investments for certain entities to the extent provided in SMMEA.
                                       It is anticipated that the Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not constitute "mortgage related securities" for purposes of SMMEA.
                                       Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Offered
                                       Certificates complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the Prospectus.
Certificate Rating...................  It is a condition to their issuance that each Class of Offered
                                       Certificates receives the rating(s) set forth below from Moody's Investors
                                       Service, Inc. ("Moody's") and Fitch Investors Service, L.P. ("Fitch").

                CLASS                MOODY'S      FITCH
            -----------              -------      -----

A.............................         Aaa          AAA
X.............................         Aaa          AAA
R-1...........................         Aaa          AAA
R-2...........................         Aaa          AAA
B-1...........................         --            AA
B-2...........................         --            A
B-3...........................         --           BBB

                                       Moody's and Fitch are sometimes referred to herein as the "Rating
                                       Agencies". The ratings of the Offered Certificates of any Class should be evaluated independently from similar ratings on other types of securities.
                                       A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.
                                       See "Ratings" herein.

                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of the Certificates.

YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Certificates, the amount of principal and interest payments on the Certificates and the yield to maturity of the Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the related Mortgage Loan Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors (each, a "Mortgagor"), liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations or warranties and optional purchase by the Master Servicer of all of the Mortgage Loans in connection with the termination of the Trust. Mortgagors may prepay any Mortgage Loan at any time without penalty. Except in the limited circumstances described herein, principal distributions on the Class A-I Certificates relate to principal payments on the Group I Mortgage Loans and principal distributions on the Class A-II and Residual Certificates relate to principal payments on the Group II Mortgage Loans. Principal distributions on the Subordinate Certificates relate to principal payments on both the Group I Mortgage Loans and Group II Mortgage Loans.

     The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if prevailing rates for similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. An investor that purchases an Offered Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases an Offered Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

     The timing of changes in the rate of prepayments may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with an investor's expectations. In general, the earlier a prepayment of principal occurs, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. The yield on the Notional Amount Certificates will be highly sensitive to the rate and timing of prepayments on the related Mortgage Loans. A rapid rate of principal prepayments on such Mortgage Loans may have a material negative effect on the yield of the Notional Amount Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Offered Certificates. See "Prepayment and Yield Considerations -- Yield on Class A-II-3 Certificates" and " -- Yield on Class X Certificates" herein.

RISKS OF HOLDING SUBORDINATE CERTIFICATES

     The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates and the rights of the holders of each Class of Subordinate Certificates (other than the Class B-1 Certificates) to receive such distributions with respect to the Mortgage Loans will be subordinated to such rights of the Class or Classes of Subordinate Certificates with lower numerical Class designations, in each case only to the extent described herein. Delinquencies that are not advanced by or on behalf of the Master Servicer (because the amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates, in reverse order of their numerical Class designations, and then by the related Senior Certificates. If, as a result of such shortfalls, the aggregate of the Class Certificate Balances of all Classes of Certificates exceeds the Pool Principal Balance, the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of such excess.

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with such investor's expectations. In general, the earlier a loss occurs the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the Subordinate Certificates to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction. See "Description of the Certificates -- Allocation of Losses" herein. As a result of such reductions, less interest will accrue on such Classes of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by disproportionate allocations of principal prepayments to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the Certificates -- Allocation of Losses" herein. In addition, in certain circumstances described in paragraph (D) herein under "Description of the Certificates -- Distributions -- Allocation of Available Funds," certain payments in respect of principal on the Mortgage Loans otherwise distributable to the Subordinate Certificates will in lieu thereof be distributed to certain Classes of Senior Certificates.

     If on any Distribution Date the Applicable Credit Support Percentage for any Class of Subordinate Certificates (other than such Class then outstanding with the lowest numerical Class designation) is less than its Original Applicable Credit Support Percentage, all amounts in respect of principal available for distribution on such Subordinate Certificates will be allocated solely to all other Classes of Subordinate Certificates with lower numerical Class designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinate Certificates receiving distributions. Accelerating the amortization of the Classes of Subordinate Certificates with lower numerical Class designations relative to the other Classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by such other Classes.

LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO SPONSOR, SELLER, MASTER SERVICER OR TRUSTEE

     The Mortgage Loans are to be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Sponsor, the Seller, the Master Servicer, the Trustee or any of their affiliates, except for the limited obligations of the Seller with respect to certain breaches of its representations and warranties and of the Master Servicer with respect to its servicing obligations. Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Sponsor, the Seller, the Master Servicer, the Trustee or any of their affiliates. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Sponsor, the Seller, the Master Servicer, the Trustee or any of their affiliates.

LIMITED LIQUIDITY

     Each Underwriter intends to make a secondary market in the Underwritten Certificates being purchased by it, but no Underwriter has an obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will provide Certificateholders with a sufficient level of liquidity of investment or that it will continue for the life of the Certificates.

GEOGRAPHIC CONCENTRATION

     Approximately 56.61% of the Mortgage Loans (by Cut-off Date Pool Principal Balance) are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

BALLOON LOANS

     Approximately 85.90% of the Group II Mortgage Loans (by aggregate Scheduled Principal Balance of the Group II Mortgage Loans as of the Cut-off Date) are Balloon Loans. With respect to the Balloon Loans, general credit risk may be greater to holders of the related Classes of Certificates than to holders of instruments representing interests in level payment fully amortizing first mortgage loans. The ability of a borrower to make a balloon payment may depend on the ability of the borrower to obtain refinancing of the balance due on a Balloon Loan at maturity. An increase in interest rates over the Mortgage Rate applicable at the time a Balloon Loan was originated may have an adverse effect on the borrower's ability to obtain refinancing or to pay the required monthly payment.

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

     Since transactions in the Book-Entry Certificates generally can be effected only through DTC and Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, or a paying agent on behalf of the Trustee, to CEDE & Co., as nominee for DTC. Also, issuance of Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates -- Book-Entry Certificates" herein.

                               THE MORTGAGE POOL

GENERAL

     Certain information with respect to the Mortgage Loans included in the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Sponsor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although the range of the Mortgage Rates and the maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. In no event will more than 5% of the Cut-off Date Pool Principal Balance of the Mortgage Pool deviate from the characteristics of the Mortgage Loans described herein.

     As of the Cut-off Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans is approximately $283,140,846 (the "Cut-off Date Pool Principal Balance"). The Mortgage Loans are divided into Mortgage Loan Group I and Mortgage Loan Group II, with aggregate Scheduled Principal Balances as of the Cut-off Date of $193,171,791 and $89,969,055, respectively. The Group I Mortgage Loans consist of 1,310 Mortgage Loans, all of which have original terms to stated maturity (based on the date of origination or any later modification) of greater than 15 years but not more than 30 years. The Group II Mortgage Loans consist of 583 Mortgage Loans, all of which have original terms to stated maturity (based on the date of origination or any later modification) of up to 15 years, including 471 Mortgage Loans having aggregate Scheduled Principal Balances as of the Cut-off Date of $77,287,035 having a 30-year amortization schedule with a balloon payment at the end of 15 years (the "Balloon Loans"). The Mortgage Loans provide for the amortization of the amount financed over a series of monthly payments. All the Mortgage Loans provide for payments due as of the first day of each month (each, a "Due Date"). The Mortgage Loans included in the Mortgage Pool were originated or acquired by the Seller in the normal course of its mortgage banking business substantially in accordance with the underwriting criteria specified herein. Monthly payments made by the Mortgagors on the Mortgage Loans either earlier or later than the related Due Date will not affect the amortization schedule or the relative application of such payments to principal and interest. The Mortgage Loans may be prepaid at any time without penalty.

     Each Mortgage Loan accrues interest at a fixed-rate (the "Mortgage Rate") specified in the related Mortgage Note.

     The latest date on which any Mortgage Loan matures is October 1, 2027. The earliest stated maturity date of any Mortgage Loan is July 1, 2012.

     Two of the Mortgage Loans are assumable. None of the Mortgage Loans are 30 or more days delinquent in payment as of the Closing Date.

     Three of the Mortgage Loans are subject to a buydown agreement.

     No Mortgage Loan will have a Loan-to-Value Ratio at origination of more than 95.00%. As of the Cut-off Date, the weighted average of the Loan-to-Value Ratios at origination of the Mortgage Loans was approximately 75.21%. Except for 42 Mortgage Loans with aggregate Scheduled Principal Balances as of the Cut-off Date of $5,832,501, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company approved by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), which policy provides coverage in an amount equal at least to the excess of the original principal balance of the related Mortgage Loan plus accrued interest thereon and related foreclosure expenses over 75% of the value of the related Mortgaged Property. No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the lesser of the selling price of the related Mortgaged Property and its appraised value determined in an appraisal at origination, or in the case of refinancings, the value set forth in an appraisal at the time of such refinancing. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     Approximately 56.61% (by Cut-off Date Pool Principal Balance) will be secured by Mortgaged Properties located in California. Except as indicated in the preceding sentence no more than approximately 10.69% (by Cut-off Date Pool Principal Balance) of the Mortgage Loans will be secured by Mortgaged Properties located in any one state.

MORTGAGE LOAN GROUP I STATISTICS

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Group I Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

            YEARS OF FIRST PAYMENT OF THE GROUP I MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                        YEAR OF FIRST PAYMENT                              LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
1997..................................................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
  Total...............................................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
                                                                         ---------    -------------------    --------

---------------

(1) As of the Cut-off Date, the weighted average seasoning of the Group I Mortgage Loans is approximately 1 month.

       TYPES OF MORTGAGED PROPERTIES SECURING THE GROUP I MORTGAGE LOANS

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                            PROPERTY TYPE                                  LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
Single-Family.........................................................       922        $138,404,806.40        71.64%
Two- to Four-Family...................................................       144          21,497,964.36        11.13
Condominium...........................................................       120          14,810,451.20         7.67
Planned Unit Development..............................................       124          18,458,569.03         9.56
                                                                         ---------    -------------------    --------
  Total...............................................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
                                                                         ---------    -------------------    --------

    OCCUPANCY OF MORTGAGED PROPERTIES SECURING THE GROUP I MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                           OCCUPANCY STATUS                                LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
Investor Property.....................................................       364        $ 38,440,695.07        19.90%
Primary Residence.....................................................       901         149,541,368.05        77.41
Second Home...........................................................        45           5,189,727.87         2.69
                                                                         ---------    -------------------    --------
  Total...............................................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
                                                                         ---------    -------------------    --------

---------------

(1) Based on representations of the Mortgagor at the time of origination of the related Mortgage Loan.

   GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGED PROPERTIES SECURING THE GROUP I
                               MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                                STATE                                      LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
Arizona...............................................................        96        $  8,756,650.92         4.53%
California............................................................       679         119,067,111.52        61.63
Colorado..............................................................        39           4,794,715.03         2.48
Connecticut...........................................................         2             371,495.24         0.19
Florida...............................................................        21           1,740,313.02         0.90
Idaho.................................................................        47           5,328,046.26         2.76
Massachusetts.........................................................         1              74,913.38         0.04
Missouri..............................................................         3             120,614.85         0.06
Montana...............................................................        22           1,639,007.37         0.85
New Hampshire.........................................................         2             172,802.09         0.09
New Mexico............................................................         3             426,137.75         0.22
Nevada................................................................        46           5,523,616.13         2.86
New York..............................................................        14           1,891,539.39         0.98
Oregon................................................................       158          20,114,193.38        10.41
Pennsylvania..........................................................         2             418,469.17         0.22
Rhode Island..........................................................         1             269,671.70         0.14
Texas.................................................................         6             540,117.80         0.28
Utah..................................................................        33           4,568,576.99         2.37
Washington............................................................       132          16,163,424.13         8.37
Wyoming...............................................................         3           1,190,374.87         0.62
                                                                         ---------    -------------------    --------
  Total...............................................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
                                                                         ---------    -------------------    --------

---------------

(1) As of the Cut-off Date, no more than approximately 0.80% of the Group I Mortgage Loans (by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date) are secured by properties located in any one zip code.

                  LOAN PURPOSES OF THE GROUP I MORTGAGE LOANS

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                             LOAN PURPOSE                                  LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
Purchase..............................................................       747        $107,818,584.49        55.82%
Rate and Term Refinance...............................................       188          30,335,726.48        15.70
Cash-Out Refinance....................................................       375          55,017,480.02        28.48
                                                                         ---------    -------------------    --------
  Total...............................................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
                                                                         ---------    -------------------    --------

      DISTRIBUTION OF GROUP I MORTGAGE LOAN ORIGINAL PRINCIPAL BALANCES(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
          RANGE OF ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES               LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
$ 50,000 or less......................................................        85        $  3,420,759.00         1.77%
$ 50,001-$100,000.....................................................       388          29,811,608.60        15.43
$100,001-$150,000.....................................................       344          42,760,403.97        22.15
$150,001-$200,000.....................................................       211          36,532,798.07        18.91
$200,001-$250,000.....................................................       103          23,142,454.96        11.98
$250,001-$300,000.....................................................        87          23,802,539.99        12.32
$300,001-$350,000.....................................................        48          15,601,908.37         8.08
$350,001-$400,000.....................................................        36          13,324,231.36         6.90
$400,001-$450,000.....................................................         3           1,301,993.62         0.67
$450,001-$500,000.....................................................         1             487,189.14         0.25
$500,001-$550,000.....................................................         1             524,673.68         0.27
Over $650,000.........................................................         3           2,461,230.23         1.27
                                                                         ---------    -------------------    --------
  Total...............................................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
                                                                         ---------    -------------------    --------

---------------

(1) As of the Cut-off Date, the average outstanding principal balance of the Group I Mortgage Loans is approximately $147,459.

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS                     LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
50.00% or less........................................................        56        $  4,918,169.37         2.55%
50.01%-55.00%.........................................................        31           3,360,933.97         1.74
55.01%-60.00%.........................................................        40           5,687,294.90         2.94
60.01%-65.00%.........................................................        53           7,414,683.98         3.84
65.01%-70.00%.........................................................       165          18,303,805.28         9.48
70.01%-75.00%.........................................................       313          52,841,924.60        27.35
75.01%-80.00%.........................................................       512          82,969,232.07        42.96
80.01%-85.00%.........................................................        28           3,695,152.58         1.91
85.01%-90.00%.........................................................        89          10,630,279.80         5.50
90.01%-95.00%.........................................................        23           3,350,314.44         1.73
                                                                         ---------    -------------------    --------
  Total...............................................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
                                                                         ---------    -------------------    --------

---------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group I Mortgage Loans is approximately 75.46%.

                MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                          MORTGAGE RATE (%)                                LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
 7.625................................................................         1        $    271,200.00         0.14%
 7.750................................................................         5           1,093,139.81         0.57
 7.875................................................................        25           4,432,546.98         2.29
 8.000................................................................        52           8,687,398.32         4.50
 8.125................................................................        78          13,571,656.13         7.03
 8.250................................................................       114          20,409,298.46        10.57
 8.375................................................................       151          24,804,795.23        12.84
 8.500................................................................       232          35,936,980.72        18.59
 8.625................................................................       155          21,608,835.57        11.19
 8.750................................................................       177          23,808,634.65        12.33
 8.875................................................................       136          17,199,911.11         8.90
 9.000................................................................        74           8,400,442.68         4.35
 9.125................................................................        44           5,784,315.26         2.99
 9.250................................................................        35           3,504,706.88         1.81
 9.375................................................................        12           1,486,979.38         0.77
 9.500................................................................        12           1,552,856.18         0.80
 9.625................................................................         2             153,826.28         0.08
 9.750................................................................         1              29,236.36         0.02
 9.875................................................................         1             112,898.68         0.06
10.125................................................................         1              85,962.96         0.04
11.250................................................................         1             127,669.35         0.07
11.500................................................................         1             108,500.00         0.06
                                                                         ---------    -------------------    --------
       Total..........................................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
                                                                         ---------    -------------------    --------

---------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Group I Mortgage Loans is approximately 8.542% per annum.

                ORIGINAL TERMS OF THE GROUP I MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                            ORIGINAL TERM                                  LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
360 Month Fully Amortizing............................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
  Total...............................................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
                                                                         ---------    -------------------    --------

---------------

(1) As of the Cut-off Date, the weighted average stated remaining term of the Group I Mortgage Loans is approximately 359 months.

               DOCUMENTATION TYPES OF THE GROUP I MORTGAGE LOANS

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                          DOCUMENTATION TYPE                               LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
Full..................................................................       435        $ 60,763,841.16        31.46%
Limited...............................................................       662         102,846,312.36        53.24
Reduced/No Ratio......................................................       174          24,907,215.63        12.89
No Income/No Asset....................................................        39           4,654,421.84         2.41
                                                                         ---------    -------------------    --------
  Total...............................................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
                                                                         ---------    -------------------    --------

        DISTRIBUTION OF CREDIT SCORES FOR THE GROUP I MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                        RANGE OF CREDIT SCORES                             LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
550-600...............................................................         4        $    750,886.12         0.39%
600-650...............................................................       116          17,640,054.93         9.13
650-700...............................................................       513          78,502,212.68        40.63
700-750...............................................................       443          61,689,958.90        31.94
750-800...............................................................       208          31,584,721.29        16.35
800 or greater........................................................        18           1,907,277.32         0.99
Not Available.........................................................         8           1,096,679.75         0.57
                                                                         ---------    -------------------    --------
  Total...............................................................     1,310        $193,171,790.99       100.00%
                                                                         ---------    -------------------    --------
                                                                         ---------    -------------------    --------

---------------

(1) As of the Cut-off Date, the weighted average Credit Score of the Group I Mortgage Loans is approximately 705 for Mortgage Loans with Credit Scores. For a description of Credit Scores see "Servicing of Mortgage
    Loans -- Underwriting Standards."

MORTGAGE LOAN GROUP II STATISTICS

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Group II Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by aggregate Scheduled Principal Balance of the Group II Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

            YEARS OF FIRST PAYMENT OF THE GROUP II MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                        YEAR OF FIRST PAYMENT                              LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
1997..................................................................      583         $ 89,969,055.29       100.00%
                                                                            ---       -------------------    --------
  Total...............................................................      583         $ 89,969,055.29       100.00%
                                                                            ---       -------------------    --------
                                                                            ---       -------------------    --------

---------------

(1) As of the Cut-off Date, the weighted average seasoning of the Group II Mortgage Loans is approximately 1 month.

         TYPES OF MORTGAGED PROPERTIES SECURING GROUP II MORTGAGE LOANS

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                            PROPERTY TYPE                                  LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
Single-Family.........................................................      406         $ 64,408,978.86        71.59%
Two- to Four-Family...................................................       55            7,414,310.92         8.24
Condominium...........................................................       46            5,903,229.73         6.56
Planned Unit Development..............................................       76           12,242,535.78        13.61
                                                                            ---       -------------------    --------
  Total...............................................................      583         $ 89,969,055.29       100.00%
                                                                            ---       -------------------    --------
                                                                            ---       -------------------    --------

     OCCUPANCY OF MORTGAGED PROPERTIES SECURING GROUP II MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                           OCCUPANCY STATUS                                LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
Investor Property.....................................................      153         $ 17,604,531.20        19.57%
Primary Residence.....................................................      406           68,918,221.24        76.60
Second Home...........................................................       24            3,446,302.85         3.83
                                                                            ---       -------------------    --------
  Total...............................................................      583         $ 89,969,055.29       100.00%
                                                                            ---       -------------------    --------
                                                                            ---       -------------------    --------

---------------

(1) Based on representations of the Mortgagor at the time of origination of the related Mortgage Loan.

GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGED PROPERTIES SECURING GROUP II MORTGAGE
                                    LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                                STATE                                      LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
Arizona...............................................................       58         $  6,603,899.52         7.34%
California............................................................      216           41,213,853.22        45.82
Colorado..............................................................       62            8,492,942.08         9.44
Florida...............................................................        5              445,220.76         0.49
Idaho.................................................................       15            1,412,945.26         1.57
Massachusetts.........................................................        1               94,443.00         0.10
Montana...............................................................        4              327,269.26         0.36
New Mexico............................................................        2              280,173.17         0.31
Nevada................................................................       18            1,899,352.63         2.11
New York..............................................................        4              457,462.50         0.51
Oregon................................................................       47            6,358,747.66         7.07
Utah..................................................................       59            8,193,028.12         9.11
Washington............................................................       91           14,107,336.39        15.68
Wyoming...............................................................        1               82,381.72         0.09
                                                                            ---       -------------------    --------
  Total...............................................................      583         $ 89,969,055.29       100.00%
                                                                            ---       -------------------    --------
                                                                            ---       -------------------    --------

---------------

(1) As of the Cut-off Date, no more than approximately 1.31% of the Group II Mortgage Loans (by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date) are secured by properties located in any one zip code.

                  LOAN PURPOSES OF THE GROUP II MORTGAGE LOANS

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                             LOAN PURPOSE                                  LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
Purchase..............................................................      309         $ 47,101,197.41        52.35%
Rate and Term Refinance...............................................       89           15,528,083.03        17.26
Cash-Out Refinance....................................................      185           27,339,774.85        30.39
                                                                            ---       -------------------    --------
  Total...............................................................      583         $ 89,969,055.29       100.00%
                                                                            ---       -------------------    --------
                                                                            ---       -------------------    --------

     DISTRIBUTION OF GROUP II MORTGAGE LOAN ORIGINAL PRINCIPAL BALANCES(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
          RANGE OF ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES               LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
$ 50,000 or less......................................................       39         $  1,497,363.25         1.66%
$ 50,001-$100,000.....................................................      149           12,032,976.21        13.37
$100,001-$150,000.....................................................      159           19,773,067.27        21.98
$150,001-$200,000.....................................................      102           17,613,682.79        19.58
$200,001-$250,000.....................................................       64           14,389,744.31        15.99
$250,001-$300,000.....................................................       24            6,487,149.03         7.21
$300,001-$350,000.....................................................       20            6,562,516.31         7.29
$350,001-$400,000.....................................................        7            2,588,251.48         2.88
$400,001-$450,000.....................................................        8            3,365,500.82         3.74
$450,001-$500,000.....................................................        7            3,361,008.38         3.74
$500,001-$550,000.....................................................        1              540,665.72         0.60
$550,001-$600,000.....................................................        2            1,120,129.72         1.25
$600,001-$650,000.....................................................        1              637,000.00         0.71
                                                                            ---       -------------------    --------
  Total...............................................................      583         $ 89,969,055.29       100.00%
                                                                            ---       -------------------    --------
                                                                            ---       -------------------    --------

---------------

(1) As of the Cut-off Date, the average outstanding principal balance of the Group II Mortgage Loans is approximately $154,321.

        ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS                     LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
50.00% or less........................................................       36         $  2,858,480.00         3.18%
50.01%-55.00%.........................................................       11            1,182,481.07         1.31
55.01%-60.00%.........................................................       21            3,068,875.15         3.41
60.01%-65.00%.........................................................       19            3,024,599.04         3.36
65.01%-70.00%.........................................................       88           10,822,709.52        12.03
70.01%-75.00%.........................................................      134           24,736,175.93        27.49
75.01%-80.00%.........................................................      226           37,850,096.86        42.09
80.01%-85.00%.........................................................       18            2,568,586.99         2.85
85.01%-90.00%.........................................................       29            3,719,388.57         4.13
90.01%-95.00%.........................................................        1              137,662.16         0.15
                                                                            ---       -------------------    --------
  Total...............................................................      583         $ 89,969,055.29       100.00%
                                                                            ---       -------------------    --------
                                                                            ---       -------------------    --------

---------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group II Mortgage Loans is approximately 74.68%.

                MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                          MORTGAGE RATE (%)                                LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
 7.750................................................................       11         $  1,524,695.71         1.69%
 7.875................................................................       39            6,603,856.83         7.34
 8.000................................................................       46            8,196,516.15         9.11
 8.125................................................................       72           11,498,409.00        12.78
 8.250................................................................       82           12,992,943.82        14.44
 8.375................................................................       80           13,917,926.27        15.48
 8.500................................................................       70           10,501,628.69        11.67
 8.625................................................................       64            9,085,168.52        10.10
 8.750................................................................       49            6,724,442.90         7.47
 8.875................................................................       35            4,350,423.21         4.84
 9.000................................................................       18            2,537,374.69         2.82
 9.125................................................................       10            1,259,753.85         1.40
 9.250................................................................        5              620,178.61         0.69
 9.375................................................................        1               55,771.82         0.06
 12.000...............................................................        1               99,965.22         0.11
                                                                            ---       -------------------    --------
  Total                                                                     583         $ 89,969,055.29       100.00%
                                                                            ---       -------------------    --------
                                                                            ---       -------------------    --------

---------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Group II Mortgage Loans is approximately 8.374% per annum.

                ORIGINAL TERMS OF THE GROUP II MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                            ORIGINAL TERM                                  LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
180 Month Fully Amortizing............................................      112         $ 12,682,020.74        14.10%
180 Month Balloon(2)..................................................      471           77,287,034.55        85.90
                                                                            ---       -------------------    --------
  Total...............................................................      583         $ 89,969,055.29       100.00%
                                                                            ---       -------------------    --------
                                                                            ---       -------------------    --------

---------------

(1) As of the Cut-off Date, the weighted average stated remaining term of the Group II Mortgage Loans is approximately 179 months.

(2) Based on a 30-year amortization schedule.

               DOCUMENTATION TYPES OF THE GROUP II MORTGAGE LOANS

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                          DOCUMENTATION TYPE                               LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
Full..................................................................      161         $ 22,015,270.06        24.47%
Limited...............................................................      332           56,512,806.85        62.82
Reduced/No Ratio......................................................       62            8,350,917.99         9.28
No Income/No Asset....................................................       28            3,090,060.39         3.43
                                                                            ---       -------------------    --------
  Total...............................................................      583         $ 89,969,055.29       100.00%
                                                                            ---       -------------------    --------
                                                                            ---       -------------------    --------

        DISTRIBUTION OF CREDIT SCORES FOR THE GROUP II MORTGAGE LOANS(1)

                                                                                      AGGREGATE PRINCIPAL
                                                                         NUMBER OF          BALANCE            % OF
                                                                         MORTGAGE      OUTSTANDING AS OF     MORTGAGE
                        RANGE OF CREDIT SCORES                             LOANS         CUT-OFF DATE         LOANS
----------------------------------------------------------------------   ---------    -------------------    --------
550-600...............................................................        5         $    451,795.22         0.50%
600-650...............................................................       44            7,963,044.69         8.85
650-700...............................................................      216           33,745,580.87        37.51
700-750...............................................................      192           30,061,520.99        33.41
750-800...............................................................      121           16,588,008.37        18.44
800-850...............................................................        1              249,263.92         0.28
Over 999..............................................................        1               26,102.75         0.03
Not Available.........................................................        3              883,738.48         0.98
                                                                            ---       -------------------    --------
  Total...............................................................      583         $ 89,969,055.29       100.00%
                                                                            ---       -------------------    --------
                                                                            ---       -------------------    --------

---------------

(1) As of the Cut-off Date, the weighted average Credit Score of the Group II Mortgage Loans is approximately 708 for Mortgage Loans with Credit Scores. For a description of Credit Scores see "Servicing of Mortgage
    Loans -- Underwriting Standards."

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Pooling Agreement, the Sponsor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of Certificateholders all right, title and interest of the Sponsor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust, including all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Pool Principal Balance), exclusive of interest accruing thereon prior to the Cut-off Date.

     In connection with such transfer and assignment, the Sponsor will deliver or cause to be delivered, with respect to each Mortgage Loan, to the Trustee, or a custodian for the Trustee, among other things, the original loan agreement or promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed without recourse to the order of the Trustee (or its nominee) showing an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee or in blank, the original agreement or instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, the assignment (which may be in the form of a blanket assignment if permitted) to the Trustee of the Mortgage with evidence of recording in the name of the Trustee thereon and, if applicable, any riders or modifications to such Mortgage Note and Mortgage (collectively, the "Mortgage File"). Where the original Mortgage or assignment has been delivered to the recording office and has not yet been returned, the Sponsor may deliver or cause to be delivered a true copy thereof with a certification by the Master Servicer, or if the original Mortgage or assignment has been lost or destroyed or the applicable jurisdiction retains the originals of such documents, the Sponsor may deliver or cause to be delivered photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records not later than 270 days after the Closing Date.

     The Trustee will review each item of the Mortgage File within 45 days of the Closing Date (and will review each document permitted to be delivered to the Trustee after the Closing Date, if received by the Trustee after the initial 45-day period, promptly after its delivery to the Trustee). If, as a result of its review, the Trustee determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (a "Material Defect"), the Trustee shall notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within 60 days from the date of the notice from the Trustee of the Material Defect and if the Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Seller will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable

Repurchase Price; provided, however, that if such Material Defect relates solely to the inability of the Sponsor to deliver or cause to deliver the original Mortgage or intervening assignments, or a certified copy because such documents have not been returned from the applicable recording office, the Seller shall not be required to repurchase or substitute for such Mortgage Loan if the Sponsor delivers or causes such documents to be delivered promptly upon receipt thereof, but in no event later than 270 days after the Closing Date.

     The Trustee also will review the Mortgage Files within 180 days of the Closing Date. If the Trustee discovers a Material Defect, the Trustee shall notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within 60 days from the date of notice from the Trustee of the Material Defect and if the Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Seller will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

     The "Repurchase Price" means, with respect to any Mortgage Loan required to be repurchased, an amount equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related Mortgage Rate through and including the last day of the month of repurchase less any portion of the Master Servicing Fee and unreimbursed Advances made with respect thereto and payable to the purchaser of the Mortgage Loan.

     Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust and substitute in its place another mortgage loan (a "Replacement Mortgage Loan"); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such substitution will not disqualify either REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling Agreement, (i) have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Scheduled Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Certificate Account and held for distribution to the Certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Pooling Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a Material Defect in, a Mortgage Loan document.

                          SERVICING OF MORTGAGE LOANS

HEADLANDS MORTGAGE COMPANY

     Headlands Mortgage Company ("Headlands") is a closely-held California S-corporation which was organized in 1981. Headlands is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

     Headlands is headquartered in northern California, and has production branches in California, Washington, Oregon, Idaho, Florida, New Jersey and Arizona. Loans are originated primarily on a wholesale basis, through a network of independent mortgage loan brokers approved by Headlands.

     Headland's executive offices are located at 1100 Larkspur Landing Circle, Suite 101, Larkspur, CA 94939.

UNDERWRITING STANDARDS

     All of the Mortgage Loans were originated or acquired by Headlands. Headlands originates and purchases "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans Administration ("VA") or which do not qualify for sale to

FNMA or FHLMC) secured by first liens on one- to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by FNMA, FHLMC and the Government National Mortgage Association ("GNMA") primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of FNMA, FHLMC and GNMA, the performance of loans made thereunder may reflect higher delinquency rates and/or credit losses.

     All mortgage loans originated or acquired by Headlands are underwritten by Headlands according to its credit, appraisal and underwriting standards. Such underwriting standards (the "Underwriting Standards") are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the Underwriting Standards are permitted where compensating factors are present.

     Headlands' Underwriting Standards for purchase money or rate/term refinance loans secured by one- to two-family primary residences generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans secured by one- to four-family, primary residences with original principal balances of up to $400,000, up to 85% for mortgage loans with original principal balances of up to $500,000 and up to 80% for mortgage loans with original principal balances up to $650,000. Headlands may acquire mortgage loans with principal balances up to $3,000,000 ("super jumbos") if the loan is secured by the borrower's primary residence. The Loan-to-Value Ratio for super jumbos generally may not exceed 60%. For cash-out refinance loans, the maximum Loan-to-Value Ratio generally is 80%, and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

     Headlands' Underwriting Standards for mortgage loans secured by investment properties generally allow Loan-to-Value Ratios at origination of up to 90% for mortgage loans with original principal balances up to $250,000. Headlands' Underwriting Standards permit mortgage loans secured by investment properties to have higher original principal balances if they have lower Loan-to-Value Ratios at origination.

     For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, Headlands generally requires a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of such mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and selling price of the related mortgage property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related Loan-to-Value Ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers which have issued primary mortgage insurance policies with respect to the Mortgage Loans meet FNMA's or FHLMC's standards or are acceptable to the Rating Agencies. In certain circumstances, however, Headlands does not require primary mortgage insurance on mortgage loans with principal balances up to $500,000 that have Loan-to-Value Ratios exceeding 80% but less than or equal to 95%. All residences except cooperatives and certain high-rise condominium dwellings are eligible for this program. Each qualifying mortgage loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was 80% or less or if primary mortgage insurance was obtained. Under such circumstances, the Certificateholders will not have the benefit of primary mortgage insurance coverage.

     In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, Headlands generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios, and are determined on a loan-by-loan basis.

     Headlands also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 850 and are available from three major credit bureaus: TRW, Equifax and Trans Union. Headlands attempts to obtain for each borrower a credit score from each credit bureau. If three credit scores are obtained, Headlands applies the middle score of the primary wage earner. If two scores are obtained, Headlands applies the lower score of the primary wage earner. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

     Headlands originates and acquires loans which have been underwritten under one of five documentation programs: full documentation, alternative documentation, limited documentation, no ratio loan documentation and no income/no asset verification.

     Under full documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Alternative documentation provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Generally, under the full documentation program, a prospective borrower is required to have a minimum credit score of 620 and under the alternative documentation program, a minimum credit score of 640.

     Under the limited documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral and other assets of the borrower than on credit underwriting. Mortgage loans underwritten using the limited documentation program are limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Under the limited documentation program, a prospective borrower is required to have a minimum credit score of 640. Under the limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Loans originated and acquired with limited documentation include cash-out refinance loans, super jumbos and mortgage loans secured by investor-owned properties. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the limited documentation program, which range up to 80%, are more restrictive than mortgage loans originated with full documentation or alternative documentation.

     Under the no ratio loan documentation program, income ratios for the prospective borrower are not calculated. Mortgage loans underwritten using the no ratio loan documentation program have Loan-to-Value Ratios less than or equal to 80% and meet the standards for the limited documentation program. A minimum credit score of 680 is required for this program.

     Under the no income/no asset verification program, emphasis is placed on the value and adequacy of the mortgaged property as collateral and credit history rather than on verified income and assets of the borrower. Mortgage loans underwritten under no income/no asset verification are limited to borrowers with excellent credit histories. A minimum credit score of 680 is required for this program. Under the no income/no asset verification program, credit underwriting documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. The maximum permitted Loan-to-Value Ratio under the no income/no asset verification program is 75%.

     Headlands generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with applicable underwriting program guidelines and accuracy of the credit report and phone verification of employment. Headlands performs a post-funding quality control review on a minimum of 10% of the mortgage loans originated or acquired for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

     One- to four-family residential properties are appraised by qualified independent appraisers who are approved by Headlands. All appraisals are required to conform to the Uniform Standards of Professional

Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. As part of Headlands' pre-funding quality control procedures, either field or desk appraisal reviews are obtained on 10% of all mortgage loans.

SERVICING OVERVIEW

     Headlands (in its capacity as master servicer) will act as master servicer for the Mortgage Loans pursuant to the Pooling Agreement.

     As of June 30, 1997, Headlands' mortgage loan servicing portfolio consisted of 35,083 one- to four-family residential mortgage loans with an aggregate principal balance of $3.874 billion. Headlands' primary source of mortgage servicing rights is from mortgage loans originated through mortgage brokers.

     Headlands' Servicing Center was established in January 1994. As of June 30, 1997, it had a staff of 58 employees. Prior to January 1994, Headlands' servicing portfolio was subserviced by a third party.

     Mortgage loan servicing includes collecting payments from borrowers and remitting those funds to investors, accounting for mortgage loan principal and interest, reporting to investors, holding custodial funds for payment of mortgage and mortgage related expenses such as taxes and insurance, advancing funds to cover delinquent payments, inspecting foreclosures and property disposition in the event of unremedied defaults, and otherwise administering the mortgages.

     The following table summarizes the delinquency experience including pending foreclosures on residential mortgage loans (including home equity loans) originated or acquired as part of Headlands' mortgage banking operations and included in Headlands' servicing portfolio at the dates indicated. As of December 31, 1995 and 1996, and June 30, 1997, the total principal balance of loans serviced by Headlands was (in billions) $4.149, $4.387 and $3.874, respectively.

     Delinquencies and foreclosures generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by Headlands have been recently originated, the current level of delinquencies and foreclosures may not be representative of the levels which may be experienced over the lives of such mortgage loans. If the volume of Headlands' new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, the levels of delinquencies and foreclosures as percentages of the portfolio could rise significantly above the rates indicated in the following table.

                                                                    DECEMBER 31,                             JUNE 30,
                                                  ------------------------------------------------    ----------------------
                                                           1995                      1996                      1997
                                                  ----------------------    ----------------------    ----------------------
                                                              PERCENT OF                PERCENT OF                PERCENT OF
                                                   NUMBER     SERVICING      NUMBER     SERVICING      NUMBER     SERVICING
                                                  OF LOANS    PORTFOLIO     OF LOANS    PORTFOLIO     OF LOANS    PORTFOLIO
                                                  --------    ----------    --------    ----------    --------    ----------
Total Portfolio*...............................    27,261         100%       34,363         100%       35,083         100%
                                                  --------        ---       --------        ---       --------        ---
                                                  --------        ---       --------        ---       --------        ---
Period of Delinquency:
  30-59 days...................................       283         1.0%          466         1.4%          298         0.9%
  60-89 days...................................        62         0.2%           43         0.1%           51         0.1%
  90 days or more..............................        47         0.2%           14         0.0%           29         0.1%
                                                  --------        ---       --------        ---       --------        ---
Total Delinquencies (excluding
  Foreclosures)**..............................       392         1.4%          523         1.5%          378         1.1%
                                                  --------        ---       --------        ---       --------        ---
                                                  --------        ---       --------        ---       --------        ---
Foreclosures Pending...........................       146         0.5%          197         0.6%           98         0.3%

---------------

 * The total loans in portfolio have been reduced by the number of loans which are pending service release or have been foreclosed.

** Percentages may not total properly due to rounding.

     There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans will correspond to the delinquency and foreclosure experience of the servicing portfolio of Headlands set forth in the foregoing table. The statistics shown above represent the respective delinquency and foreclosure experience only at the dates presented, whereas the aggregate delinquency and foreclosure experience on the Mortgage Loans will depend on the results obtained over the life of the Trust. The servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. The servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Headlands. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the Mortgage Pool are payable out of the interest payments on each Mortgage Loan. The "Expense Rate" in respect of each Mortgage Loan will be 0.2585% per annum of the Scheduled Principal Balance of such Mortgage Loan. The "Expense Fees" consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "Master Servicing Fee") and (b) fees payable to the Trustee in respect of its activities as trustee under the Pooling Agreement. The Master Servicing Fee will be 0.25% per annum of the Scheduled Principal Balance of each Mortgage Loan. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by the Master Servicer, including, without limitation, sub-servicing and other related compensation payable to a sub-servicer, in connection with its responsibilities under the Pooling Agreement and such amounts will be paid by the Master Servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under " -- Adjustment to the Master Servicing Fee in Connection with Prepaid Mortgage Loans." The Master Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and certain other accounts. The "Net Mortgage Rate" of a Mortgage Loan is the Mortgage Rate thereof minus the Expense Rate with respect to such Mortgage Loan.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

     Prepayment Interest Shortfalls (as defined herein) will result because (i) Mortgagors are obligated to pay interest on prepayments in full only to the date of prepayment by the Mortgagor and (ii) (a) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and (b) partial prepayments applied prior to the Due Date in the month of the Distribution Date will result in a reduction of the Scheduled Principal Balance of the related Mortgage Loan without a corresponding reduction of the Class Certificate Balance of any Certificate. Pursuant to the Pooling Agreement, Prepayment Interest Shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the Master Servicer on the Distribution Date in the following calendar month to the extent such Prepayment Interest Shortfalls do not exceed the lesser of (i) the Master Servicing Fee in connection with such Distribution Date and (ii) 1/12 of 0.125% of the aggregate Scheduled Principal Balances of the Mortgage Loans for such Distribution Date (the amount of the Master Servicing Fee used to offset Prepayment Interest Shortfalls is referred to herein as "Compensating Interest Payments" and the remaining amount of Prepayment Interest Shortfalls after applying Compensating Interest Payments is referred to herein as "Net Prepayment Interest Shortfalls"). Any Net Prepayment Interest Shortfalls for a month will reduce the amount of interest available to be distributed to Certificateholders. See "Description of the Certificates -- Interest" herein.

ADVANCES

     If the scheduled payment on a Mortgage Loan which was due on the Due Date in the month of a Distribution Date is delinquent other than as a result of application of the Relief Act and such payment exceeds the amount deposited in the Certificate Account as a Certificate Account Advance (as defined below) with respect to such Mortgage Loan, the Master Servicer will deposit in the Certificate Account not later than the fourth Business Day immediately preceding the Distribution Date an amount equal to such deficiency net of the related Master Servicing Fee except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which such advance is made. Subject to the foregoing, such advances will be made through liquidation of the related Mortgaged Property. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the Certificate Account on or before any future date to the extent that funds in the Certificate Account on such date are less than the amount required to be transferred to the Certificate Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

     As of any Determination Date, a "Certificate Account Advance" is the amount on deposit in a Protected Account or another permitted account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is used to make a distribution to Certificateholders during such calendar month on account of scheduled payments on the Mortgage Loans due on the Due Date for such month not being paid on or before the Determination Date except insofar as such unpaid amounts are the result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act").

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 1997 (the "Pooling Agreement"), among the Sponsor, the Seller, the Master Servicer and the Trustee. The form of Pooling Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus Supplement and the Prospectus are a part. The following is a summary of the material terms of the Offered Certificates. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the Offered Certificates. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are hereby incorporated by reference.

     The Mortgage Pass-Through Certificates, Series 1997-5 (the "Certificates") will consist of the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I-7 (collectively, the "Class A-I Certificates"), Class A-II-1, Class A-II-2, Class A-II-3 (the "Class A-II Certificates" and together with the Class A-I Certificates, the "Class A Certificates"), Class X, Class R-1, Class R-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates. Only the Offered Certificates are offered hereby.

     The Certificates will evidence in the aggregate the entire beneficial ownership interest in the Trust. The Trust will consist of (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the account (the "Protected Account") established by the Master Servicer for the collection of payments on the Mortgage Loans and in the Certificate Account and belonging to the Trust; (iii) property acquired by foreclosure of such Mortgage Loans or by deed in lieu of foreclosure; (iv) any applicable Primary Insurance Policies and standard hazard insurance policies; and (v) all proceeds of the foregoing.

     The "Class Certificate Balance" of any Class of Certificates as of any Distribution Date is the initial Class Certificate Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal and (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class. In addition, the Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date.

     The Book-Entry Certificates will be issuable in book-entry form only. The Physical Certificates will be issued in fully registered certificated form. Each of the Class R-1 and Class R-2 Certificates will be issued as a single Certificate in a denomination of $100.

     A "Business Day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banking institutions in New York City or California are authorized or obligated by law or executive order to be closed.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates (other than the Physical Certificates) will be book-entry Certificates (the "Book-Entry Certificates"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance or notional amount of each such Class of Book-Entry Certificates which will be held by a nominee of The Depository Trust Company ("DTC," and together with any successor depository selected by the Sponsor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be indirectly held by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000 initial principal balance, except in the case of (i) the Class A-I-3, Class A-I-4 and Class A-I-7 Certificates, $1,000 initial principal balance, (ii) the Class A-II-3 Certificates, $500,000 initial notional amount or (iii) the Class X Certificates, $1,000,000 initial notional amount and, in all cases, in integral multiples of $1 in excess thereof, except that one Book-Entry Certificate of each such Class may be issued in any amount in excess of the minimum denomination. The Sponsor has been informed by the Depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interests will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

     The Depository is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "Clearing Corporation" within the meaning of the Uniform Commercial Code as in effect in the State of New York and a "Clearing Agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to CEDE. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-

Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     None of the Sponsor, the Seller, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of the Depository, a Depository participant or an indirect Depository participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired.

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Pooling Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Trust provided by the Master Servicer to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

     The Depository has advised the Sponsor and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Sponsor advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Sponsor or the Trustee is unable to locate a qualified successor; (b) the Sponsor, at its sole option, elects to terminate a book-entry system through the Depository; or (c) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the aggregate voting rights of each Class of the Book-Entry Certificates advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

PROTECTED ACCOUNT

     The Master Servicer and each permitted sub-servicer will establish and maintain an account (each, a "Protected Account") into which it will deposit daily all collections of principal and interest on any Mortgage Loan, including Principal Prepayments, Insurance Proceeds and Liquidation Proceeds. All Protected Accounts shall be held in a depository institution, the accounts of which are insured by the FDIC to the maximum extent permitted by law, segregated on the books of such institution and held in trust. The amount at any time credited to a Protected Account shall be fully insured by the FDIC to the maximum extent permitted by law or, to the extent that such balance exceeds the limits of such insurance, such excess must be transferred either to another account, to the Certificate Account or invested in Eligible Investments meeting the requirements of the Rating Agencies.

     Prior to each Distribution Date, the Master Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and any other permitted accounts and shall deposit or cause to be deposited in the Certificate

Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

          (i) Scheduled payments on the related Mortgage Loans received or advanced by the Master Servicer which were due on the related Due Date, net of servicing fees due the Master Servicer;

          (ii) Full principal prepayments, Insurance Proceeds and any Liquidation Proceeds received by the Master Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of servicing fees due the Master Servicer; and

          (iii) Partial prepayments of principal received by the Master Servicer for such Mortgage Loans in the related Prepayment Period.

CERTIFICATE ACCOUNT

     The Trustee shall establish and maintain in the name of the Trustee, for the benefit of Certificateholders, an account (the "Certificate Account") as a non-interest bearing trust account. The Trustee will deposit in the Certificate Account, as received, the following amounts:

          (i) Any amounts withdrawn from a Protected Account or other permitted account;

          (ii) Any Advance and Compensating Interest Payments;

          (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

          (iv) The Repurchase Price with respect to any Mortgage Loans repurchased, any Substitution Adjustment Amounts and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Trust;

          (v) Any amounts required to be deposited with respect to losses on Eligible Investments; and

          (vi) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to the Pooling Agreement.

     All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of the Pooling Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided in the Pooling Agreement. The amount at any time credited to the Certificate Account shall at the written direction of the Master Servicer be invested, in the name of the Trustee, in such Eligible Investments as the Master Servicer may direct. As provided in the Pooling Agreement, all such Eligible Investments will mature before the next Distribution Date and all investment earnings will be paid to the Master Servicer, as additional servicing compensation. The amount of any loss on an Eligible Investment will be remitted to the Certificate Account by the Master Servicer.

     On each Distribution Date, the Trustee shall make the following payments from the funds in the Certificate Account:

          (i) First, the Trustee's fees shall be paid to the Trustee; and

          (ii) Second, the amount distributable to the Certificateholders shall be paid, to the extent of the Available Funds in respect of such Distribution Date, in accordance with the provisions set forth under "Description of the Certificates -- Distributions."

     To the extent provided in the Pooling Agreement, the Master Servicer is not required to deposit in, and may cause the withdrawal from, the Protected Account or the Certificate Account the amount of any servicing fees or advances which the Master Servicer is entitled to be paid.

AVAILABLE FUNDS

     Available Funds for any Distribution Date will be determined separately with respect to each Mortgage Loan Group (the "Group I Available Funds" and the "Group II Available Funds", respectively) and in each case will be equal to the sum of the following amounts with respect to the related Mortgage Loans (i) all scheduled installments of interest (net of related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof, (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any), (iii) all partial and full prepayments received during the related Prepayment Period and (iv) the amounts received in respect of a Mortgage Loan that became required to be repurchased or substituted during the month preceding such Distribution Date, including any Substitution Adjustment Amounts, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer or a sub-servicer is entitled to be reimbursed from the Certificate Account pursuant to the Pooling Agreement. See "The Mortgage Pool -- Assignment of Mortgage Loans" herein.

     "Available Funds" for any Distribution Date will equal the sum of the Group I Available Funds and the Group II Available Funds.

     With respect to any Mortgage Loan and any Distribution Date, the "Prepayment Period" is the period (i) from the 16th day of the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) through the 15th day of the month of such Distribution Date with respect to any Mortgage Loan that was the subject of a voluntary prepayment in full or (ii) from the first day through the last day of the month preceding the month of such Distribution Date with respect to any other unscheduled prepayment of principal.

DISTRIBUTIONS

     GENERAL. Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds Certificates of a Class with an aggregate initial certificate balance or notional amount of at least $5,000,000 and who has so notified the Trustee in writing in accordance with the Pooling Agreement by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

     The Trustee will forward with each distribution on a Distribution Date to each Offered Certificateholder and the Master Servicer a statement or statements setting forth, among other things, (i) the amount of such distribution allocable to principal and (ii) the amount of such distribution allocable to interest. Such amounts will be expressed as a dollar amount per $1,000 of Class Certificate Balance or Class Notional Amount, as applicable. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus for a detailed description of the information to be included in such statements.

     ALLOCATION OF AVAILABLE FUNDS. Interest and principal on the Certificates will be distributed monthly on each Distribution Date, commencing in November 1997, in an aggregate amount equal to the Available Funds for such Distribution Date to holders of record of such Offered Certificates on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

     (A) On each Distribution Date on or prior to the Distribution Date on which the Class Certificate Balance of the Subordinate Certificates are reduced to zero (the "Cross-Over Date"), an amount equal to the Group I Available Funds will be distributed in the following order of priority among the following Classes of Certificates:

          FIRST, to (a) each Class of Class A-I Certificates, the Interest Distribution Amount on each such Class for such Distribution Date and (b) the Class X Certificates, the Group I Class X Interest Distribution Amount (as defined herein) for such Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the amount such Classes are entitled to receive pursuant to this clause for such Distribution Date; and

          SECOND, to the Class A-I Certificates in reduction of the Class Certificate Balances thereof, the Group I Senior Principal Distribution Amount (as defined herein) for such Distribution Date, in the following order of priority:

               (i) to the Class A-I-5 Certificates, up to the Class A-I-5 Principal Distribution Amount (as defined herein) for such Distribution Date, until the Class Certificate Balance thereof has been reduced to zero;

               (ii) to the Class A-I-6 Certificates, until the Class Certificate Balance of the Class A-I-6 Certificates has been reduced to $52,718,000;

               (iii) concurrently, to the following Classes of Certificates, until the Class Certificate Balance of the Class A-I-2 Certificates has been reduced to zero:

             (1) 11.4084092914% to the Class A-I-2 Certificates; and

             (2) 88.5915907086%, sequentially, as follows:

                  (a) to the Class A-I-6 Certificates, until the Class Certificate Balance of the Class A-I-6 Certificates has been reduced to $35,918,000; and

                  (b) 57.6925894721% and 42.3074105279% concurrently to the
        Class A-I-1 Certificates and Class A-I-6 Certificates, respectively.

               (iv) 57.6925894721% and 42.3074105279% concurrently to the Class
     A-I-1 Certificates and Class A-I-6 Certificates, respectively, until the Class Certificate Balance of the Class A-I-1 Certificates has been reduced to zero;

               (v) sequentially, to the Class A-I-6 Certificates, the Class A-I-7 Certificates, the Class A-I-3 Certificates and the Class A-I-4 Certificates, in that order, in each case until the respective Class Certificate Balance thereof has been reduced to zero; and

               (vi) to the Class A-I-5 Certificates, until the Class Certificate Balance thereof has been reduced to zero.

     (B) On each Distribution Date on or prior to the Cross-Over Date, an amount equal to the Group II Available Funds will be distributed in the following order of priority among the following Classes of Certificates:

     FIRST, to (a) each Class of Class A-II Certificates and the Residual Certificates, the Interest Distribution Amount on each such Class for such Distribution Date and (b) the Class X Certificates, the Group II Class X Interest Distribution Amount (as defined herein) for such Distribution Date, any shortfall in available amounts being allocated between such Classes in proportion to the amount such Classes are entitled to receive pursuant to this clause for such Distribution Date; and

     SECOND, to the Class A-II Certificates (other than the Class A-II-3 Certificates) and the Residual Certificates, in reduction of the Class Certificate Balances thereof, the Group II Senior Principal Distribution Amount (as defined herein) for such Distribution Date, in the following order of priority:

             (i) concurrently, to the Class R-1 and Class R-2 Certificates, pro rata, based upon their Class Certificate Balances, until the Class Certificate Balances thereof have been reduced to zero; and

             (ii) concurrently, to the Class A-II-1 and Class A-II-2 Certificates, pro rata, based upon their Class Certificate Balances, until the Class Certificate Balances thereof have been reduced to zero.

     (C) On each Distribution Date on or prior to the Cross-Over Date, an amount equal to any remaining Group I Available Funds and Group II Available Funds following the distributions in priorities (A) and (B) above will be distributed sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order, up to an amount equal to and in the following order: (a) the related Interest Distribution Amount thereon for such Distribution Date and (b) the Pro Rata Share (as defined herein) for such Class for such Distribution Date.

     (D) On each Distribution Date prior to the occurrence of the Cross-Over Date but after the date on which the Class Certificate Balances of the Class A-I Certificates or the Class A-II Certificates and the Residual Certificates have been reduced to zero, the Classes of Certificates of the remaining Certificate Group will be entitled to receive, in addition to principal on the Mortgage Loans related to such remaining Certificate Group as described above, all principal on the Mortgage Loans in the other Mortgage Loan Group (in accordance with the priorities set forth for such Certificate Group in priority (A) SECOND or (B) SECOND, as the case may be, above and beginning with clause (ii) therein in reduction of the Class Certificate Balances thereof, provided that on such Distribution Date (a) the aggregate Class Certificate Balance of the Class B Certificates is less than 50% of the initial aggregate Class Certificate Balance of such Class B Certificates, if such Distribution Date is prior to the Distribution Date occurring in November 2002, (b) the aggregate Class Certificate Balance of the Class B Certificates is less than 25% of the initial aggregate Class Certificate Balance of such Class B Certificates if such Distribution Date is on or after the Distribution Date occurring in November 2002, or (c) the average outstanding principal balance of the Mortgage Loans in either Mortgage Loan Group delinquent 60 days or more over the last six months, as a percentage of the Class B Group I Class Certificate Balance or Class B Group II Class Certificate Balance, as applicable, is greater than or equal to 50%. In addition, if on any Distribution Date on which the aggregate Class Certificate Balance of the Class A-I Certificates or the Class A-II Certificates and the Residual Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group (the "Undercollateralized Group"), after giving effect to distributions to be made on such Distribution Date, the portion of the Available Funds in respect of principal on the Mortgage Loans in the other Mortgage Loan Group (the "Overcollateralized Group") otherwise allocable to the Class B Certificates will be distributed to the Classes of Certificates of the Certificate Group relating to the Undercollateralized Group (in accordance with the priorities set forth in priority (A) SECOND or (B) SECOND, as applicable, above and beginning with clause (ii) therein, in the case of priority (A) SECOND), in reduction of the Class Certificate Balances thereof, until the aggregate Class Certificate Balance of the Certificate Group relating to the Undercollateralized Group is equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group. In addition, the Available Funds of the Overcollateralized Group will be further reduced (after distributions to the Classes of Certificates of the Certificate Group relating to the Overcollateralized Group in respect of interest and the related portion of the Interest Distribution Amount to the Class X Certificates) in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at 7.25% per annum, plus any shortfall of such amounts from prior Distribution Dates, with accrued interest thereon. Such amounts will be distributed to the applicable Classes of Certificates in the priority of interest payable on such Distribution Date.

     The "Class B Percentage," as of any Distribution Date, is a percentage the numerator of which is the outstanding aggregate Class Certificate Balance of the Subordinate Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans.

     (E) On each Distribution Date after the Cross-Over Date, interest and principal will be distributed as described above with respect to any Distribution Date on or prior to the Cross-Over Date, provided, however, distributions of principal on the outstanding Class A-I Certificates and Class A-II Certificates (other than the Class A-II-3 Certificates) and the Residual Certificates will be made PRO RATA among all such Classes of the related Certificate Group (regardless of the allocation, or sequential nature, of principal payments described in priority (A) SECOND or priority (B) SECOND, as the case may be, above), based upon the then Class Certificate Balances of such Classes.

     (F) On each Distribution Date, any Group I Available Funds and Group II Available Funds remaining after payment of interest and principal as described above will be distributed to the Class R-2 Certificates; provided that if on any Distribution Date there are any Group I Available Funds remaining after payment of interest and principal as described in the preceding paragraphs, such Group I Available Funds will be distributed to the Classes of the unrelated Certificate Group in accordance with priority (B) or (E) above, as applicable, until all amounts due to such Classes have been paid in full before any amounts are distributed to the Class R-2 Certificates. Similarly, if on any Distribution Date there are any Group II Available Funds remaining after payment of interest and principal as described in the preceding paragraphs, such Group II Available Funds will be distributed to the Classes of the unrelated Certificate Group in accordance with the priorities in priority (A) or (E) above, as applicable, until all amounts due to such Classes have been paid in full before any amounts are distributed to the

Class R-2 Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

INTEREST

     The Pass-Through Rate for each Class of Offered Certificates for each Distribution Date will be as described on the cover hereof (each, a "Pass-Through Rate").

     The Class A-II-3 Notional Amount and Class X Notional Amount for any Distribution Date will be calculated as set forth on the cover hereof.

     On each Distribution Date, each Class of interest bearing Offered Certificates, to the extent of funds available therefore on such Distribution Date as described above under " -- Distributions", will be entitled to receive an amount allocable to interest (as to each such Class, the "Interest Distribution Amount") equal to the sum of (i) interest accrued during the applicable Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance or the related Class Notional Amount, as applicable, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Shortfall"). Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     For purposes of determining the portion of each of the Group I Available Funds and the Group II Available Funds that will be applied to the distribution of the Interest Distribution Amount for the Class X Certificates, the Interest Distribution Amount for the Class X Certificates may also be expressed as the sum of the Group I Class X Interest Distribution Amount and Group II Class X Interest Distribution Amount. For each Distribution Date, the portion of the Group I Available Funds applied to the distribution of the Interest Distribution Amount for the Class X Certificates (the "Group I Class X Interest Distribution Amount") will equal the sum of (i) interest accrued during the applicable Interest Accrual Period at the Group I Class X Pass-Through Rate on the Group I Notional Amount for such Distribution Date, subject to reduction for Net Interest Shortfalls, as described below, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest to the Class X Certificates from Group I Available Funds on such prior Distribution Dates and not subsequently distributed. For each Distribution Date, the portion of the Group II Available Funds applied to the distribution of the Interest Distribution Amount for the Class X Certificates (the "Group II Class X Interest Distribution Amount") will equal the sum of (i) interest accrued during the applicable Interest Accrual Period at the Group II Class X Pass-Through Rate on the Group II Notional Amount for such Distribution Date, subject to reduction for Net Interest Shortfalls, as described below, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest to the Class X Certificates from Group II Available Funds on such prior Distribution Dates and not subsequently distributed. With respect to any Distribution Date, the Group I Class X Pass-Through Rate and Group II Class X Pass-Through Rate, as applicable, will equal the excess of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans for the related Mortgage Loan Group over
(b) 7.25% per annum.

     The interest entitlement described above for each Class of Certificates will be reduced by "Net Interest Shortfalls" experienced by the related Mortgage Loan Group for such Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" for a Mortgage Loan Group is equal to the sum of
(i) the amount of interest any Class of Certificates would otherwise have been entitled to receive with respect to any Mortgage Loan in such Mortgage Loan Group that was the subject of (a) a Relief Act Reduction or (b) after the coverage provided by the Subordinate Certificates is exhausted for such type of loss, a Special Hazard Loss, Fraud Loss or a Bankruptcy Loss, and (ii) any Net Prepayment Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus. "Net Prepayment Interest Shortfall" for a Mortgage Loan Group is the amount by which the aggregate of Prepayment Interest Shortfalls experienced by the Mortgage Loans in such Mortgage Loan Group in respect of a Distribution Date exceeds the aggregate amount of the Compensating Interest Payments for such

Distribution Date allocated to such Mortgage Loan Group. With respect to any Distribution Date, the "Prepayment Interest Shortfall" for a Mortgage Loan Group is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from (a) prepayments in full received from the 16th day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of the month preceding such Distribution Date and (b) partial principal prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date, in each case in respect of the Mortgage Loans in the related Mortgage Loan Group. Net Interest Shortfalls for a Mortgage Loan Group on any Distribution Date will be allocated PRO RATA among all Classes of Certificates of the related Certificate Group, the Class X Certificates and the Subordinate Certificates, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date in respect of such Mortgage Loan Group before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. The amount the Class X Certificates would otherwise be entitled to receive before taking into account any such reduction in respect of a Mortgage Loan Group will be based upon the Group I Class X Interest Distribution Amount or the Group II Class X Interest Distribution Amount, as applicable, for such Distribution Date. The amount a Class of Subordinate Certificates would otherwise be entitled to receive before taking into account any such reduction in respect of a Mortgage Loan Group will be based upon the amount of interest accruing at the applicable Pass-Through Rate on such Class' proportionate share (based upon Class Certificate Balance) of the Class B Group I Class Certificate Balance or the Class B Group II Class Certificate Balance, as applicable, for such Distribution Date.

     With respect to any Distribution Date, the "Class B Group I Class Certificate Balance" equals the aggregate Class Certificate Balance of the Class B Certificates as of such Distribution Date less the Class B Group II Class Certificate Balance as of such Distribution Date. With respect to any Distribution Date, the "Class B Group II Class Certificate Balance" equals the sum of the Scheduled Principal Balances of the Group II Mortgage Loans as of such Distribution Date less the Class Certificate Balances of the Class A-II Certificates and the Residual Certificates as of such Distribution Date.

     In the event that, on a particular Distribution Date, Available Funds on such Distribution Date applied in the order described above under " -- Distributions," are not sufficient to make a full distribution of interest to holders of the Offered Certificates, interest will be distributed on such Class or Classes of Offered Certificates of equal priority in proportion to the amount of interest each such Class or Classes would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Shortfall will be carried forward and added to the amount holders of each such Class of Offered Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such amount so carried forward will not bear interest.

     With respect to each Distribution Date, the "Interest Accrual Period" for each Class of interest-bearing Certificates (other than the Class A-II-2 and Class A-II-3 Certificates) will be the calendar month preceding the month in which the Distribution Date occurs. The Interest Accrual Period for the Class A-II-2 and Class A-II-3 Certificates for each Distribution Date will commence on the 25th day of the calendar month preceding the calendar month in which such Distribution Date occurs and will end on the 24th day of the calendar month in which such Distribution Date occurs.

     The "Net Mortgage Rate" of a Mortgage Loan is the Mortgage Rate thereof minus the Expense Rate with respect to such Mortgage Loan.

LIBOR

     Commencing on November 21, 1997 and monthly thereafter on the second Business Day prior to the first day of the related Interest Accrual Period for the Class A-II-2 and Class A-II-3 Certificates (each, a "LIBOR Determination Date"), until the Class Certificate Balance of the Class A-II-2 Certificates and the Class A-II-3 Notional Amount have been reduced to zero, the Trustee will request each of the designated reference banks meeting the criteria set forth herein (the "Reference Banks") to inform the Trustee of the quotation offered by its principal London office for making one-month United Stated dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. For purposes of calculating LIBOR, "Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City. In lieu of making a request of the Reference Banks, the Trustee may rely on the quotations for those Reference Banks that appear at such time on the page (the "Relevant Screen Page"), whatever its designation, on which LIBOR is for the time being displayed on the Reuters Monitor Money Rates Service or the appropriate Associated Press -- Dow Jones Telerate Service.

     LIBOR will be established by the Trustee on each LIBOR Determination Date as follows:

     (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Sponsor are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Sponsor are quoting on such LIBOR Determination Date to leading European banks.

     (c) If on any LIBOR Determination Date, the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be 5.625%.

     Each Reference Bank shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not control, be controlled by, or be under common control with the Sponsor, and have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Sponsor should terminate the appointment of any such Reference Bank, the Sponsor will promptly appoint another leading bank meeting the criteria specified above.

     The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-II-2 and A-II-3 Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (212) 815-2007.

PRINCIPAL

     The amount to which the Senior Certificates (other than the Class A-II-3 and Class X Certificates) are entitled to receive as principal on any Distribution Date will be determined separately for the Class A-I Certificates (the "Group I Senior Principal Distribution Amount") and for the Class A-II and Residual Certificates (the "Group II Senior Principal Distribution Amount") and in each case will be an amount equal to the sum of:

          (i) the applicable Senior Percentage (as defined below) of all scheduled payments of principal due on each Mortgage Loan in the related Mortgage Loan Group on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the applicable Senior Prepayment Percentage (as defined below) of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of prepayment in full received by the Master Servicer during the applicable Prepayment Period (as defined below);

          (iii) the applicable Senior Prepayment Percentage of all partial prepayments of principal received on each Mortgage Loan in the related Mortgage Loan Group during the applicable Prepayment Period;

          (iv) with respect to each Mortgage Loan in the related Mortgage Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of (x) the applicable Senior Percentage of the Scheduled Principal Balance of such Mortgage Loan and (y) either (A) the applicable Senior Prepayment Percentage or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the applicable Senior Percentage of the Liquidation Proceeds and Insurance Proceeds allocable to principal received during such Prepayment Period with respect to such Mortgage Loan; and

          (v) the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by the Seller in connection with such Distribution Date, (b) the Substitution Adjustment Amount in connection with any Mortgage Loan in the related Mortgage Loan Group that has been replaced by the Seller with a substitute Mortgage Loan pursuant to the Pooling Agreement in connection with such Distribution Date and (c) other unscheduled payments of principal received during the applicable Prepayment Period not otherwise referred to in this definition.

     The "Class A-I-5 Principal Distribution Amount" for any Distribution Date will equal the amount calculated above for the Group I Senior Principal Distribution Amount, except all references in such definition to the Senior Percentage shall be replaced with the Class A-I-5 Percentage and all references in such definition to the Senior Prepayment Percentage shall be replaced with the Class A-I-5 Prepayment Percentage. Notwithstanding the foregoing, if on any Distribution Date the aggregate Class Certificate Balance of the Class A-I Certificates (other than the Class A-I-5 Certificates) have been reduced to zero, the Class A-I-5 Principal Distribution Amount shall include any remaining Group I Senior Principal Distribution Amount.

     With respect to any Distribution Date, the "Class A-I-5 Percentage" will equal the lesser of (a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the Class Certificate Balance of the Class A-I-5 Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of all the Mortgage Loans in Mortgage Loan Group I immediately preceding such Distribution Date.

     The "Class A-I-5 Prepayment Percentage" for any Distribution Date will equal the product of (a) the Class A-I-5 Percentage for such Distribution Date and (b) the Step Down Percentage for such Distribution Date.

     The "Step Down Percentage" for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURING IN                                          STEP DOWN PERCENTAGE
--------------------------------------------------------------------   --------------------
November 1997-October 2002..........................................              0%
November 2002-October 2003..........................................             30%
November 2003-October 2004..........................................             40%
November 2004-October 2005..........................................             60%
November 2005-October 2006..........................................             80%
November 2006 and thereafter........................................            100%

     The "Group I Senior Percentage" and the "Group II Senior Percentage" (each, a "Senior Percentage") will each initially equal approximately 93.00%. Each Senior Percentage will be recalculated with respect to each Distribution Date to equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate of the Class Certificate Balances of the Class A-I Certificates, in the case of the Group I Senior Percentage, and the aggregate of the Class Certificate Balances of the Class A-II Certificates and the Residual Certificates, in the case of the Group II Senior Percentage, in each case immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of all the Mortgage Loans in the related Mortgage Loan Group immediately preceding such Distribution Date.

     The "Senior Prepayment Percentage" with respect to each Mortgage Loan Group on any Distribution Date occurring during the periods set forth below will be as follows:

                   DISTRIBUTION DATE OCCURRING IN                             SENIOR PREPAYMENT PERCENTAGE
---------------------------------------------------------------------   -----------------------------------------
November 1997-October 2002...........................................   100%
November 2002-October 2003...........................................   applicable Senior Percentage plus 70% of
                                                                        the applicable Subordinate Percentage
November 2003-October 2004...........................................   applicable Senior Percentage plus 60% of
                                                                        the applicable Subordinate Percentage
November 2004-October 2005...........................................   applicable Senior Percentage plus 40% of
                                                                        the applicable Subordinate Percentage
November 2005-October 2006...........................................   applicable Senior Percentage plus 20% of
                                                                        the applicable Subordinate Percentage
November 2006 and thereafter.........................................   applicable Senior Percentage

     Notwithstanding the foregoing, if on any Distribution Date the Group I Senior Percentage or the Group II Senior Percentage exceeds such percentage as of the Cut-off Date, each Senior Prepayment Percentage for such Distribution Date will equal 100%. Upon reduction of the Class Certificate Balances of the Class A-I Certificates or the Class A-II Certificates and the Residual Certificates, as applicable, to zero, the related Senior Prepayment Percentage will equal 0%.

     In addition, no reduction of a Senior Prepayment Percentage shall occur on any Distribution Date (such limitation being the "Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, either (a)(i)(A) the aggregate outstanding principal balance of Mortgage Loans in both Mortgage Loan Groups delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Class Certificate Balances of the Subordinate Certificates averaged over the last six months, does not exceed 50% or (B) the aggregate outstanding principal balance of the Mortgage Loans in both Mortgage Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (ii) cumulative Realized Losses on the Mortgage Loans in both Mortgage Loan Groups do not exceed (A) 30% of the aggregate Class Certificate Balances of the Subordinate Certificates as of the Cut-off Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including November 2002 and October 2003, (B) 35% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including November 2003 and October 2004, (C) 40% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including November 2004 and October 2005, (D) 45% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including November 2005 and October 2006, (E) 50% of the related Original Subordinate Principal Balance if such Distribution Date occurs during or after November 2006 or (b) (i) the outstanding principal balance of the Mortgage Loans in both Mortgage Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
(ii) Realized Losses on the Mortgage Loans in both Mortgage Loan Groups to date for such Distribution Date are less than 10% of the Original Subordinate Principal Balance.

     The "Subordination Percentage" with respect to each Mortgage Loan Group, which will initially equal approximately 7.00% with respect to each of Mortgage Loan Group I and Mortgage Loan Group II, will be recalculated for each Distribution Date to equal 100% minus the related Senior Percentage for such Distribution Date. The "Subordinate Prepayment Percentage" with respect to each Mortgage Loan Group on any Distribution Date will equal 100% minus the related Senior Prepayment Percentage, except that on any Distribution Date after the Class Certificate Balances of the Classes of the related Certificate Group have been reduced to zero, the applicable Subordinate Prepayment Percentage will equal 100%.

     The "Subordinate Principal Distribution Amount" with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Balances of the

Subordinate Certificates immediately prior to such Distribution Date) amounts calculated for each Mortgage Loan Group:

          (i) the applicable Subordinate Percentage of all scheduled payments of principal due on each Mortgage Loan in the related Mortgage Loan Group on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the applicable Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

          (iii) the applicable Subordinate Prepayment Percentage of all partial prepayments of principal received on each Mortgage Loan in the related Mortgage Loan Group during the applicable Prepayment Period (plus, on the Distribution Date on which the Class Certificate Balances of the related Certificate Group have all been reduced to zero, 100% of any applicable Senior Principal Distribution Amount remaining undistributed on such date);

          (iv) with respect to each Mortgage Loan in the related Mortgage Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period, the Liquidation Proceeds and Insurance Proceeds allocable to principal received with respect to such Mortgage Loan during such Prepayment Period, after application of amounts pursuant to clause (iv) of the definition of the applicable Senior Principal Distribution Amount, up to the applicable Subordinate Percentage of the Scheduled Principal Balance of such Mortgage Loan; and

          (v) the applicable Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by the Seller in connection with such Distribution Date, (b) the Substitution Adjustment Amount in connection with any Mortgage Loan in the related Mortgage Loan Group that has been replaced by the Seller with a substitute Mortgage Loan pursuant to the Pooling Agreement in connection with such Distribution Date and (c) other unscheduled payments of principal received during the applicable Prepayment Period not otherwise referred to in this definition.

     The "Pro Rata Share" with respect to any Class of Subordinate Certificates on any Distribution Date will generally equal such Class' PRO RATA share (based on the Class Certificate Balances of each Class entitled thereto) of the amount calculated pursuant to the definition of the Subordinate Principal Distribution Amount for each Mortgage Loan Group for such Distribution Date.

     With respect to each Class of Subordinate Certificates (other than such Class then outstanding with the lowest numerical Class designation), if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinate Certificates which have higher numerical Class designations than such Class (the "Applicable Credit Support Percentage"), is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the "Original Applicable Credit Support Percentage"), no distribution in respect of the Subordinate Principal Distribution Amount will be made to any such Classes (the "Restricted Classes") and the amount otherwise distributable to the Restricted Classes in respect thereof will be allocated among the remaining Classes of Subordinate Certificates, PRO RATA, based upon their respective Class Certificate Balances, and distributed in the order described above.

     The Class Subordination Percentage with respect to any Distribution Date and each Class of Subordinate Certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such Class of Subordinate Certificates, immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the Subordinate Certificates on the date of issuance of the Certificates are expected to be as follows:

Class B-1....................................................................   7.00%
Class B-2....................................................................   4.50%
Class B-3....................................................................   2.75%
Class B-4....................................................................   1.50%
Class B-5....................................................................   0.85%
Class B-6....................................................................   0.60%

     "Scheduled Principal Balance" of a Mortgage Loan as of any Due Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of moratorium or similar waive or grace period) for such Due Date, after giving effect to any previous partial principal prepayments and Liquidation Proceeds and Insurance Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the Mortgagor. The "Pool Principal Balance" will equal the aggregate of the Scheduled Principal Balances of all Mortgage Loans. The "Due Date" for a Mortgage Loan is the first day of each calendar month on which the scheduled installment of principal and interest with respect thereto is due.

     "Principal Prepayment" is any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and amounts received in connection with the repurchase or substitution of a Mortgage Loan, but excluding Liquidation Proceeds and Insurance Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

ALLOCATION OF LOSSES

     On each Distribution Date, any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinate Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Certificates of the related Certificate Group (other than the Notional Amount Certificates), pro rata, based upon their respective Class Certificate Balances.

     On each Distribution Date, Excess Losses will be allocated pro rata among the Classes of Senior Certificates (other than the Notional Amount Certificates) and the Subordinate Certificates based upon their respective Class Certificate Balances.

     Because principal distributions are paid to certain Classes of Certificates before other Classes of Certificates, holders of such Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss or (ii) as to any Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. A "Fraud Loss" is a Realized Loss sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Support -- Subordination of Subordinate Certificates" herein.

     A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under the Pooling Agreement or any loss due to normal wear and tear or certain other causes.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

TERMINATION; OPTIONAL TERMINATION

     The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in "General Provisions of Pooling Agreements -- Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the Prospectus. The Master Servicer will have the option to purchase all remaining Mortgage Loans and other assets in the Trust, thereby effecting early retirement of the Certificates and causing the termination of the REMIC status of the Trust, but such option will not be exercisable until such time as the Pool Principal Balance as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders is less than 10% of the Cut-off Date Pool Principal Balance. Distributions in respect of any such optional termination will be paid to Certificateholders in order of their priority of distribution as described under " -- Distributions." The amount each holder of a Certificate will be entitled to receive is 100% of such holder's outstanding Certificate principal balance plus, in the case of any interest bearing Certificate, any unpaid accrued interest thereon at the applicable Pass-Through Rate. However, proceeds from such purchase may not be sufficient to distribute the full amount to which each Class is entitled if the purchase price is based in part on the fair market value of the property acquired upon foreclosure of a Mortgage Loan and such fair market value is less than the principal balance of the related Mortgage Loan. In no event will the Trust continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) November 25, 2030. The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Trust.

LAST SCHEDULED DISTRIBUTION DATE

     The "Last Scheduled Distribution Date" for distributions on the Certificates is November 25, 2027. Such Last Scheduled Distribution Date is the Distribution Date in the month immediately following the latest scheduled maturity date of any Mortgage Loan. Since the rate of distributions in reduction of the Class Certificate Balance on each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the related Mortgage Loans as well as the frequency and severity of losses experienced by the Trust, the Class Certificate Balance of any such Class could reach zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Maturity, Prepayment and Weighted Average Life of Certificates" in the Prospectus.

VOTING RIGHTS

     Voting rights of the Trust in general will be allocated 1% to each of the Class A-II-3 and Class X Certificates with the balance allocated among the Classes of Certificates based upon their respective Class Principal Balances.

THE TRUSTEE

     The Bank of New York will be the Trustee under the Pooling Agreement. The Sponsor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 12 E, New York, New York 10286, Attention: Corporate Trust Administration or at such other addresses as the Trustee may designate from time to time.

SEPARATE REMIC STRUCTURE

     For federal income tax purposes, the Trust will include two segregated asset pools, each of which will be treated as a separate REMIC. The assets of the Subsidiary REMIC will generally consist of the Mortgage Loans. The assets of the Master REMIC will generally consist of uncertificated regular interests issued by the Subsidiary REMIC, which in the aggregate will correspond to the Certificates.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

     The Residual Certificates will be subject to the restrictions on transfer described in the Prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- Tax-Related Restrictions on Transfers," " -- Noneconomic Residual Interests" and " -- Foreign Investors." The Pooling Agreement provides that the Residual Certificates (in addition to certain other Classes of Certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations" herein. The Residual Certificates will contain a legend describing the foregoing restrictions.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The effective yield to the holders of the interest bearing Certificates (other than the Class A-II-2 and Class A-II-3 Certificates) will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the 25th day (or, if such day is not a Business Day, the following Business Day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Delinquencies on the Mortgage Loans in a Mortgage Loan Group which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the related Classes of Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates, in the reverse order of their numerical Class designations, and then by the Senior Certificates of the related Certificate Group. If, as a result of such shortfalls, the aggregate of the Class Certificate Balances of all Classes of Certificates exceeds the Pool Principal Balance, the Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of such excess.

     Net Interest Shortfalls will adversely affect the yields on the related Classes of Certificates. In addition, although all losses initially will be borne by the Subordinate Certificates, in the reverse order of their numerical Class designations, Excess Losses will be borne by all Classes of Certificates (other than the Notional Amount Certificates) on a pro rata basis. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

     The yield on the Class A-II-2 Certificates will be sensitive, and the yield on the Class A-II-3 Certificates will be highly sensitive, to the rate of LIBOR.

     Except in the limited circumstances described herein, principal distributions on the Class A-I Certificates relate to principal payments on the Group I Mortgage Loans and principal distributions on the Class A-II Certificates and Residual Certificates relate to principal payments on the Group II Mortgage Loans. Principal distributions to the Subordinate Certificates relate to principal payments on both the Group I Mortgage Loans and Group II Mortgage Loans.

PREPAYMENT CONSIDERATIONS AND RISKS

     Because principal payments on the Mortgage Loans will be distributed to Certificateholders as they are received from Mortgagors, the rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the interest bearing Offered Certificates and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans in the related Mortgage Loan Group. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled Due Date, including liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to holders of the Offered Certificates of amounts which would otherwise be distributed over the remaining term of the Mortgage Loans. See "Maturity, Prepayment Considerations and Weighted Average Life of the Certificates" in the Prospectus. The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. The yield on the Class A-II-3 Certificates and the Class X Certificates will be highly sensitive to the rate and timing of prepayments on the Mortgage Loans and the Mortgage Loans having Net Mortgage Rates in excess of 7.25%, respectively. A rapid rate of principal prepayments on such Mortgage Loans (as defined below) may have a material negative effect on the yield of the Class A-II-3 Certificates and Class X Certificates, as applicable. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Offered Certificates. See " -- Yield on Class A-II-3 Certificates" and
" -- Yield on Class X Certificates" herein.

     Although the Class A-I-5 Certificates are Senior Certificates, the Class A-I-5 Certificates are not expected to receive distributions in respect of Principal Prepayments and other unscheduled payments of principal until November 2002.

     The yield of the Class A-II-3 Certificates will be sensitive to the level and timing of prepayments on the Mortgage Loans in Mortgage Loan Group II. Prospective investors should fully consider the risks associated with an investment in the Class A-II-3 Certificates, including the possibility that if the rate of prepayments on the Mortgage Loans in Mortgage Loan Group II is rapid, such investors may not fully recoup their initial investments. See
" -- Yield on Class A-II-3 Certificates" herein.

     As described herein under "Description of the Certificates -- Principal", the applicable Senior Prepayment Percentage of all Principal Prepayments and certain other unscheduled payments of principal will be initially distributed to the Classes of the related Certificate Group then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of such Classes of Senior Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans required by the Pooling Agreement. See "The Mortgage Pool -- Assignment of Mortgage Loans" and "Description of the Certificates -- Termination; Optional Termination" herein. See "Description of the Certificates -- Termination; Optional Termination" herein and "Pooling and Servicing Agreement -- Termination; Optional Termination" in the Prospectus for a description of the Master Servicer's option to purchase the Mortgage Loans when the Pool Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. Any such purchase will shorten the weighted average lives of the Classes of Offered Certificates.

     Substantially all of the Mortgage Loans will include due-on-sale clauses which allow the holder of a Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. The Master Servicer, or the applicable servicer, will enforce "due-on-sale" clauses to the extent permitted by applicable law. Each Mortgage Note which contains "due-on-sale" provisions permits the holder of the Mortgage Note to accelerate the maturity of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer, or the applicable servicer, will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer or any such servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. See "Maturity, Prepayment Considerations and Weighted Average Life of Certificates" in the Prospectus. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the Classes of the Offered Certificates.

ADDITIONAL INFORMATION

     The Sponsor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of a Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such Certificate is distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate referred to in clause (a). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans. Principal payments of such Mortgage Loans may be in the form of scheduled amortization or prepayments, including those prepayments resulting from foreclosure proceedings and from the purchase of Mortgage Loans in advance of their stated maturities as required or permitted by the Pooling Agreement. In general, the Mortgage Loans may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty.

     The prepayment model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes a Constant Prepayment Rate ("CPR") of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional amount of approximately 1.090909% (precisely 12/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 16% per annum each month. As used in the tables below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

PRICING ASSUMPTION

     The Certificates were structured assuming, among other things, a 100% Prepayment Assumption with respect to the Certificates. The prepayment assumptions to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

DECREMENT TABLES

     The "Decrement Tables" indicate the percentages of the initial principal amount of each Class of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of such Classes of Offered Certificates.

     The following Decrement Tables have been prepared based on the assumptions (the "Structuring Assumptions") that: (i) the Group I Mortgage Loans consist of 1 Mortgage Loan with the following characteristics and the Group II Mortgage Loans consist of 2 Mortgage Loans with the following characteristics:

GROUP I MORTGAGE LOAN

                                                                ORIGINAL            REMAINING
                                                              AMORTIZATION         AMORTIZATION
   PRINCIPAL          APPROXIMATE       APPROXIMATE NET     TERM TO MATURITY     TERM TO MATURITY
    BALANCE          MORTGAGE RATE       MORTGAGE RATE        (IN MONTHS)          (IN MONTHS)         BALLOON DATE
---------------     ---------------     ---------------     ----------------     ----------------     ---------------
$193,171,790.99      8.5420287387  %     8.2835287387  %           359                  358                 --

GROUP II MORTGAGE LOANS

                                                                ORIGINAL            REMAINING
                                                              AMORTIZATION         AMORTIZATION
   PRINCIPAL          APPROXIMATE       APPROXIMATE NET     TERM TO MATURITY     TERM TO MATURITY
    BALANCE          MORTGAGE RATE       MORTGAGE RATE        (IN MONTHS)          (IN MONTHS)         BALLOON DATE
---------------     ---------------     ---------------     ----------------     ----------------     ---------------
$ 12,682,020.74      8.2466703190  %     7.9881703190  %           180                  179                 --
$ 77,287,034.55      8.3953469142  %     8.1368469142  %           360                  359            September 2012

(ii) the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in November 1997 and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in October 1997, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its remaining term to maturity, (viii) the initial principal or notional amounts of the Certificates are as set forth on the cover page hereof and under "Summary of Terms -- Non-Offered Certificates", (ix) interest accrues on each Class of Certificates at the applicable interest rate described herein or in the case of the Class A-II-2 and Class A-II-3 Certificates, at their initial rates,
(x) distributions in respect of the Certificates are received in cash on the 25th day of each month, commencing in November 1997, (xi) the Offered Certificates are purchased on October 30, 1997 and (xii) the Master Servicer does not exercise the option to purchase the Mortgage Loans described under the caption "Description of the Certificates -- Termination; Optional Termination."

     The Decrement Tables set forth below have been prepared on the basis of the Structuring Assumptions described above. There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in the Trust and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial Class Certificate Balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in the Trust have characteristics that differ from those assumed in preparing the following Decrement Tables, the Class Certificate Balance of any such Class of Offered Certificates will be reduced to zero earlier or later than indicated by such Decrement Tables.

     Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of such Class of Offered Certificate that might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans will have the Mortgage Rates or remaining terms to maturity assumed or (ii) the Mortgage Loans will prepay at the indicated percentage of the Prepayment Assumption until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which includes many recently originated Mortgage Loans) could produce slower or faster distributions in reduction of Class Certificate Balances than indicated in the Decrement Table at the various percentages of the Prepayment Assumption specified.

     Based upon the foregoing Structuring Assumptions, the following Decrement Tables indicate the projected weighted average life of each Class of the Offered Certificates and set forth the percentages of the initial Class Certificate Balance of each such Class that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption. Neither the Prepayment Assumption nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Certificate Balance (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED
                              CERTIFICATES AT THE
      RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

                                                     CLASS A-I-1                            CLASS A-I-2
                                         -----------------------------------    -----------------------------------
DISTRIBUTION DATE                         0%     50%    100%    150%    200%     0%     50%    100%    150%    200%
--------------------------------------   ----    ---    ----    ----    ----    ----    ---    ----    ----    ----
Initial Percentage....................   100 %   100%   100 %   100 %   100 %   100 %   100%   100 %   100 %   100 %
October 1998..........................   100     100    100     100     100     100     100    100      98      84
October 1999..........................   100     100    100      65      33     100     100     76      48      23
October 2000..........................   100     100     62      18       0     100     87      46      11       0
October 2001..........................   100     94      31       0       0     100     71      21       0       0
October 2002..........................   100     75       5       0       0     100     56       1       0       0
October 2003..........................   100     59       0       0       0     100     44       0       0       0
October 2004..........................   100     46       0       0       0     100     33       0       0       0
October 2005..........................   100     34       0       0       0     100     24       0       0       0
October 2006..........................   100     25       0       0       0     100     17       0       0       0
October 2007..........................   100     18       0       0       0     100     11       0       0       0
October 2008..........................   100     12       0       0       0     100      6       0       0       0
October 2009..........................   100      5       0       0       0     100      1       0       0       0
October 2010..........................   100      0       0       0       0     100      0       0       0       0
October 2011..........................   100      0       0       0       0     100      0       0       0       0
October 2012..........................   100      0       0       0       0     100      0       0       0       0
October 2013..........................   100      0       0       0       0      95      0       0       0       0
October 2014..........................   100      0       0       0       0      90      0       0       0       0
October 2015..........................   100      0       0       0       0      84      0       0       0       0
October 2016..........................   100      0       0       0       0      77      0       0       0       0
October 2017..........................    93      0       0       0       0      70      0       0       0       0
October 2018..........................    83      0       0       0       0      63      0       0       0       0
October 2019..........................    73      0       0       0       0      54      0       0       0       0
October 2020..........................    61      0       0       0       0      45      0       0       0       0
October 2021..........................    49      0       0       0       0      36      0       0       0       0
October 2022..........................    35      0       0       0       0      25      0       0       0       0
October 2023..........................    21      0       0       0       0      13      0       0       0       0
October 2024..........................     4      0       0       0       0       1      0       0       0       0
October 2025..........................     0      0       0       0       0       0      0       0       0       0
October 2026..........................     0      0       0       0       0       0      0       0       0       0
October 2027..........................     0      0       0       0       0       0      0       0       0       0
Weighted Average Life
  (in years)**........................   23.7    7.2    3.5     2.4     1.8     22.1    6.0    3.0     2.1     1.6

---------------
** The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of the issuance to the second such Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED
                              CERTIFICATES AT THE
      RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

                                                 CLASS A-I-3                             CLASS A-I-4
                                     ------------------------------------    ------------------------------------
DISTRIBUTION DATE                     0%     50%     100%    150%    200%     0%     50%     100%    150%    200%
----------------------------------   ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Initial Percentage................   100 %   100 %   100 %   100 %   100 %   100 %   100 %   100 %   100 %   100 %
October 1998......................   100     100     100     100     100     100     100     100     100     100
October 1999......................   100     100     100     100     100     100     100     100     100     100
October 2000......................   100     100     100     100     100     100     100     100     100     100
October 2001......................   100     100     100     100       0     100     100     100     100       0
October 2002......................   100     100     100       8       0     100     100     100     100       0
October 2003......................   100     100     100       0       0     100     100     100       0       0
October 2004......................   100     100     100       0       0     100     100     100       0       0
October 2005......................   100     100      97       0       0     100     100     100       0       0
October 2006......................   100     100      60       0       0     100     100     100       0       0
October 2007......................   100     100      44       0       0     100     100     100       0       0
October 2008......................   100     100      31       0       0     100     100     100       0       0
October 2009......................   100     100      20       0       0     100     100     100       0       0
October 2010......................   100     100      11       0       0     100     100     100       0       0
October 2011......................   100     100       3       0       0     100     100     100       0       0
October 2012......................   100     100       0       0       0     100     100      89       0       0
October 2013......................   100     100       0       0       0     100     100      72       0       0
October 2014......................   100     100       0       0       0     100     100      58       0       0
October 2015......................   100     100       0       0       0     100     100      47       0       0
October 2016......................   100     100       0       0       0     100     100      37       0       0
October 2017......................   100     100       0       0       0     100     100      30       0       0
October 2018......................   100     100       0       0       0     100     100      23       0       0
October 2019......................   100      94       0       0       0     100     100      18       0       0
October 2020......................   100      73       0       0       0     100     100      14       0       0
October 2021......................   100      54       0       0       0     100     100      10       0       0
October 2022......................   100      36       0       0       0     100     100       7       0       0
October 2023......................   100      20       0       0       0     100     100       5       0       0
October 2024......................   100       5       0       0       0     100     100       3       0       0
October 2025......................   100       0       0       0       0     100      73       2       0       0
October 2026......................   100       0       0       0       0     100      32       1       0       0
October 2027......................     0       0       0       0       0       0       0       0       0       0
Weighted Average Life
  (in years)**....................   29.4    24.4    10.2    4.8     3.5     29.8    28.6    18.7    5.2     3.8

---------------

** The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of the issuance to the second such Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED
                              CERTIFICATES AT THE
      RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

                                                     CLASS A-I-5                             CLASS A-I-6
                                         ------------------------------------    -----------------------------------
DISTRIBUTION DATE                         0%     50%     100%    150%    200%     0%     50%    100%    150%    200%
--------------------------------------   ----    ----    ----    ----    ----    ----    ---    ----    ----    ----
Initial Percentage....................   100 %   100 %   100 %   100 %   100 %   100 %   100%   100 %   100 %   100 %
October 1998..........................    99      99      99      99      99      99     86      74      61      50
October 1999..........................    98      98      98      98      98      97     68      43      33      24
October 2000..........................    98      98      98      98      98      96     52      32      20       *
October 2001..........................    97      97      97      97      87      94     41      24       2       0
October 2002..........................    95      95      95      95      48      92     36      16       0       0
October 2003..........................    94      92      90      72      25      90     31       5       0       0
October 2004..........................    93      88      82      50      11      88     28       0       0       0
October 2005..........................    92      82      73      35       5      86     25       0       0       0
October 2006..........................    90      76      63      25       2      83     22       0       0       0
October 2007..........................    88      68      52      19       1      81     20       0       0       0
October 2008..........................    87      62      42      14       1      78     18       0       0       0
October 2009..........................    85      55      35      10       1      74     17       0       0       0
October 2010..........................    83      50      29       8       *      71     15       0       0       0
October 2011..........................    80      44      23       6       *      67     11       0       0       0
October 2012..........................    78      40      19       4       *      63      7       0       0       0
October 2013..........................    75      35      15       3       *      58      4       0       0       0
October 2014..........................    72      31      12       2       *      54      1       0       0       0
October 2015..........................    69      27      10       2       *      49      0       0       0       0
October 2016..........................    65      24       8       1       *      44      0       0       0       0
October 2017..........................    62      21       6       1       *      41      0       0       0       0
October 2018..........................    57      18       5       1       *      38      0       0       0       0
October 2019..........................    53      15       4       *       *      35      0       0       0       0
October 2020..........................    48      13       3       *       *      32      0       0       0       0
October 2021..........................    42      10       2       *       *      29      0       0       0       0
October 2022..........................    37       8       2       *       *      25      0       0       0       0
October 2023..........................    30       6       1       *       *      21      0       0       0       0
October 2024..........................    23       4       1       *       *      16      0       0       0       0
October 2025..........................    16       3       *       *       *       5      0       0       0       0
October 2026..........................     7       1       *       *       *       0      0       0       0       0
October 2027..........................     0       0       0       0       0       0      0       0       0       0
Weighted Average Life
  (in years)**........................   20.7    14.1    11.2    7.9     5.3     17.6    5.4    2.5     1.7     1.3

---------------

 * Less than 0.5% but greater than 0%.

** The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of the issuance to the second such Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED
                              CERTIFICATES AT THE
      RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

                                                     CLASS A-I-7                            CLASS A-II-1
                                         ------------------------------------    -----------------------------------
DISTRIBUTION DATE                         0%     50%     100%    150%    200%     0%     50%    100%    150%    200%
--------------------------------------   ----    ----    ----    ----    ----    ----    ---    ----    ----    ----
Initial Percentage....................   100 %   100 %   100 %   100 %   100 %   100 %   100%   100 %   100 %   100 %
October 1998..........................   100     100     100     100     100      99     93      87      81      75
October 1999..........................   100     100     100     100     100      98     84      71      59      48
October 2000..........................   100     100     100     100     100      96     75      58      43      30
October 2001..........................   100     100     100     100       0      95     68      47      30      18
October 2002..........................   100     100     100       0       0      93     61      37      21      10
October 2003..........................   100     100     100       0       0      91     54      30      14       5
October 2004..........................   100     100      58       0       0      89     49      24      10       2
October 2005..........................   100     100       0       0       0      87     44      19       7       1
October 2006..........................   100     100       0       0       0      85     39      16       5       *
October 2007..........................   100     100       0       0       0      83     35      13       4       *
October 2008..........................   100     100       0       0       0      80     31      10       3       *
October 2009..........................   100     100       0       0       0      77     27       8       2       *
October 2010..........................   100     100       0       0       0      74     24       7       1       *
October 2011..........................   100     100       0       0       0      70     21       5       1       *
October 2012..........................   100     100       0       0       0       0      0       0       0       0
October 2013..........................   100     100       0       0       0       0      0       0       0       0
October 2014..........................   100     100       0       0       0       0      0       0       0       0
October 2015..........................   100      85       0       0       0       0      0       0       0       0
October 2016..........................   100      60       0       0       0       0      0       0       0       0
October 2017..........................   100      36       0       0       0       0      0       0       0       0
October 2018..........................   100      14       0       0       0       0      0       0       0       0
October 2019..........................   100       0       0       0       0       0      0       0       0       0
October 2020..........................   100       0       0       0       0       0      0       0       0       0
October 2021..........................   100       0       0       0       0       0      0       0       0       0
October 2022..........................   100       0       0       0       0       0      0       0       0       0
October 2023..........................   100       0       0       0       0       0      0       0       0       0
October 2024..........................   100       0       0       0       0       0      0       0       0       0
October 2025..........................   100       0       0       0       0       0      0       0       0       0
October 2026..........................    12       0       0       0       0       0      0       0       0       0
October 2027..........................     0       0       0       0       0       0      0       0       0       0
Weighted Average Life
  (in years)**........................   28.8    19.5    7.2     4.3     3.2     12.9    7.6    4.9     3.3     2.4

---------------

 * Less than 0.5% but greater than 0%.

** The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of the issuance to the second such Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED
                              CERTIFICATES AT THE
      RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

                                                                                  CLASS A-II-2 AND CLASS A-II-3
                                                                               ------------------------------------
DISTRIBUTION DATE                                                               0%     50%     100%    150%    200%
----------------------------------------------------------------------------   ----    ----    ----    ----    ----
Initial Percentage..........................................................   100 %   100 %   100 %   100 %   100 %
October 1998................................................................    99      93      87      81      75
October 1999................................................................    98      84      71      59      48
October 2000................................................................    96      75      58      43      30
October 2001................................................................    95      68      47      30      18
October 2002................................................................    93      61      37      21      10
October 2003................................................................    91      54      30      14       5
October 2004................................................................    89      49      24      10       2
October 2005................................................................    87      44      19       7       1
October 2006................................................................    85      39      16       5       *
October 2007................................................................    83      35      13       4       *
October 2008................................................................    80      31      10       3       *
October 2009................................................................    77      27       8       2       *
October 2010................................................................    74      24       7       1       *
October 2011................................................................    70      21       5       1       *
October 2012................................................................     0       0       0       0       0
October 2013................................................................     0       0       0       0       0
October 2014................................................................     0       0       0       0       0
October 2015................................................................     0       0       0       0       0
October 2016................................................................     0       0       0       0       0
October 2017................................................................     0       0       0       0       0
October 2018................................................................     0       0       0       0       0
October 2019................................................................     0       0       0       0       0
October 2020................................................................     0       0       0       0       0
October 2021................................................................     0       0       0       0       0
October 2022................................................................     0       0       0       0       0
October 2023................................................................     0       0       0       0       0
October 2024................................................................     0       0       0       0       0
October 2025................................................................     0       0       0       0       0
October 2026................................................................     0       0       0       0       0
October 2027................................................................     0       0       0       0       0
Weighted Average Life
  (in years)**..............................................................   12.9    7.6     4.9     3.3     2.4

---------------

 * Less than 0.5% but greater than 0%.

** The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of the issuance to the second such Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

  PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED
                              CERTIFICATES AT THE
      RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

                                          CLASS B-1, CLASS B-2 AND CLASS B-3          CLASS R-1 AND CLASS R-2
                                         ------------------------------------    ----------------------------------
DISTRIBUTION DATE                         0%     50%     100%    150%    200%    0%     50%    100%    150%    200%
--------------------------------------   ----    ----    ----    ----    ----    ---    ---    ----    ----    ----
Initial Percentage....................   100 %   100 %   100 %   100 %   100 %   100%   100%   100 %   100 %   100 %
October 1998..........................    99      99      99      99      99      0      0       0       0       0
October 1999..........................    98      98      98      98      98      0      0       0       0       0
October 2000..........................    97      97      97      97      97      0      0       0       0       0
October 2001..........................    96      96      96      96      96      0      0       0       0       0
October 2002..........................    95      95      95      95      95      0      0       0       0       0
October 2003..........................    93      91      89      86      83      0      0       0       0       0
October 2004..........................    92      87      81      76      70      0      0       0       0       0
October 2005..........................    90      81      72      63      55      0      0       0       0       0
October 2006..........................    88      74      61      50      40      0      0       0       0       0
October 2007..........................    87      67      50      37      26      0      0       0       0       0
October 2008..........................    85      60      41      28      17      0      0       0       0       0
October 2009..........................    82      54      34      20      12      0      0       0       0       0
October 2010..........................    80      48      28      15       8      0      0       0       0       0
October 2011..........................    77      43      22      11       5      0      0       0       0       0
October 2012..........................    53      27      13       6       2      0      0       0       0       0
October 2013..........................    51      24      10       4       2      0      0       0       0       0
October 2014..........................    49      21       8       3       1      0      0       0       0       0
October 2015..........................    47      19       7       2       1      0      0       0       0       0
October 2016..........................    45      16       5       2       0      0      0       0       0       0
October 2017..........................    42      14       4       1       0      0      0       0       0       0
October 2018..........................    39      12       3       1       0      0      0       0       0       0
October 2019..........................    36      10       3       1       0      0      0       0       0       0
October 2020..........................    33       9       2       0       0      0      0       0       0       0
October 2021..........................    29       7       1       0       0      0      0       0       0       0
October 2022..........................    25       6       1       0       0      0      0       0       0       0
October 2023..........................    21       4       1       0       0      0      0       0       0       0
October 2024..........................    16       3       0       0       0      0      0       0       0       0
October 2025..........................    11       2       0       0       0      0      0       0       0       0
October 2026..........................     5       1       0       0       0      0      0       0       0       0
October 2027..........................     0       0       0       0       0      0      0       0       0       0
Weighted Average Life
  (in years)**........................   18.2    13.2    10.8    9.4     8.6     0.1    0.1    0.1     0.1     0.1

---------------

** The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of the issuance to the second such Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

YIELD ON CLASS A-II-3 CERTIFICATES

     The significance of the effects of prepayments and changes in LIBOR on the Class A-II-3 Certificates is illustrated in the following table entitled "Sensitivity of the Class A-II-3 Certificates to Prepayments and LIBOR," which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Certificates under different constant percentages of the Prepayment Assumption and rates of LIBOR. The yields of such Certificates set forth in the following table were calculated using the Structuring Assumptions and the further assumptions that (i) on the LIBOR Determination Date in October 1997 and on each LIBOR Determination Date thereafter, LIBOR will be as indicated, (ii) the purchase price of the Class A-II-3 Certificates is approximately $1,401,941.51 for 100% of such Class of Certificates including accrued interest and (iii) such Certificates are purchased on October 30, 1997.

     The yield to investors in the Class A-II-3 Certificates will be highly sensitive to the level of LIBOR and to the rate and timing of principal payments (including prepayments) of the Mortgage Loans in Mortgage Loan Group II, which generally can be prepaid at any time. In particular, a high rate of principal payments (including prepayments) and/or increases in LIBOR will have a material negative effect on the yield to investors in the Class A-II-3 Certificates. Under certain circumstances, investors in the Class A-II-3 Certificates could fail to recover fully their initial investments.

     It is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans in the Mortgage Loan Group II will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class A-II-3 Certificate and there can be no assurance that the pre-tax yield to an investor in the Class A-II-3 Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class A-II-3 Certificate.

     Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR.

     SENSITIVITY TO THE CLASS A-II-3 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                    % OF PREPAYMENT ASSUMPTION
           ----------------------------------------------------------------------------
LIBOR       0%              50%              100%              150%              200%
------     -----           ------           -------           -------           -------
 3.625%    71.25%           61.68%            51.51%            40.53%            28.30%
 4.625%    55.24%           45.86%            35.84%            24.88%            12.27%
 5.625%    39.63%           30.46%            20.59%             9.60%           (3.77)%
 6.625%    24.06%           15.15%             5.48%           (5.53)%          (20.23)%
 7.625%     6.80%          (1.68)%          (10.95)%          (21.74)%          (38.25)%

     The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-II-3 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class A-II-3 Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Class A-II-3 Certificates and consequently does not purport to reflect the return on any investment in the Class A-II-3 Certificates when such reinvestment rates are considered.

YIELD ON CLASS X CERTIFICATES

     The significance of the effects of prepayments on the Class X Certificates is illustrated in the following table entitled "Sensitivity of the Class X Certificates to Prepayments," which shows the pre-tax yield (on a corporate bond equivalent basis) to holders of such Certificates under different constant percentages of the Prepayment Assumption. The yields of such Certificates set forth in the following table were calculated using the Structuring Assumptions and the further assumptions that the purchase price of the Class X Certificates is approximately

$7,302,104.59 for 100% of such Class of Certificates including accrued interest and such Certificates are purchased on October 30, 1997.

     As indicated in the following table, the yield to investors in the Class X Certificates will be highly sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans (especially those with high Net Mortgage Rates) in both Mortgage Loan Groups, which generally can be prepaid at any time.

     On the basis of the assumptions described above, the yield to maturity on the Class X Certificates would be 0% if prepayments were to occur on the related Mortgage Loans at a constant rate of approximately 219% of the Prepayment Assumption, respectively. Using such assumptions, if the actual prepayment rate of such Mortgage Loans were to exceed the foregoing rate for as little as one month (while equaling such rate for all other months), investors in the applicable Class of Certificates would not recover fully their initial investments.

     It is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class X Certificate and there can be no assurance that the pre-tax yield to an investor in the Class X Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class X Certificate.

             SENSITIVITY OF THE CLASS X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                              % OF PREPAYMENT ASSUMPTION
                                                                       -----------------------------------------
                                                                         0%      50%      100%     150%    200%
                                                                       ------   ------   ------   ------   -----
Pre-Tax Yields to Maturity..........................................    40.1%    31.5%    22.7%    13.4%    3.7%

     The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class X Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class X Certificates and consequently does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.

                                 CREDIT SUPPORT

SUBORDINATION OF SUBORDINATE CERTIFICATES

     The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Group I Mortgage Loans and the Group II Mortgage Loans will be subordinated to such rights of the holders of the related Senior Certificates and the rights of the holders of each Class of Subordinate Certificates (other than the Class B-1 Certificates) to receive such distributions will be further subordinated to such rights of the Class or Classes of Subordinate Certificates with lower numerical Class designations, in each case only to the extent described herein. The subordination of the Subordinate Certificates to the Senior Certificates and the subordination of the Classes of Subordinate Certificates with higher numerical Class designations to those with lower numerical Class designations is intended to increase the likelihood of receipt, respectively, by the Senior Certificateholders and the holders of Subordinate Certificates with lower numerical Class designations of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against Realized Losses, other than Excess Losses. In addition, the Subordinate Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. Realized Losses, other than Excess Losses, will be allocated to the Class of Subordinate Certificates then outstanding with the highest numerical Class designation.

     In certain circumstances described in priority (D) under "Description of the Certificates -- Distributions -- Allocation of Available Funds", certain payments in respect of principal on the Mortgage Loans otherwise distributable to the Subordinate Certificates will in lieu thereof be distributed to certain Classes of Senior Certificates.

     The Subordinate Certificates will provide limited protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $2,831,408 (the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $5,662,817 (the "Fraud Loss Coverage Amount").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area or (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 1% of the then current Pool Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary and
(b) on the fifth anniversary of the Cut-off Date, to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

     The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled monthly payments of principal and interest are being advanced by the Master Servicer without giving effect to any Debt Service Reduction.

                                USE OF PROCEEDS

     The Sponsor will apply the net proceeds of the sale of the Certificates against the purchase price of the Mortgage Loans.

                        FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Trust as two "real estate mortgage investment conduits" (the "Master REMIC" and the "Subsidiary REMIC" and each, a "REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). The Regular Certificates will be designated as "regular interests" in the Master REMIC and the Class R-1 Certificates and the Class R-2 Certificates will be designated as the sole class of "residual interests" in the Subsidiary REMIC and the Master REMIC, respectively. See "Federal Income Tax Consequences -- REMIC Certificates" in the Prospectus.

     REGULAR CERTIFICATES. The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

     The Notional Amount Certificates will, and the other Classes of Regular Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with an amount of original issue discount equal to the difference between its principal balance and its issue price. See "Federal Income Tax Consequences" in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Sponsor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% Prepayment Assumption.

     The OID Regulations (as defined in the Prospectus) suggest that original issue discount with respect to the uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the Internal Revenue Service ("IRS"), original issue discount ("OID") with respect to such uncertificated regular interests will be reported to the IRS and the Certificateholders on an aggregate method based on a single overall constant yield and the Prepayment Assumption stated above, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

     If the method for computing original issue discount described in the Prospectus results in a negative amount of OID for any period with respect to a Certificateholder, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates.

     The Regular Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Regular Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Regular Certificates are treated as real estate assets. See "Federal Income Tax Consequences" in the Prospectus.

     RESIDUAL CERTIFICATES. The holders of the Residual Certificates must include the taxable income of the applicable REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

     Also, purchasers of a Residual Certificate should consider carefully the tax consequences of any investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences -- REMIC Certificates" and
" -- Residual Certificates" in the Prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, and a "tax avoidance potential" residual interest. See "Certain Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer -- NONECONOMIC RESIDUAL CERTIFICATES," " -- Residual Certificates -- MARK TO MARKET RULE," and " -- EXCESS INCLUSIONS" and
" -- Tax-Related Restrictions on Transfers -- FOREIGN INVESTORS" in the Prospectus. Additionally, for information regarding Prohibited Transactions, see "Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in the Prospectus.

     The U.S. Department of Labor has granted to Donaldson, Lufkin & Jenrette Securities Corporation and to Salomon Brothers Inc, administrative exemptions (Prohibited Transaction Exemption 90-83, 55 Fed. Reg. 50250 (1990) and Prohibited Transaction Exemption 89-89, 54 Fed. Reg. 42589 (1989) (the "Exemptions")) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The Exemptions apply to mortgage loans such as the Mortgage Loans in the Trust.

     For a general description of the Exemptions and the conditions that must be satisfied for the Exemptions to apply, see "ERISA Considerations" in the Prospectus.

     It is expected that the Exemptions will apply to the acquisition and holding by Plans of the Senior Certificates (other than the Residual Certificates) and that all conditions of the Exemptions other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on 5% of the Mortgage Loans included in the Trust by aggregate unamortized principal balance of the assets of the Trust.

     Because the characteristics of the Subordinate Certificates and the Residual Certificates may not meet the requirements of Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), the Exemptions or any other issued exemption under ERISA, the purchase and holding of the Subordinate Certificates and the Residual Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Subordinate Certificates and the Residual Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificates, acceptable to and inform and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement not using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling Agreement. Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Subordinate or Residual Certificate. In the event that such representation is violated, or any attempt to transfer to a plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Sponsor and an Underwriter, the Sponsor has agreed to sell to such Underwriter, and such Underwriter has agreed to purchase from the Sponsor, the respective Classes of Underwritten Certificates indicated on the cover page hereof to be purchased by it. Distribution of the Underwritten Certificates will be made by the respective Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting discounts.

     The Sponsor has been advised by each Underwriter that it intends to make a secondary market in the Underwritten Certificates being purchased by it but no Underwriter has an obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Sponsor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Sponsor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Sponsor by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York will act as counsel for the Underwriters.

                               CERTIFICATE RATING

     It is a condition to the issuance of each Class of Offered Certificates that it receives the rating(s) set forth below from Moody's and Fitch.

                                                              RATING
                                                 --------------------------------
            CLASS                                MOODY'S                      FITCH
-----------------------------                    --------                     ---
A............................                       Aaa                       AAA
X............................                       Aaa                       AAA
R-1..........................                       Aaa                       AAA
R-2..........................                       Aaa                       AAA
B-1..........................                        --                        AA
B-2..........................                        --                         A
B-3..........................                        --                       BBB

     Moody's ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificate-holders of payments required under the Pooling Agreement. Moody's rating opinions address structural, legal and issuer aspects associated with the Certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. A Moody's rating on an Offered Certificate does not represent any assessment of the likelihood or rate of principal prepayments.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Fitch's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required by such certificates. Fitch's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments (i) Certificateholders might suffer a lower than anticipated yield and (ii) if there is a rapid rate of principal payments (including principal prepayments) on the Mortgage Loans investors in the Notional Amount Certificates could fail to fully recover their initial investments. The ratings on the Residual Certificates address only the return of their respective principal balances and interest thereon.

     The Sponsor has not requested a rating of any Class of Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a Class of Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                             INDEX TO DEFINED TERMS

                                                                                                 PAGE
                                                                                                -------
Advances.....................................................................................       S-6
Applicable Credit Support Percentage.........................................................      S-38
Available Funds..............................................................................      S-30
                                                                                                    ii,
                                                                                                   S-2,
Balloon Loans................................................................................      S-11
Bankruptcy Loss Coverage Amount..............................................................      S-53
Bankruptcy Losses............................................................................      S-39
Beneficial Owner.............................................................................      S-27
Book-Entry Certificates......................................................................      S-27
                                                                                                  S-27,
Business Day.................................................................................      S-35
CEDE.........................................................................................      S-27
Certificate Account..........................................................................      S-29
Certificate Account Advance..................................................................      S-26
Certificateholder............................................................................      S-28
                                                                                                 Cover,
                                                                                                   S-1,
Certificates.................................................................................      S-26
Class A Certificates.........................................................................      S-26
Class A-I Certificates.......................................................................      S-26
Class A-II Certificates......................................................................      S-26
Class A-I-5 Percentage.......................................................................      S-36
Class A-I-5 Prepayment Percentage............................................................      S-36
Class A-I-5 Principal Distribution Amount....................................................      S-36
                                                                                                 Cover,
Class A-II-3 Notional Amount.................................................................       S-1
Class B Group I Class Certificate Balance....................................................      S-34
Class B Group II Class Certificate Balance...................................................      S-34
Class B Percentage...........................................................................      S-32
Class Certificate Balance....................................................................      S-26
                                                                                                 Cover,
Class X Notional Amount......................................................................       S-1
Clearing Agency..............................................................................      S-27
Clearing Corporation.........................................................................      S-27
                                                                                                   S-7,
Code.........................................................................................      S-54
Compensating Interest Payments...............................................................      S-25
CPR..........................................................................................      S-43
                                                                                                   S-5,
Cross-Over Date..............................................................................      S-30
                                                                                                   S-2,
Cut-off Date Pool Principal Balance..........................................................      S-11
Debt Service Reduction.......................................................................      S-53
Decrement Tables.............................................................................      S-44
Deficient Valuation..........................................................................      S-53
Definitive Certificate.......................................................................      S-27
Deleted Mortgage Loan........................................................................      S-21
Depository...................................................................................      S-27
DLJ..........................................................................................     Cover
DTC..........................................................................................      S-27
                                                                                                   S-11,
Due Date.....................................................................................      S-39
                                                                                                   S-7,
ERISA........................................................................................      S-55
Excess Losses................................................................................      S-39
Exemptions...................................................................................      S-55
Expense Fees.................................................................................      S-25
Expense Rate.................................................................................      S-25
FHA..........................................................................................      S-21
FHLMC........................................................................................      S-12
Financial Intermediary.......................................................................      S-27
Fitch........................................................................................       S-8
FNMA.........................................................................................      S-12
Fraud Loss Coverage Amount...................................................................      S-53
Fraud Loss...................................................................................      S-39
GNMA.........................................................................................      S-22
Group I Available Funds......................................................................      S-29

                                                                                                 PAGE
                                                                                                -------
Group II Available Funds.....................................................................      S-29
Group I Class X Interest Distribution Amount.................................................      S-33
Group II Class X Interest Distribution Amount................................................      S-33
Group I Mortgage Loans.......................................................................        ii
Group II Mortgage Loans......................................................................        ii
Group I Notional Amount......................................................................       S-1
Group II Notional Amount.....................................................................       S-1
Group I Senior Percentage....................................................................      S-36
Group II Senior Percentage...................................................................      S-36
Group I Senior Principal Distribution Amount.................................................      S-35
Group II Senior Principal Distribution Amount................................................      S-35
Headlands....................................................................................      S-21
Insurance Proceeds...........................................................................      S-30
                                                                                                   S-4,
Interest Accrual Period......................................................................      S-34
                                                                                                   S-4,
Interest Distribution Amount.................................................................      S-33
IRS..........................................................................................      S-54
                                                                                                   S-6,
Last Scheduled Distribution Date.............................................................      S-40
LIBOR........................................................................................     Cover
LIBOR Determination Date.....................................................................      S-34
Liquidated Mortgage Loan.....................................................................      S-40
Liquidation Proceeds.........................................................................      S-30
Loan-to-Value Ratio..........................................................................      S-12
                                                                                                    ii,
                                                                                                   S-7,
Master REMIC.................................................................................      S-54
Master Servicer..............................................................................       S-2
Master Servicing Fee.........................................................................      S-25
Material Defect..............................................................................      S-20
Moody's......................................................................................       S-8
Mortgage.....................................................................................      S-20
Mortgage File................................................................................      S-20
Mortgage Loan Group..........................................................................   ii, S-2
Mortgage Loan Group I........................................................................   ii, S-2
Mortgage Loan Group II.......................................................................   ii, S-2
Mortgage Loans...............................................................................   ii, S-2
Mortgage Note................................................................................      S-20
Mortgage Pool................................................................................        ii
Mortgage Rate................................................................................      S-11
Mortgaged Properties.........................................................................       S-2
Mortgagor....................................................................................       S-9
Net Interest Shortfall(s)....................................................................      S-33
                                                                                                  S-25,
Net Mortgage Rate............................................................................      S-34
                                                                                                  S-25,
Net Prepayment Interest Shortfall(s).........................................................      S-33
Non-Offered Certificates.....................................................................       S-1
Offered Certificates.........................................................................     Cover
OID..........................................................................................      S-54
Original Applicable Credit Support Percentage................................................      S-38
Original Subordinate Principal Balance.......................................................      S-37
Overcollateralized Group.....................................................................      S-32
                                                                                                   S-4,
Pass-Through Rate............................................................................      S-33
Pooling Agreement............................................................................      S-26
Pool Principal Balance.......................................................................      S-39
Prepayment Assumption........................................................................      S-43
Prepayment Interest Shortfall................................................................      S-34
Prepayment Period............................................................................      S-30
Principal Prepayment.........................................................................      S-39
Pro Rata Share...............................................................................      S-38
Prospectus...................................................................................        ii
                                                                                                  S-26,
Protected Account............................................................................      S-28
PTCE 83-1....................................................................................      S-55

                                                                                                 PAGE
                                                                                                -------
PTCE 95-60...................................................................................      S-55
Rating Agencies..............................................................................       S-8
Realized Loss................................................................................      S-39
Record Date..................................................................................      S-30
Reference Banks..............................................................................      S-34
Relevant Screen Page.........................................................................      S-35
Relief Act...................................................................................      S-26
Relief Act Reduction.........................................................................      S-33
                                                                                                    ii,
                                                                                                   S-7,
REMIC........................................................................................      S-54
Replacement Mortgage Loan....................................................................      S-21
Repurchase Price.............................................................................      S-21
Reserve Interest Rate........................................................................      S-35
Restricted Classes...........................................................................      S-38
Salomon Brothers.............................................................................     Cover
Scheduled Principal Balance..................................................................      S-39
Seller.......................................................................................   ii, S-2
Senior Percentage............................................................................      S-36
Senior Prepayment Percentage.................................................................      S-37
Senior Prepayment Percentage Stepdown Limitation.............................................      S-37
SMMEA........................................................................................       S-8
Special Hazard Loss..........................................................................      S-39
Special Hazard Loss Coverage Amount..........................................................      S-53
Sponsor......................................................................................       S-2
Step Down Percentage.........................................................................      S-36
Structuring Assumptions......................................................................      S-44
Subordinate Prepayment Percentage............................................................      S-37
Subordinate Principal Distribution Amount....................................................      S-37
Subordination Percentage.....................................................................      S-37
                                                                                                    ii,
                                                                                                   S-7,
Subsidiary REMIC.............................................................................      S-54
Substitution Adjustment Amount...............................................................      S-21
Super Jumbos.................................................................................      S-22
Trust........................................................................................        ii
Trustee......................................................................................       S-2
Undercollateralized Group....................................................................      S-32
Underwriters.................................................................................     Cover
Underwriting Standards.......................................................................      S-22
                                                                                                   S-4,
Unpaid Interest Shortfall....................................................................      S-33
VA...........................................................................................      S-21

PROSPECTUS

                  HEADLANDS MORTGAGE SECURITIES INC. (SPONSOR)

            MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

     THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN HEADLANDS MORTGAGE SECURITIES INC. OR ANY OF ITS AFFILIATES, EXCEPT AS SET FORTH BELOW. THESE CERTIFICATES ARE NOT INSURED OR GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     Each Series of Certificates to be offered from time to time hereby and by Supplements hereto will evidence the entire ownership interest of a trust fund (the "Trust"), the assets of which will consist primarily of Mortgage Loans and/or Mortgage Certificates (collectively, "Mortgage Assets"), as further described herein. The Prospectus Supplement relating to a particular Series of Certificates (the "Supplement") will describe any forms of credit support (such as a pool policy, letter of credit, guaranty, surety bond, insurance contract or reserve fund) which may be applicable to a Series of Certificates and/or to the assets included in the related Trust.

     Distributions of principal of and interest on each Series of Certificates will be made (to the extent of available funds) on each Distribution Date and allocated to the classes of such Series at the Pass-Through Rates, in the amounts and in the order specified in the related Supplement. Each Series will consist of one or more classes of Certificates. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust. A Series of Certificates may include one or more classes that are senior in right of payment to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events, in each case as specified in the related Supplement. Distributions will be made pro rata among the Certificates of each class then entitled to receive such distributions.

     Mortgage Loans may be fixed- or adjustable-rate first mortgage loans secured primarily by one- to four-family residences or shares in cooperative corporations and the related proprietary leases, purchased by the Sponsor from certain seller or sellers specified in the related Supplement (each, a "Seller"). The credit support (if any) for Mortgage Loans will be subject to the terms and conditions (including any limitations in amount) described in the related Supplement. Mortgage Certificates will be either (a) GNMA Certificates guaranteed as to full and timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), (b) FHLMC Certificates guaranteed as to timely payment of interest and ultimate collection (and, if so specified in the related Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation ("FHLMC"), or (c) FNMA Certificates guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA"). GNMA Certificates will be backed by the full faith and credit of the United States. FNMA Certificates and FHLMC Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States. The only obligations of the Sponsor and the Seller with respect to a Series of Certificates will be pursuant to their respective representations and warranties in connection with such Series. The principal obligations of the Master Servicer named in the related Supplement will be limited to its contractual servicing obligations and to obligations pursuant to certain representations and warranties.

     An election may be made to treat a Trust as a real estate mortgage investment conduit (a "REMIC"). See "Certain Federal Income Tax Consequences".

                            ------------------------

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES, SEE THE INFORMATION UNDER "RISK FACTORS" COMMENCING ON PAGE 14 AND IN THE PROSPECTUS SUPPLEMENT COMMENCING ON PAGE S-9.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS. ANY  REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

    Prior to issuance there will have been no market for the Certificates of any Series, and there can be no assurance that a secondary market for any Certificates will develop or, if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Supplement.

    Offers of the Certificates may be made through one or more different methods, as more fully described under "Plans of Distribution" herein and "Method of Distribution" in the related Supplement.

    This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Supplement.

                                OCTOBER 28, 1997

                             PROSPECTUS SUPPLEMENT

     The Supplement relating to a Series of Certificates to be offered hereunder and thereunder will, among other things, set forth with respect to such Series:
(i) a description of the class or classes of Certificates to be offered; (ii) the initial aggregate Certificate Balance of each class of Certificates included in such Series and offered by such Supplement; (iii) the Pass-Through Rate (or the method of determining such Pass-Through Rate) of each class of such Certificates; (iv) the Last Scheduled Distribution Date of each class of such Certificates, if applicable; (v) the method to be used to calculate the amount to be distributed as principal on each Distribution Date; (vi) the application of distributions of principal and interest to the classes of such Certificates and the allocation of the amounts to be so applied; (vii) whether an election will be made to treat the Trust as a REMIC; (viii) certain information concerning the Mortgage Assets and any other assets included in the Trust for such Series (including, in the case of Mortgage Loans: (a) the number of Mortgage Loans; (b) the geographic distribution of the Mortgage Loans; (c) the aggregate principal balance of the Mortgage Loans; (d) the types of dwelling constituting the Mortgaged Properties; (e) the longest and shortest scheduled terms to maturity of the Mortgage Loans; (f) the maximum principal balance of the Mortgage Loans; (g) the maximum LTV of the Mortgage Loans at origination;
(h) the maximum and minimum Mortgage Rates borne by the Mortgage Loans; and (i) the aggregate principal balance of non-owner-occupied properties); (ix) the extent, nature and terms of any credit support applicable to such Series; (x) the method of distribution of the Certificates; and (xi) other specific terms of the offering.

                             ADDITIONAL INFORMATION

     The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Supplement relating to each Series of Certificates contain information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     The Commission maintains a Web site at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants including the Sponsor, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by or on behalf of the Trust referred to in the accompanying Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of such Supplement and prior to the termination of any offering of the Certificates issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus. Neither the Sponsor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

     The Trust will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee specified in the accompanying Supplement.

                            ------------------------

     UNTIL 90 DAYS AFTER THE DATE OF EACH SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES COVERED BY SUCH SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SERIES OF CERTIFICATES COVERED BY SUCH SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY OR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           SUMMARY OF THE PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to information with respect to each Series of Certificates contained in the Supplement to be prepared and delivered in connection with the offering of the Certificates of such Series.

Title of Security.....................................  Mortgage Pass-Through Certificates (the "Certificates"),
                                                        issuable in series (each a "Series"). Each Series will be
                                                        issued under a separate pooling agreement (each a
                                                        "Pooling Agreement").
Sponsor...............................................  Headlands Mortgage Securities Inc., a Delaware
                                                        corporation (the "Sponsor").
Seller................................................  The seller or sellers (each, a "Seller") for a particular
                                                        Series will be named in the Supplement relating to such
                                                        Series (the "Supplement"). A Seller may be an affiliate
                                                        of the Sponsor.
Trustee...............................................  The trustee (the "Trustee") for a particular Series will be named in the related Supplement.
Master Servicer.......................................  The entity or entities named as Master Servicer (the
                                                        "Master Servicer") in the related Supplement, which may
                                                        be an affiliate of the Sponsor. See "The Pooling and
                                                        Servicing Agreement -- Certain Matters Regarding the
                                                        Sponsor, the Seller and the Master Servicer."
Closing Date..........................................  The date (the "Closing Date") of the initial issuance of a Series, as specified in the related Supplement.
The Trusts............................................  Each Trust will consist of Mortgage Loans and/or Mortgage
                                                        Certificates (collectively, the "Mortgage Assets"), any
                                                        real estate acquired through foreclosure or similar
                                                        proceeding, any applicable credit support, the assets in
                                                        the Certificate Account, any minimum prepayment,
                                                        reinvestment or similar agreement and any other assets
                                                        described in the related Supplement, all as described
                                                        herein and therein.
A. Mortgage Loans.....................................  The mortgage loans included in a Trust (the "Mortgage
                                                        Loans") will be secured primarily by liens on residential
                                                        properties or shares in cooperative corporations
                                                        ("Cooperatives") and the related proprietary leases. If
                                                        so specified in the related Supplement, the Mortgage
                                                        Assets of the related Trust may include mortgage
                                                        participation certificates or other beneficial interests
                                                        evidencing interests in mortgage loans. Such mortgage
                                                        loans may be conventional loans (i.e., loans that are not
                                                        insured by any governmental agency) or may be insured or
                                                        guaranteed by the Federal Housing Authority ("FHA"), or
                                                        the Veterans Administration ("VA"), as specified in the
                                                        related Supplement. All Mortgage Loans will have been
                                                        purchased by the Sponsor, either directly or through an
                                                        affiliate, from one or more Sellers.

                                                        The payment terms of the Mortgage Loans to be included in
                                                        a Trust will be described in the related Supplement and
                                                        may include any of the following features or combinations
                                                        thereof or other features described in the related
                                                        Supplement:
                                                        (a) Interest may be payable at a fixed rate, a rate
                                                        adjustable from time to time in relation to an index
                                                        (which will be specified in the related Supplement), a
                                                        rate that is fixed for a period of time or under certain
                                                        circumstances and is followed by an adjustable rate, a
                                                        rate that otherwise varies from time to time, or a rate
                                                        that is convertible from an adjustable rate to a fixed
                                                        rate. Changes to an adjustable rate may be subject to
                                                        periodic limitations, maximum rates, minimum rates or a
                                                        combination of such limitations. Accrued interest may be
                                                        deferred and added to the principal of a loan for such
                                                        periods and under such circumstances as may be specified
                                                        in the related Supplement. The loan agreement or
                                                        promissory note (the "Mortgage Note") in respect of a
                                                        Mortgage Loan may provide for the payment of interest at
                                                        a rate lower than the interest rate (the "Mortgage Rate")
                                                        specified in such Mortgage Note for a period of time or
                                                        for the life of the loan, and the amount of any
                                                        difference may be contributed from funds supplied by a
                                                        third party.
                                                        (b) Principal may be payable on a level debt service
                                                        basis to fully amortize the loan over its term, may be
                                                        calculated on the basis of an assumed amortization
                                                        schedule that is longer than the original term to
                                                        maturity or on an interest rate that is different from
                                                        the interest rate on the Mortgage Loan or may not be
                                                        amortized during all or a portion of the original term.
                                                        Payment of all or a substantial portion of the principal
                                                        may be due on maturity ("balloon payments"). Principal
                                                        may include interest that has been deferred and added to
                                                        the principal balance of the Mortgage Loan.
                                                        (c) Monthly payments of principal and interest may be
                                                        fixed for the life of the Mortgage Loan, may increase
                                                        over a specified period of time or may change from period
                                                        to period. Mortgage Loans may include limits on periodic
                                                        increases or decreases in the amount of monthly payments
                                                        and may include maximum or minimum amounts of monthly
                                                        payments.
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
                                                        (d) The Mortgage Loans generally may be prepaid at any
                                                        time without payment of any prepayment fee. If so
                                                        specified in the related Supplement, prepayments of
                                                        principal may be prohibited for the life of any such
                                                        Mortgage Loan or for certain periods ("lockout periods"),
                                                        or may be subject to a prepayment fee, which may be fixed
                                                        for the life of any such Mortgage Loan or may decline
                                                        over time. Certain Mortgage Loans may permit prepayments
                                                        after expiration of the applicable lockout period and may
                                                        require the payment of a prepayment fee in connection
                                                        with any such subsequent prepayment. The Mortgage Loans
                                                        may include "due-on-sale" clauses which permit the
                                                        mortgagee to demand payment of the entire Mortgage Loan
                                                        in connection with the sale or certain transfers of the
                                                        related Mortgaged Property. Other Mortgage Loans may be
                                                        assumable by persons meeting the then applicable
                                                        underwriting standards of the Seller.
                                                        (e) The real property constituting security for repayment
                                                        of a Mortgage Loan may be located in any one of the fifty
                                                        states, the District of Columbia, Guam, Puerto Rico or
                                                        any other territory of the United States. The Mortgage
                                                        Loans may be covered by standard hazard insurance
                                                        policies insuring against losses due to fire and various
                                                        other causes. The Mortgage Loans may be covered by
                                                        primary mortgage insurance policies to the extent
                                                        provided in the related Supplement.
B. Mortgage Certificates..............................  The Trust may include certain assets (the "Mortgage
                                                        Certificates") which are limited to GNMA Certificates,
                                                        FNMA Certificates, FHLMC Certificates or a combination
                                                        thereof. Any GNMA Certificates included in a Trust will
                                                        be guaranteed as to full and timely payment of principal
                                                        and interest by GNMA, which guaranty is backed by the
                                                        full faith and credit of the United States. Any FHLMC
                                                        Certificates included in the Trust will be guaranteed as
                                                        to the timely payment of interest and ultimate collection
                                                        (and, if so specified in the related Supplement, timely
                                                        payment) of principal by FHLMC. Any FNMA Certificates
                                                        included in a Trust will be guaranteed as to timely
                                                        payment of scheduled payments of principal and interest
                                                        by FNMA. No FNMA or FHLMC Certificates will be backed,
                                                        directly or indirectly, by the full faith and credit of
                                                        the United States.
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
                                                        Each Mortgage Certificate will evidence an interest in a
                                                        pool of mortgage loans and/or cooperative loans, and/or
                                                        in principal distributions and interest distributions
                                                        thereon. The Supplement for each Series will specify the
                                                        aggregate approximate principal balance of GNMA, FNMA and
                                                        FHLMC Certificates included in a Trust and will describe
                                                        the principal characteristics of the underlying mortgage
                                                        loans or cooperative loans and any insurance, guaranty or
                                                        other credit support applicable to such underlying loans,
                                                        the Mortgage Certificates or both. In addition, the
                                                        related Supplement will describe the terms upon which
                                                        distributions will be made to the Trustee as the holder
                                                        of the Mortgage Certificates. The Mortgage Certificates
                                                        included in any Trust will be registered in the name of
                                                        the Trustee or its nominee or in the case of book-entry
                                                        Mortgage Certificates in the name of a financial
                                                        intermediary with a Federal Reserve Bank or a clearing
                                                        corporation and will be held by the Trustee only for the
                                                        benefit of holders of the related Series of Certificates.
C. Certificate Account................................  All distributions on any Mortgage Certificates and all payments (including prepayments, liquidation proceeds and
                                                        insurance proceeds) received from the Master Servicer on
                                                        any Mortgage Loans included in the Trust for a Series
                                                        will be remitted to an account (the "Certificate
                                                        Account"), and, together with any amounts available
                                                        pursuant to the terms of any applicable credit support
                                                        and any other amounts described in the related
                                                        Supplement, will be available for distribution on the
                                                        Certificates of such Series as described in the related
                                                        Supplement. Such Certificate Account shall be an Eligible
                                                        Account or Accounts established and maintained by the
                                                        Master Servicer for the benefit of holders of a Series of
                                                        Certificates.
Description of Certificates...........................  Each Certificate will represent a beneficial ownership interest in a Trust to be formed by the Sponsor pursuant
                                                        to a Pooling Agreement. Each Series of Certificates may
                                                        contain one or more classes of certificates (the "Senior
                                                        Certificates") which are senior in right of distribution
                                                        to one or more classes of certificates (the "Subordinate
                                                        Certificates") and may also contain one or more classes
                                                        of the types described herein under "Description of
                                                        Certificates -- Categories of Classes of Certificates"
                                                        herein.
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
Distributions on the Certificates.....................  Distributions on the Certificates entitled thereto will be made monthly, quarterly, semi-annually or at such
                                                        other intervals and on the dates specified in the related
                                                        Supplement (each, a "Distribution Date") out of the
                                                        payments received in respect of the assets of the related
                                                        Trust. The amount allocable to payments of principal and
                                                        interest on any Distribution Date will be determined as
                                                        specified in the related Supplement. Unless otherwise
                                                        specified in the related Supplement, all distributions
                                                        will be made pro rata to Certificateholders of the class
                                                        entitled thereto. The aggregate original balance of the
                                                        Certificates (the "Certificate Balance") will equal the
                                                        aggregate distributions allocable to principal that such
                                                        Certificates will be entitled to receive.
A. Interest...........................................  Each class of Certificates of a Series will accrue interest from the date and at the fixed or adjustable
                                                        rate set forth (or determined as set forth) in the
                                                        related Supplement (the "Pass-Through Rate"), except for
                                                        certain classes of Certificates that are only entitled to
                                                        distributions of principal ("PO Certificates").
                                                        Accrued interest will be distributed (to the extent of
                                                        funds available therefor), at the times and in the manner
                                                        specified in such Supplement. Distributions of interest
                                                        on any class of Accrual Certificates will commence at the
                                                        time specified in such Supplement; until then, interest
                                                        on the Accrual Certificates will be added to the
                                                        Certificate Balance thereof.
B. Principal..........................................  Each class of Certificates of a Series will receive distributions of principal in the amounts, at the times
                                                        and in the manner specified in the related Supplement
                                                        until its initial aggregate Certificate Balance has been
                                                        fully amortized, except for certain classes of
                                                        Certificates that are only entitled to distributions of
                                                        interest ("IO Certificates"). Allocations of
                                                        distributions of principal will be made to the
                                                        Certificates of each class during the periods and in the
                                                        order specified in the related Supplement.
Credit Enhancement....................................  The assets in a Trust or the Certificates of one or more classes in the related Series may have the benefit of one
                                                        or more types of credit support as described in the
                                                        related Supplement. The protection against losses
                                                        afforded by any such credit support may be limited. The
                                                        type, characteristics and amount of credit enhancement
                                                        will be determined based on the characteristics of the
                                                        Mortgage Loans underlying or comprising the Mortgage
                                                        Assets and other factors and will be established on the
                                                        basis of requirements of each Rating Agency rating the
                                                        Certificates of such Series. See "Credit Enhancement"
                                                        herein.
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
A. Subordination......................................  A Series of Certificates may consist of one or more classes of Senior Certificates and one or more classes of
                                                        Subordinate Certificates. If so specified in the related
                                                        Supplement, certain classes of Subordinate Certificates
                                                        may be senior to other Classes of Subordinate
                                                        Certificates and be rated investment grade ("Mezzanine
                                                        Certificates"). The rights of holders of the Subordinate
                                                        Certificates of a Series ("Subordinate Certificate-
                                                        holders") to receive distributions with respect to the
                                                        assets in the related Trust will be subordinated to such
                                                        rights of holders of the Senior Certificates of the same
                                                        Series ("Senior Certificateholders") to the extent
                                                        described in the related Supplement. This subordination
                                                        is intended to enhance the likelihood of regular receipt
                                                        by Senior Certificateholders of the full amount of their
                                                        scheduled monthly payments of principal and interest. The
                                                        protection afforded to Senior Certificateholders of a
                                                        Series by means of the subordination feature will be
                                                        accomplished by (i) the preferential right of such
                                                        holders to receive, prior to any distribution being made
                                                        in respect of the related Subordinate Certificates, the
                                                        amounts of principal and interest due them on each
                                                        Distribution Date out of the funds available for
                                                        distribution on such date and, to the extent described in
                                                        the related Supplement, by the right of such holders to
                                                        receive future distributions on the assets in the related
                                                        Trust that would otherwise have been payable to
                                                        Subordinate Certificateholders; (ii) reducing the
                                                        ownership interest of the related Subordinate
                                                        Certificates; (iii) a combination of clauses (i) and (ii)
                                                        above; or (iv) as otherwise described in the related
                                                        Supplement. If so specified in the related Supplement,
                                                        subordination may apply only in the event of certain
                                                        types of losses not covered by other forms of credit
                                                        enhancement, such as hazard losses not covered by
                                                        standard hazard insurance policies or losses due to the
                                                        bankruptcy or fraud of the mortgagor. The related
                                                        Supplement will set forth information concerning, among
                                                        other things, the amount of subordination of a class or
                                                        classes of Subordinate Certificates in a Series, the
                                                        circumstances in which such subordination will be
                                                        applicable and the manner, if any, in which the amount of
                                                        subordination will decrease over time.
B. Reserve Fund.......................................  One or more reserve funds (the "Reserve Fund") may be established and maintained for each Series. The related
                                                        Supplement will specify whether or not any such Reserve
                                                        Fund will be included in the corpus of the Trust for such
                                                        Series and will also specify the manner of funding the
                                                        related Reserve Fund and the conditions under which the
                                                        amounts in any such Reserve Fund will be used to make
                                                        distributions to holders of Certificates of a particular
                                                        class or released from the related Trust.
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
C. Surety Bond........................................  A surety bond or bonds may be obtained and maintained for a Series or certain classes thereof, which will, subject
                                                        to certain conditions and limitations, guaranty payments
                                                        of all or limited amounts of principal and interest due
                                                        on the classes of such Series or certain classes thereof.
D. Mortgage Pool Insurance Policy.....................  A mortgage pool insurance policy or policies (the
                                                        "Mortgage Pool Insurance Policy"), may be obtained and
                                                        maintained for a Series, which shall be limited in scope,
                                                        covering defaults on the related Mortgage Loans in an
                                                        initial amount equal to a specified percentage of the
                                                        aggregate principal balance of all Mortgage Loans
                                                        included in the Trust as of the first day of the month of
                                                        issuance of the related Series or such other date as is
                                                        specified in the related Supplement (the "Cut-off Date").
E. Fraud Waiver.......................................  If so specified in the related Supplement, a letter may be obtained from the issuer of a Mortgage Pool Insurance
                                                        Policy (the "Waiver Letter") waiving its right to deny a
                                                        claim or rescind coverage under the related Mortgage Pool
                                                        Insurance Policy by reason of fraud, dishonesty or
                                                        misrepresentation in connection with the origination of,
                                                        or application for insurance for, the related Mortgage
                                                        Loan or the denial or adjustment of coverage under any
                                                        related Primary Mortgage Insurance Policy because of such
                                                        fraud, dishonesty or misrepresentation. In such
                                                        circumstances, the issuer of the Mortgage Pool Insurance
                                                        Policy will be indemnified by the Seller for the amount
                                                        of any loss paid by the issuer of the Mortgage Pool
                                                        Insurance Policy (each such amount, a "Fraud Loss") under
                                                        the terms of the Waiver Letter. The maximum aggregate
                                                        amount of Fraud Losses covered under the Waiver Letter
                                                        and the period of time during which such coverage will be
                                                        provided will be specified in the related Supplement.
F. Special Hazard Insurance Policy....................  A special hazard insurance policy or policies (the
                                                        "Special Hazard Insurance Policy") may be obtained and
                                                        maintained for a Series, covering certain physical risks
                                                        that are not otherwise insured against by standard hazard
                                                        insurance policies. Each Special Hazard Insurance Policy
                                                        will be limited in scope and will cover losses pursuant
                                                        to the provisions of each such Special Hazard Insurance
                                                        Policy as described in the related Supplement.
G. Bankruptcy Bond....................................  A bankruptcy bond or bonds (the "Bankruptcy Bond") may be obtained to cover certain losses resulting from action
                                                        that may be taken by a bankruptcy court in connection
                                                        with a Mortgage Loan. The level of coverage and the
                                                        limitations in scope of each Bankruptcy Bond will be
                                                        specified in the related Supplement.
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
H. Cross Support......................................  If specified in the related Supplement, the beneficial ownership of separate groups of assets included in a
                                                        Trust may be evidenced by separate classes of the related
                                                        Series of Certificates. In such case, credit support may
                                                        be provided by a cross-support feature which requires
                                                        that distributions be made with respect to Certificates
                                                        evidencing beneficial ownership of one or more asset
                                                        groups prior to distributions to Subordinate Certificates
                                                        evidencing a beneficial ownership interest in other asset
                                                        groups within the same Trust.
I. FHA Insurance and VA Guaranty......................  All or a portion of the Mortgage Loans in a Trust may be insured by FHA insurance ("FHA Insurance") and may be
                                                        partially guaranteed by the VA (a "VA Guaranty").
J. Other Forms of Credit Support......................  Other forms of credit support to provide coverage for certain risks of default or various types of losses (such
                                                        as a letter of credit, limited guaranty or insurance
                                                        contract) may be applicable to a Series of Certificates,
                                                        to the Mortgage Assets included in the related Trust
                                                        and/or to the mortgage loans underlying such Mortgage
                                                        Certificates, as described in the related Supplement.
Advances..............................................  If so specified in the related Supplement, the Master
                                                        Servicer, directly or through subservicers, will be
                                                        obligated or have the right at its option to make certain
                                                        advances (each an "Advance") with respect to delinquent
                                                        payments on such Mortgage Loans. Any such advances will
                                                        be reimbursable to the extent described herein and in the
                                                        related Supplement.
Optional Termination..................................  The Master Servicer or, if specified in the related
                                                        Supplement for a Series of REMIC Certificates, the
                                                        holders of the Residual Certificates of such Series may
                                                        have the option to repurchase the Mortgage Assets
                                                        included in the related Trust and thereby effect early
                                                        retirement of a Series of Certificates. Any such option
                                                        will be exercisable at the times and upon satisfaction of
                                                        the conditions specified in the related Supplement.
Tax Status of REMIC Certificates......................  Regular Certificates of a particular Series will be treated as "regular interests" in the REMIC and will be
                                                        treated as debt instruments for federal income tax
                                                        purposes, and the Residual Certificates of such Series
                                                        will be treated as "residual interests" in the REMIC.
                                                        Holders of Residual Certificates generally will include
                                                        their pro rata shares of the net income or loss of the
                                                        REMIC in determining their federal taxable income.
                                                        Holders of Accrual Certificates and any other classes of
                                                        Regular Certificates issued with original issue discount
                                                        generally will be required to include the original issue
                                                        discount (which for federal income tax purposes includes
                                                        interest accrued on Accrual Certificates as well as
                                                        current interest paid thereon) in gross income over the
                                                        life of the Regular Certificates.
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
                                                        Distributions on Regular Certificates to foreign
                                                        investors generally will not be subject to U.S.
                                                        withholding tax, provided applicable certification
                                                        procedures are complied with.
                                                        Subject to certain limitations that may be applicable to
                                                        Buydown Loans, REMIC Certificates will be treated as
                                                        "regular or residual interests in a REMIC" for domestic
                                                        building and loan associations and "real estate assets"
                                                        for real estate investment trusts. See "Certain Federal
                                                        Income Tax Consequences -- REMIC Certificates" herein.
Tax Status of Non-REMIC Certificates..................  For federal income tax purposes, the trust created to hold the Mortgage Assets for each Series of Non-REMIC
                                                        Certificates will be classified as a grantor trust and
                                                        not as an association taxable as a corporation. Holders
                                                        of Non-REMIC Certificates of such Series which are not IO
                                                        Certificates will be treated as owners of undivided
                                                        interests in the trust and as equitable owners of
                                                        undivided interests in each of the Mortgage Assets held
                                                        by the trust, and such holders will be taxed on their pro
                                                        rata shares of the income from the related Mortgage
                                                        Assets and may be allowed to deduct their pro rata shares
                                                        of reasonable servicing fees, consistent with their
                                                        methods of accounting, subject to limitation in the case
                                                        of Non-REMIC Certificates held by individuals, estates,
                                                        or trusts (either directly or indirectly through certain
                                                        pass-through entities). If a Series of Non-REMIC
                                                        Certificates includes IO Certificates, holders of the
                                                        Certificates of such Series will be subject to the
                                                        "Stripped Bond Rules" of Section 1286 of the Code.
                                                        Subject to certain limitations that may be applicable to
                                                        Buydown Loans, to the extent the Mortgage Assets and the
                                                        related interests qualify for such treatment, interests
                                                        in the Mortgage Assets held by holders of applicable
                                                        Non-REMIC Certificates which are not IO Certificates will
                                                        be considered to represent "loans... secured by an
                                                        interest in real property" for domestic building and loan
                                                        associations and "real estate assets" for real estate
                                                        investment trusts.
                                                        It is not clear whether IO Certificates will be treated
                                                        as representing an ownership interest in qualifying
                                                        assets and income under Sections 7701(a)(19)(C)(v),
                                                        856(c)(5)(A) and 856(c)(3)(B) of the Code, although the
                                                        policy considerations underlying those Sections suggest
                                                        that such treatment should be available. It is also not
                                                        clear whether a reasonable prepayment assumption should
                                                        be applied in accruing original issue discount on the IO
                                                        Certificates.
                                                        See "Certain Federal Income Tax Consequences -- Non-REMIC
                                                        Certificates" herein.
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
Legal Investment......................................  The Supplement for each Series of Certificates will specify which, if any, of the classes of Certificates
                                                        offered thereby will constitute "mortgage-related
                                                        securities" for purposes of the Secondary Mortgage Market
                                                        Enhancement Act of 1984 ("SMMEA"). Classes of
                                                        Certificates that qualify as "mortgage related
                                                        securities" will be legal investments for certain types
                                                        of institutional investors to the extent provided in
                                                        SMMEA, subject, in any case, to any other regulations
                                                        that may govern investments by such institutional
                                                        investors. Institutions whose investment activities are
                                                        subject to review by federal or state authorities should
                                                        consult with their counsel or the applicable authorities
                                                        to determine whether an investment in a particular class
                                                        of Certificates (whether or not such class constitutes a
                                                        "mortgage related security") complies with applicable
                                                        guidelines, policy statements or restrictions.
ERISA Considerations..................................  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee
                                                        Retirement Income Security Act of 1974, as amended
                                                        ("ERISA") or the Code should carefully review with its
                                                        legal advisors whether the purchase or holding of
                                                        Certificates could give rise to a transaction prohibited
                                                        or not otherwise permissible under ERISA or the Code. See
                                                        "ERISA Considerations" herein. Certain classes of
                                                        Certificates may not be transferred unless the Trustee
                                                        and the Sponsor are furnished with a letter of
                                                        representation or an opinion of counsel to the effect
                                                        that such transfer will not result in violation of the
                                                        prohibited transaction provisions of ERISA and the Code
                                                        and will not subject the Trustee, the Sponsor or the
                                                        Master Servicer to additional obligations. See "ERISA
                                                        Considerations" herein.
Rating................................................  The Certificates of each class offered hereby and by a
                                                        Supplement will be rated in one of the four highest
                                                        rating categories by one or more nationally recognized
                                                        statistical rating organizations, as specified in such
                                                        Supplement (with respect to each Series of Certificates,
                                                        the "Rating Agency"). A security rating is not a
                                                        recommendation to buy, sell or hold the Certificates of
                                                        any Series and is subject to revision or withdrawal at
                                                        any time by the Rating Agency. Further, such ratings do
                                                        not address the effect of prepayments on the yield
                                                        anticipated by an investor. See "Rating" herein.

                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of Certificates.

NATURE OF MORTGAGES

     PROPERTY VALUES. There are several factors that could adversely affect the value of Mortgaged Properties such that the outstanding balance of the related Mortgage Loan would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Although Mortgaged Properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as discussed under "The Pooling and Servicing Agreement -- Hazard Insurance", no Mortgaged Property will otherwise be required to be insured against earthquake damage or any other loss not covered by a standard hazard insurance policy, as described under "The Pooling and Servicing Agreement -- Hazard Insurance." If such a decline or natural disaster occurs, the actual rates of delinquencies, foreclosures and losses on all Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Mortgage Loans will be borne by the holders of one or more classes of Certificates of the related Series.

     DELAYS DUE TO LIQUIDATION. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans" herein. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     DISPROPORTIONATE EFFECT OF LIQUIDATION EXPENSES. Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small Mortgage Loan than would be the case with the defaulted Mortgage Loan having a large remaining principal balance.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

     With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other Classes of Certificates of the same Series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a mortgage pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund and any combination thereof. See "Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit enhancement for any Series of Certificates may be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then current rating thereof will not be adversely affected. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof). The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Sponsor, the Seller, the Master Servicer, the Trustee, nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Class of Certificates of a Series.

BANKRUPTCY AND INSOLVENCY RISKS

     The Seller and the Sponsor will treat the transfer of the Mortgage Loans by the Seller to the Sponsor as a sale for accounting purposes. The Sponsor and the Trust will treat the transfer of Mortgage Loans from the Sponsor to the Trust as a sale for accounting purposes. As a sale of the Mortgage Loans by the Seller to the Sponsor, the Mortgage Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller, secured by a pledge of the Mortgage Loans. Similarly, as a sale of the Mortgage Loans by the Sponsor to the Trust, the Mortgage Loans would not be part of the Sponsor's bankruptcy estate and would not be available to the Sponsor's creditors. However, in the event of the insolvency of the Sponsor, it is possible that the bankruptcy trustee or a creditor of the Sponsor may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Sponsor, secured by a pledge of the Mortgage Loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Certificates and result in a reduction of payments due on the Certificates.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.

     The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each deposit to the Certificate Account will be specified in the related Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Certificates.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code"), a lender may not foreclose on a Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the Mortgaged Property is less than the principal balance of the Mortgage Loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such Mortgage Loan, change the rate of interest and alter the Mortgage Loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying the Certificates and possible reductions in the aggregate amount of such payments.

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE MORTGAGE LOANS

     Applicable federal and state laws regulate interest rates and other charges and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. For example, the federal district court for the eastern district of Virginia recently announced a decision indicating that federal law prohibited lenders from paying independent mortgage brokers a premium for loans with above-market interest rates. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loans to damages and administrative enforcement.

                                  THE TRUSTS*

GENERAL

     The Trust for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust will consist of certain mortgage-related assets (the "Mortgage Assets") consisting of (A) a mortgage pool (a "Mortgage Pool") comprised of Mortgage Loans or (B) Mortgage Certificates, in each case as specified in the related Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Supplement.

     The Certificates will be entitled to payment from the assets of the related Trust or other assets pledged for the benefit of the holders of such Certificates (the "Certificateholders") as specified in the related Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Sponsor.

     The Mortgage Assets for each Series may be acquired by the Sponsor, either directly or through affiliates, from originators or sellers that may be affiliates of the Sponsor (the "Seller") and conveyed by the Sponsor to the related Trust. Mortgage Loans acquired by the Sponsor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program -- Underwriting Standards" or as otherwise described in the related Supplement.

     The following is a brief description of the Mortgage Assets expected to be included in the Trusts. A schedule of the Mortgage Assets relating to such Series will be attached to the Pooling Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS

     The Mortgage Loans may be fixed- or adjustable-rate mortgage loans, or participations or other beneficial interests in such mortgage loans, evidenced by notes or other evidence of indebtedness (the "Mortgage Notes") secured primarily by first liens on one- to four-family residential properties in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The Mortgage Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related Supplement.

     If so specified in the related Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such buildings. A "Mortgage" is a mortgage, deed of trust or similar instrument with respect to a Mortgaged Property. The "Mortgaged Properties" securing the Mortgage Notes will be comprised of one- to four-family dwelling units that are either detached or semi-detached townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured homes and certain other dwelling units. The Mortgaged Properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any such leasehold interest will exceed the term of the related Mortgage Note by at least five years. For a discussion of leasehold mortgages, see "Certain Legal Aspects of the Mortgage

---------------

* Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single trust fund (the "Trust") consisting primarily of the Mortgage Assets in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust" will refer to one specific Trust.

Loans -- General -- Leaseholds". The Mortgaged Properties may include vacation and second homes and investment properties. An investment property is a Mortgage Property owned in fee simple by the borrower and is rented by the borrower to a third party. Each Mortgage Loan will be selected by the Sponsor for inclusion in a Trust from among those purchased, either directly or through affiliates. Originators, servicers or sellers may be affiliated with the Sponsor. All transactions involving affiliates will be conducted in a commercially reasonable manner at arm's length.

     Unless otherwise specified in the related Supplement, all of the Mortgage Loans in a Mortgage Pool will have monthly payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Supplement and may include any of the following features or combinations thereof or other features described in the related
Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Supplement, the "Index"), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Supplement.

          (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or at an interest rate that is different from the Mortgage Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. The terms of a Mortgage Loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The Mortgage Loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related Supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

     A Trust may contain certain Mortgage Loans ("Buydown Loans"), which include provisions whereby a third party partially subsidizes the monthly payments of the Mortgagor during the early years of the Mortgage Loan, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Mortgage Loans with certain LTVs and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the related Supplement. The loan-to-value ratio ("LTV") of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the Appraised Value of the related Mortgaged Property. If so specified in the related Supplement, the "Appraised Value" is either (x) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or (y) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

     Each Supplement for a Series will contain information, as of the Cut-off Date and to the extent known to the Sponsor, with respect to the Mortgage Loans contained in such Trust, including: (i) the number of Mortgage Loans, (ii) the geographic distribution of the Mortgage Loans; (iii) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date; (iv) the types of dwelling constituting the Mortgaged Properties; (v) the original terms to maturity of the Mortgage Loans; (vi) the largest principal balance and the smallest principal balance of the Mortgage Loans; (vii) the maximum LTV of the Mortgage Loans at origination;
(viii) the maximum and minimum Mortgage Rates; (ix) the aggregate principal balance of nonowner-occupied Mortgaged Properties; (x) the earliest origination date and latest maturity date of any of the Mortgage Loans; and (xi) the aggregate principal balance of Mortgage Loans having LTVs at origination exceeding 80%.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. If losses on defaulted Mortgage Loans exceed the coverage of any Primary Mortgage Insurance Policy or the amount of any credit support arrangement described in the related Supplement, such losses will be borne by holders of Certificates ("Certificateholders").

MORTGAGE CERTIFICATES

     All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

     The descriptions of GNMA, FHLMC and FNMA Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, FHLMC or FNMA may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Trust (and of the underlying mortgage loans) will be described in the related Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Trust.

     GNMA. GNMA is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA Loans") insured or guaranteed by the United States Federal Housing Administration (the "FHA") under the Housing Act or Title V of the Housing Act of 1949, or by the United States Department of Veteran Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection". To meet its obligations under its guaranties, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

     GNMA CERTIFICATES. All of the GNMA Certificates (the "GNMA Certificates") will be mortgage-backed certificates issued and serviced by GNMA- or FNMA-approved mortgage servicers. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates. Unless otherwise specified in the related Supplement, at least 90 percent by original principal amount of the mortgage loans underlying a GNMA Certificate will be mortgage loans having maturities of 20 years or more.

     Each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each such mortgage loan over the GNMA Certificate pass-through rate. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the GNMA Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

     The GNMA Certificates included in a Trust may be issued under either or both of the GNMA I program ("GNMA I Certificates") and the GNMA II program ("GNMA II Certificates"). All mortgages underlying a particular GNMA I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each GNMA I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA I Certificate. Mortgage Loans underlying a particular GNMA II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA II Certificate.

     GNMA will have approved the issuance of each of the GNMA Certificates in accordance with a guaranty agreement between GNMA and the servicer of the mortgage loans underlying such GNMA Certificate. Pursuant to such agreement, the servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such servicer on the mortgage loans backing the GNMA Certificate are less than the amounts due on such GNMA Certificate. If a servicer is unable to make payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by such servicer and such servicer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The registered holder of the GNMA Certificates included in a Trust is entitled to proceed directly against GNMA under the terms of each GNMA Certificate or the guaranty agreement or contract relating to such GNMA Certificate for any amounts that are not paid when due under each GNMA Certificate.

     As described above, the GNMA Certificates included in a Trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Supplement.

     FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC's common stock is owned by the Federal Home Loan Banks, and its preferred stock is owned by the stockholders of such Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. FHLMC is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates held by a Trust will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guaranties, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guaranty are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC

Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such FHLMC Certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     FEDERAL NATIONAL MORTGAGE ASSOCIATION. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA CERTIFICATES. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA ("FNMA Certificates"). Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. If FNMA were unable to perform such obligations, distributions on FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of FNMA Certificates. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the FNMA Certificates included in a Trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Supplement.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     STRIPPED MORTGAGE-BACKED SECURITIES. Mortgage Certificates may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Supplement. Each such Mortgage Certificate will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Mortgage Certificate to the same extent as such entity guarantees the underlying securities backing such stripped Mortgage Certificate, unless otherwise specified in the related Supplement.

CERTIFICATE ACCOUNT

     The Master Servicer or other entity identified in the related Supplement will, as to each Series of Certificates, establish and maintain a Certificate Account for the benefit of the Trustee and holders of the Certificates of such Series for receipt of (i) each distribution or monthly payment, as the case may be, made to the Trustee with respect to the Mortgage Assets, (ii) the amount of cash, if any, specified in the related Pooling Agreement to be initially deposited therein, (iii) the amount of cash, if any, withdrawn from any related Reserve Fund or other fund, and (iv) the reinvestment income thereon, if any. The Pooling Agreement for a Series may authorize the Trustee to invest the funds in the Certificate Account in certain investments ("Eligible Investments") that will qualify as "permitted investments" under Section 860G(a)(5) of the Code in the case of REMIC Certificates. The

Eligible Investments will generally mature not later than the business day immediately preceding the next Distribution Date for such Series (or, in certain cases, on such Distribution Date). Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related Pooling Agreement of each Rating Agency rating the Certificates of such Series that has rated such commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial and certain repurchase agreements of United States government securities. Reinvestment earnings, if any, on funds in the Certificate Account generally will belong to the Master Servicer.

SUBSTITUTION OF MORTGAGE ASSETS

     Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Supplement. See "The Pooling and Servicing Agreement -- Representations and Warranties".

                          DESCRIPTION OF CERTIFICATES

GENERAL

     Each Series of Certificates will be issued pursuant to a separate Pooling Agreement among the Sponsor, the Seller, the Trustee and the Master Servicer, if such Series relates to Mortgage Loans. A form of Pooling Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Pooling Agreement. The Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement and the Supplement related to a particular Series of Certificates. References herein to a Trustee or the Master Servicer include, unless otherwise specified, any agents acting on behalf of such Trustee or any subcontractor of the Master Servicer, any of which agents or subcontractors may be one of their affiliates.

     The Certificates are issuable in Series, each evidencing the entire ownership interest in a Trust of assets consisting primarily of Mortgage Assets. The Certificates of each Series will be issued in fully registered form or book-entry form and will be issued in the authorized denominations for each class specified in the related Supplement, will evidence specified beneficial ownership interests in the related Trust created pursuant to the related Pooling Agreement and will not be entitled to payments in respect of the assets included in any other Trust established by the Sponsor. The transfer of the Certificates may be registered, and the Certificates may be exchanged, at the office or agency of the Trustee specified in the related Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. The transfer of any class of a Series of Certificates may be subject to the satisfaction of certain conditions set forth in the related Supplement. Any qualifications on direct or indirect ownership of Residual Certificates, as well as restrictions on the transfer of such Residual Certificates, will be set forth in the related Supplement. The Certificates will not represent obligations of the Sponsor or any affiliate of the Sponsor. The Mortgage Assets will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Supplement.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust. A Series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of

Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust, or on a different basis, in each case as specified in the related Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Supplement.

DISTRIBUTIONS

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Supplement) in proportion to the percentages specified in the related Supplement. Distributions will be made by wire transfer (in the case of Certificates which are of a certain minimum denomination, as specified in the related Supplement) or by check mailed to record holders of such Certificates as of the date or dates specified in the related Supplement (each, a "Record Date") at their addresses appearing in the register maintained for holders of Certificates (the "Certificate Register"), except that the final distribution of principal will be made only upon presentation and surrender of such Certificate at the office or agency of the Paying Agent for such Certificate specified in the related Supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of such Certificate. In the event the Certificates of a Series are issued in book-entry form, distributions on such Certificates, including the final distribution in retirement of such Certificates, will be made through the facilities of a depository in accordance with its usual procedures in the manner described in the related Supplement.

     Distributions of principal of and interest on the Certificates will be made by the Trustee out of the Certificate Account established under the Pooling Agreement. All distributions on the Mortgage Certificates, if any, included in the Trust for a Series, remittances on the Mortgage Loans by the Master Servicer pursuant to the Pooling Agreement, together with any reinvestment income (if so specified in the related Supplement) thereon and amounts withdrawn from any Reserve Fund or other fund or payments in respect of other credit enhancement and required to be so deposited, will be deposited directly into the Certificate Account and thereafter will be available (except for funds held for future distribution and for funds payable to the Master Servicer) to make distributions on Certificates of such Series on the next succeeding Distribution Date. See "The Trusts -- Certificate Account" and "The Pooling and Servicing
Agreement -- Payments on Mortgage Loans" herein.

     INTEREST. Interest will accrue on the aggregate Certificate Balance (or, in the case of IO Certificates, the aggregate notional amount) of each class of Certificates (the "Class Certificate Balance") entitled to interest at the Pass-Through Rate (which may be a fixed rate or a rate adjustable as specified in such Supplement) during each Interest Accrual Period specified in such Supplement. The "Interest Accrual Period" with respect to any Distribution Date shall be the period from (and including) the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the last day of such preceding month, or such other period as may be specified in the related Supplement. To the extent funds are available therefor, interest accrued during each such Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Supplement until the Class Certificate Balance of such class is reduced to zero or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Supplement. Unless otherwise specified in the related Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Supplement, interest on the Certificates of each class will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the related Supplement and, prior to such time, such interest will be added to the Class Certificate Balance of such class of Accrual Certificates. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

     PRINCIPAL. Unless otherwise specified in the related Supplement, the Class Certificate Balance of any class of Certificates entitled to distributions of principal will be the original Class Certificate Balance of such class of Certificates specified in such Supplement, reduced by all distributions reported to holders of such Certificates as allocable to principal and adjustments, if any, in respect of losses and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, subject to the effect of negative amortization. The related Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     Each class of Certificates of a Series (except for IO Certificates) will (to the extent of funds available therefor) receive distributions of principal in the amounts, at the times and in the manner specified in the related Supplement until its initial aggregate Class Certificate Balance has been fully amortized. Allocations of distributions of principal will be made to the Certificates of each class, during the periods and in the order specified in the related Supplement. Unless otherwise specified in the related Supplement, distributions will be made pro rata among the Certificates of each class then entitled to receive such distributions.

     If so provided in the related Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinate Certificates in the Trust. Increasing the interests of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates. See "Credit Enhancement -- Subordination" herein and "Credit Enhancement -- Subordination of the Subordinated Certificates" in the related Supplement.

     UNSCHEDULED DISTRIBUTIONS. If specified in the related Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any Reserve Fund, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Supplement.

     Unless otherwise specified in the related Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

     The "Last Scheduled Distribution Date" for a class of Certificates is the latest date as of which the Class Certificate Balance of the Certificates of such class is expected to be fully amortized, either based on the assumptions that all scheduled payments (with no prepayments) on the Mortgage Assets in the related Trust are timely received and, if applicable, that all such scheduled payments are reinvested on receipt at the rate or rates specified in the related Supplement at which amounts in the Certificate Account are assumed to earn interest (the "Assumed Reinvestment Rate"). (If an Assumed Reinvestment Rate is specified for a Series of Certificates, reinvestment earnings on funds in the Certificate Account will not belong to the Master Servicer as additional servicing compensation. Such amounts will be part of the Trust and will be available to make distributions on the related Certificates.) The "Last Scheduled Distribution Date" for each class of Certificates will be specified in the related Supplement.

CATEGORIES OF CLASSES OF CERTIFICATES

     In general, the classes of certificates of each Series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Supplement for a Series of Certificates may identify the classes which comprise such Series by reference to the following categories.

CATEGORIES OF CLASSES                                                       DEFINITION

                                                  PRINCIPAL TYPES

Accretion Directed..............................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An Accretion Directed
                                                  Class also may receive principal payments from principal paid on the Mortgage Assets or other assets of the Trust for the related Series.
Component Certificates..........................  A class consisting of "Components." The Components of a class of Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class. Each Component of a class of Component
                                                  Certificates may be identified as falling into one or more of the categories in this chart.
Notional Amount Certificates....................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for
                                                  purposes of the determination of interest distributions.
Planned Principal Class (also sometimes referred
  to as "PACs").................................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage
                                                  Assets. These two rates are the endpoints for the "structuring range" for the Planned Principal Class. The Planned Principal
                                                  Classes in any Series of Certificates may be subdivided into different categories (e.g., PRIMARY PLANNED PRINCIPAL CLASSES,
                                                  SECONDARY PLANNED PRINCIPAL CLASSES and so forth) having
                                                  different effective structuring ranges and different principal payment priorities. The structuring range for the Secondary
                                                  Planned Principal Class of a Series of Certificates will be narrower than that for the Primary Planned Principal Class of such Series.
Scheduled Principal Class.......................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In
                                                  many cases, the schedule is derived by assuming two constant prepayment rates for the Mortgage Assets. These two rates are the endpoints for the "structuring range" for the Scheduled
                                                  Principal Class.
Sequential Pay..................................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same Series of Certificates may be
                                                  identified as a Sequential Pay Class.

CATEGORIES OF CLASSES                                                       DEFINITION
Strip...........................................  A class that receives a constant proportion, or "strip," of the principal payments on the Mortgage Assets. The constant
                                                  proportion of such principal payments may or may not vary for each Mortgage Asset included in the Trust and will be
                                                  calculated in the manner described in the related Supplement.
                                                  Such Classes may also receive payments of interest.
Support Class (also sometimes referred to as
  "companion classes")..........................  A class that receives principal payments on any Distribution
                                                  Date only if scheduled payments have been made on specified
                                                  Planned Principal Classes, Targeted Principal Classes and/or
                                                  Scheduled Principal Classes.
Targeted Principal Class (also sometimes
  referred to as "TACs")........................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the Mortgage Assets.
                                                  INTEREST TYPES
Accrual.........................................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each
                                                  applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such class of
                                                  Accrual Certificates is retired.
Fixed Rate......................................  A class with a Pass-Through Rate that is fixed throughout the life of the class.
Floating Rate...................................  A class with a Pass-Through Rate that resets periodically based upon a designated Index and that varies directly with changes in such Index.
Inverse Floating Rate...........................  A class with a Pass-Through Rate that resets periodically based upon a designated Index and that varies inversely with changes in such Index.
IO..............................................  Certificates that receive some or all of the interest payments made on the Mortgage Assets and little or no principal. IO
                                                  Certificates have either a nominal principal balance or a
                                                  notional amount. A nominal principal balance represents actual principal that will be paid on such Certificates. It is
                                                  referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a
                                                  reference to calculate the amount of interest due on an IO
                                                  Certificate that is not entitled to any distributions in
                                                  respect of principal.
Partial Accrual.................................  A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable Distribution Date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may
                                                  continue until a specified event has occurred or until such class of Partial Accrual Certificates is retired.
PO..............................................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Variable Rate...................................  A class with a Pass-Through Rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the
                                                  Mortgage Rates borne by the Mortgage Loans in the related
                                                  Trust).

RESIDUAL CERTIFICATES

     A Series of REMIC Certificates will include a class of Residual Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they are entitled in accordance with their terms and as described in the related Supplement, the excess of the sum of distributions, payments and other amounts received over the sum of (i) the amount required to be distributed to Certificateholders on such Distribution Date and (ii) certain expenses, all as more specifically described in the related Supplement. In addition, after the aggregate Class Certificate Balances of all classes of Regular Certificates has been fully amortized, holders of the Residual Certificates will be the sole owners of the related Trust and will have sole rights with respect to the Mortgage Assets and other assets remaining in such Trust. Some or all of the Residual Certificates of a Series may be offered by this Prospectus and the related Supplement; if so, the terms of such Residual Certificates will be described in such Supplement. Any qualifications on direct or indirect ownership of Residual Certificates offered hereby and by the related Supplement, as well as restrictions on the transfer of such Residual Certificates, will be set forth in the related Supplement. If such Residual Certificates are not so offered, the Sponsor may (but need not) sell some or all of such Residual Certificates on or after the date of original issuance of such Series in transactions exempt from registration under the Securities Act and otherwise under circumstances that will not adversely affect the REMIC status of the Trust.

ADVANCES

     The Master Servicer may be obligated or have the right at its option under the Pooling Agreement for a Series of Certificates backed in whole or in part by Mortgage Loans to advance, on or prior to any Distribution Date, from its own funds and/or funds being held in the Certificate Account for future distribution to Certificateholders in an amount up to the aggregate of interest and principal installments on the Mortgage Loans that are delinquent on the related Determination Date. If specified in the related Supplement, in the case of Cooperative Loans, the Master Servicer will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases. The Master Servicer may be obligated to make such Advances only to the extent any such Advance, in the judgment of the Master Servicer made on the Determination Date, will be reimbursable from late payments made by Mortgagors, payments under any Primary Mortgage Insurance Policy or other form of credit support or proceeds of liquidation. Any Master Servicer funds thus advanced are reimbursable to the Master Servicer from cash in the Certificate Account to the extent that the Master Servicer shall determine that any such Advances previously made are not ultimately recoverable from the sources described above.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the related classes of Certificates, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from funds being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date.

     The Master Servicer may also be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Pooling Agreement. If specified in the related Supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Supplement.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Supplement, prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the aggregate amount withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to Certificateholders;

          (v) the Class Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments with respect to the Mortgage Assets, if any, which each such class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days,
     (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure ("REO Property");

          (xi) the Pass-Through Rate, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

          (xii) if applicable, the amount remaining in the Reserve Fund at the close of business on the Distribution Date;

          (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit support.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, the use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related Supplement, or any combination of the foregoing. Unless otherwise specified in the related Supplement, no credit support will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the

Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of any deficiencies.

     If specified in the related Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related Trusts. If applicable, the related Supplement will identify the Trusts to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

SUBORDINATION

     If so specified in the related Supplement, the rights of holders of one or more classes of Subordinate Certificates will be subordinate to the rights of holders of one or more classes of Senior Certificates of such Series to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinate Certificates under the circumstances and to the extent specified in the related Supplement. If so specified in the related Supplement, certain classes of Subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade ("Mezzanine Certificates"). If specified in the related Supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the various classes of Subordinate Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the Subordinate Certificates by virtue of subordination and the amount of distributions otherwise distributable to Subordinate Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the amount specified in the related Supplement, Senior Certificateholders would experience losses on their Certificates.

     If specified in the related Supplement, various classes of Senior Certificates and Subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior Certificates and Subordinate Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinate Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise, in each case as specified in the related Supplement.

SURETY BONDS

     A surety bond or bonds may be obtained and maintained for a Series or certain classes thereof which will, subject to certain conditions and limitations, guaranty payments of all or limited amounts of principal and interest due on all or certain of the classes of such Series.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related Supplement, a separate mortgage pool insurance policy ("Mortgage Pool Insurance Policy") will be obtained for the Trust and issued by the insurer (the "Pool Insurer") named in such Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Trust in an amount equal to a percentage specified in such Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Mortgaged Property is damaged, and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that
(i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     No Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described herein and, in such event, might give rise to an obligation on the part of such Seller to repurchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by Certificateholders.

FRAUD WAIVER

     If so specified in the related Supplement, a letter may be obtained from the issuer of a Mortgage Pool Insurance Policy (the "Waiver Letter") waiving its right to deny a claim or rescind coverage under the related Mortgage Pool Insurance Policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation. In such circumstances, the issuer of the Mortgage Pool Insurance Policy will be indemnified by the Seller for the amount of any loss paid by the issuer of the Mortgage Pool Insurance Policy (each such amount, a "Fraud Loss") under the terms of the Waiver Letter. The maximum aggregate amount of Fraud Losses covered under the Waiver Letter and the period of time during which such coverage will be provided will be specified in the related Supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Supplement, a separate Special Hazard Insurance Policy will be obtained for the Trust and will be issued by the insurer (the "Special Hazard Insurer") named in such Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage and such other hazards as are specified in the related Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of Mortgage Loans -- Hazard Insurance" herein. No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and unless otherwise specified in the related Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will also reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent specified in the Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

BANKRUPTCY BONDS

     If specified in the related Supplement, a bankruptcy bond (the "Bankruptcy Bond") to cover losses resulting from proceedings under the Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in such Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Sellers" herein.

     To the extent specified in the Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

RESERVE FUND

     If so specified in the related Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more reserve funds (the "Reserve Fund") for such Series. The related Supplement will specify whether or not a Reserve Fund will be included in the Trust for such Series.

     The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Supplement, to which Subordinate Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in Eligible Investments. Any instrument deposited therein will name the Trustee, in its capacity as trustee for Certificateholders, or such other entity as is specified in the related Supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution to Certificateholders for the purposes, in the manner and at the times specified in the related Supplement.

CROSS SUPPORT

     If specified in the related Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The related Supplement for a Series that includes a cross support feature will describe the manner and conditions for applying such cross support feature.

OTHER INSURANCE, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the related Supplement, a Trust may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The weighted average life of a Series of Certificates and the yield to investors depend in part on the rate and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular Series will be identified and described in the related Supplement.

     The Supplement for a Series of Certificates may contain a table setting forth percentages of the initial Certificate Balance of each class expected to be outstanding after each of the dates shown in such table. Any such table will be based upon a number of assumptions stated in such Supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment model specified in the related Supplement. It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any Series will conform to any of the percentages of the prepayment model described in the table set forth in such Supplement.

     The rate of principal prepayments on pools of mortgage loans underlying the Mortgage Certificates and Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on such mortgage loans or on the Mortgage Loans included in a Trust, such mortgage loans or Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans or Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on such mortgage loans or on the Mortgage Rates borne by the Mortgage Loans included in a Trust, such mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by such mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and the availability of mortgage funds.

     Prepayments may also result from the enforcement of any "due-on-sale" provisions contained in a Mortgage Note permitting the holder of the Mortgage Note to demand immediate repayment of the outstanding balance of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer will agree that it will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; PROVIDED, HOWEVER, that the Master Servicer will not take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. Under current law, such exercise is permitted for substantially all the mortgage loans which contain such clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase.

     Mortgage Loans insured by the FHA and Mortgage Loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that on conventional Mortgage Loans bearing comparable interest rates.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to Certificateholders because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Supplement, both full and partial prepayments will not be passed through until the month following receipt.

     The effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer or, if specified in the related Supplement for a Series of REMIC Certificates, the holders of the Residual Certificates of such Series may have the option to purchase the assets of a Trust thereby effecting early retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination" herein.

     Factors other than those identified herein and in the related Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including Principal Prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                                  THE SPONSOR

     Headlands Mortgage Securities Inc., a Delaware corporation (the "Sponsor"), was organized on November 18, 1996 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Sponsor is a subsidiary of Headlands Mortgage Company, a closely-held California S-corporation. The Sponsor maintains its principal office at 700 Larkspur Landing Circle, Suite 250, Larkspur, California 94939. Its telephone number is (415) 925-5442.

     Neither the Sponsor nor any of the Sponsor's affiliates will ensure or guarantee distributions on the Certificates of any Series.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of each Series of Certificates will be used by the Sponsor to either purchase the Mortgage Assets related to that Series or to return to the Sponsor the amounts previously used to effect such a purchase, the costs of carrying the Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates.

                             MORTGAGE LOAN PROGRAM

     Set forth below is a description of aspects of the Sponsor's purchase program for Mortgage Loans eligible for inclusion in a Trust. The related Supplement will contain additional information regarding the origination of the Mortgage Loans.

     The Sponsor will purchase Mortgage Loans, either directly or through affiliates, from Sellers. The Mortgage Loans so acquired by the Sponsor will have been originated in accordance with the underwriting criteria specified below under " -- Underwriting Standards".

UNDERWRITING STANDARDS

     Each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Sponsor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by a Seller, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low LTVs or other favorable credit exist.

     If specified in the related Supplement, a portion of the Mortgage Loans in a Mortgage Pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The Supplement for each Series of Certificates will indicate the types of limited documentation programs pursuant to which the related Mortgage Loans were originated and the underwriting standards applicable to such limited documentation programs.

     In the case of a Mortgage Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the Mortgage Note.

     Certain of the types of Mortgage Loans that may be included in a Trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagors have the ability to make the monthly payments required initially. In some instances, however, a Mortgagor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of LTVs or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each Seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those mortgage loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of the Pooling Agreement which are not described elsewhere in this Prospectus.

ASSIGNMENT OF MORTGAGE LOANS

     ASSIGNMENT OF MORTGAGE LOANS. At the time of issuance of each Series of Certificates, the Sponsor will cause the Mortgage Loans comprising the related Trust to be assigned to the Trustee together with all principal and interest on the Mortgage Loans, except for principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates to the Sponsor or its designated agent in exchange for the Mortgage Loans and other assets, if any. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of each Mortgage Note, the LTV and certain other information.

     In addition, the Sponsor will, as to each Mortgage Loan, deliver to the Trustee (or a custodian) the Mortgage Note endorsed without recourse in blank or to the order of the Trustee, an assignment to the Trustee of the Mortgage in form for recording or filing as may be appropriate in the state of the Mortgaged Property, the original recorded Mortgage with evidence of recording or filing indicated thereon, or a copy of such Mortgage certified by the recording office in those jurisdictions where the original is retained by the recording office, a copy of the title insurance policy or other evidence of title, and evidence of any Primary Mortgage Insurance Policy for such Mortgage Loan, if applicable. In certain instances where documents respecting a Mortgage Loan may not be available prior to execution of the Pooling Agreement, the Sponsor may deliver copies thereof and deliver such documents to the Trustee promptly upon receipt.

     With respect to any Mortgage Loans that are Cooperative Loans, the Sponsor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Supplement. The Sponsor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or a custodian) will review the Mortgage Loan documents within a specified number of days of receipt thereof in original form to ascertain that all required documents have been properly executed and received. The Trustee will hold such documents for each Series in trust for the benefit of holders of the Certificates of such Series. Unless otherwise specified in the related Supplement, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the Pooling Agreement, and such defect cannot be cured within the permitted time period, the Seller will replace such Mortgage Loan with an eligible substitute mortgage loan (as described in the related Supplement) or repurchase the related Mortgage Loan from the Trustee within a specified number of days of receipt of notice of the defect at a price generally equal to the outstanding principal balance thereof, plus accrued and unpaid interest thereon at the applicable Mortgage Rate to the first day of the month following the month of repurchase (less any unreimbursed Advances or amounts payable as related servicing compensation if the Seller is the Master Servicer with respect to such Mortgage
Loan). Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Master Servicer with respect to such Mortgage Loan or unreimbursed payments under any form of credit enhancement. The remaining portion of such repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under "Description of Certificates -- Distributions" herein. This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for such a defect in a constituent document.

     Any restrictions on such substitution or repurchase with respect to a Series of Certificates will be set forth in the related Supplement.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Unless otherwise specified in the related Supplement, assignments of the Mortgage Loans to the Trustee will be recorded or filed in the appropriate jurisdictions except in jurisdictions where, in the written opinion of local counsel acceptable to the Sponsor, such filing or recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Sponsor or the Seller.

     ASSIGNMENT OF MORTGAGE CERTIFICATES. The Sponsor will cause the Mortgage Certificates to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will authenticate and deliver the Certificates. The Trustee (or the custodian) will hold the Mortgage Certificates in the manner described in the related Supplement. Each Mortgage Certificate will be identified in a schedule appearing as an exhibit to the Pooling Agreement, which will specify as to each Mortgage Certificate the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Supplement, the Sponsor will not make any representations and warranties regarding the Mortgage Loans, and its assignment of the Mortgage Loans to the Trustee will be without recourse. As further described below, the Seller will make certain representations and warranties concerning the Mortgage Loans in the related Pooling Agreement and under certain circumstances may be required to repurchase or substitute a Mortgage Loan as a result of a breach of any such representation or warranty.

     In the Pooling Agreement for each Series of Certificates backed in whole or in part by Mortgage Loans, the Seller will represent and warrant to the Trustee, unless otherwise specified in the related Supplement, among other things, that:
(i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (ii) at the time of transfer the Seller had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims, except to the extent that the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor; (iii) as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent; (iv) a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect; (v) if a Primary Mortgage Insurance Policy is required with respect to such Mortgage Loan, such policy is valid and remains in full force and effect as of the Closing Date;
(vi) as of the Closing Date, each Mortgage is a valid first lien on the related Mortgaged Property (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vii) as of the Closing Date, each Mortgaged Property is free of damage and is in good repair; (viii) as of the time each Mortgage Loan was originated, the Mortgage Loan complied with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; and (ix) as of the Closing Date, there are no delinquent tax or assessment liens against any Mortgaged Property.

     In the event of the discovery by the Seller of a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, or the receipt of notice thereof from the Trustee, the Seller will, with respect to a breach of its representations or warranties, cure the breach within the time permitted by the related Pooling Agreement or substitute a substantially similar substitute mortgage loan for such Mortgage Loan or repurchase the related Mortgage Loan, or any Mortgaged Property acquired in respect thereof, on the terms set forth above under " -- Assignment of Mortgage Loans" and in the related Supplement. The proceeds of any such repurchase will be passed through to Certificateholders as liquidation proceeds. This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders and the Trustee for any such breach. Neither the Sponsor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Seller will carry out their respective repurchase obligations with respect to the Mortgage Loans.

     Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Sponsor or its affiliates.

SERVICING

     The Master Servicer will be responsible for servicing and administering the Mortgage Loans and will agree to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions or mortgages of the same type as the Mortgage Loans in those jurisdictions where the related Mortgage Properties are located. The Master Servicer may enter into a subservicing agreement with a subservicer to perform, as an independent contractor, certain servicing functions for the Master Servicer subject to its supervision. A subservicing agreement will not contain any terms or conditions that are inconsistent with the related Pooling Agreement. The subservicer will receive a fee for such services which will be paid by the Master Servicer out of the Master Servicing Fee. The Master Servicer will have the right to remove the subservicer of any Mortgage Loan at any time for cause and at any other time upon the giving of the required notice. In such event, the Master Servicer would continue to be responsible for servicing such Mortgage Loan and may designate a replacement subservicer (which may include an affiliate of the Sponsor or the Master Servicer).

     The Master Servicer is required to maintain a fidelity bond and errors and omissions policy or their equivalent with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the Pooling Agreement.

PAYMENTS ON MORTGAGE LOANS

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust one or more accounts for the collection of payments on the related Mortgage Assets (the "Certificate Account") which must be an Eligible Account. An "Eligible Account" is an account or accounts which is either (i) maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the Rating Agency that rated one or more classes of the related Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, Certificateholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing such funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained or (iv) an account or accounts otherwise acceptable to such Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to investments consisting of United States government securities and other high-quality investments ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Eligible Investments. The Master Servicer or its designee will generally be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or the Seller or with a depository institution that is an affiliate of the Master Servicer or the Sponsor, provided it is an Eligible Account.

     Unless otherwise specified in the related Supplement, the Master Servicer will deposit in the Certificate Account for each Trust on a daily basis, to the extent applicable, the following payments and collections received by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i) All payments on account of principal and interest (which, at its option, may be net of the applicable servicing compensation), including Principal Prepayments;

          (ii) All amounts received by foreclosure or otherwise in connection with the liquidation of defaulted Mortgage Loans, net of expenses incurred in connection with such liquidation;

          (iii) All proceeds received under any Primary Mortgage Insurance Policy or title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property;

          (iv) All advances as described herein under "Advances";

          (v) All proceeds of any Mortgage Loans or property acquired in respect thereof repurchased as described herein under " -- Assignment of Mortgage Loans" and " -- Representations and Warranties";

          (vi) Any Buydown Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account as described below;

          (vii) All payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" herein;

          (viii) Any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account; and

          (ix) All other amounts required to be deposited in the Certificate Account.

     Under the Pooling Agreement for each Series, the Master Servicer will be authorized to make the following withdrawals from the Certificate Account:

          (i) To clear and terminate the Certificate Account upon liquidation of all Mortgage Loans or other termination of the Trust;

          (ii) To reimburse any provider of credit support for payments under such credit support from amounts received as late payments on related Mortgage Loans or from related insurance or liquidation proceeds;

          (iii) To reimburse the Master Servicer for Advances from amounts received as late payments on related Mortgage Loans, from related insurance or liquidation proceeds or from other amounts received with respect to such Mortgage Loans;

          (iv) To reimburse the Master Servicer from related insurance or liquidation proceeds for amounts expended by the Master Servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of a Mortgage Loan;

          (v) To pay to the Master Servicer its Master Servicing Fee (and other servicing compensation, if applicable) and to the Trustee its fee;

          (vi) To reimburse the Master Servicer for Advances which the Master Servicer has determined to be otherwise nonrecoverable;

          (vii) To withdraw any amount deposited to the Certificate Account in error; and

        (viii) To pay any expenses which were incurred and are reimbursable pursuant to the Pooling Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer will agree to proceed diligently to collect all payments called for under the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, suspend or reduce regular monthly payments for a period of up to six months, or arrange with a Mortgagor a schedule for the liquidation of delinquencies. In the event of any such arrangement, but only to the extent of the amount of any credit support, the provider of such credit support will honor requests for payment or otherwise distribute funds with respect to such Mortgage Loan during the scheduled period in accordance with the amortization schedule thereof and without regard to the temporary modification thereof. In addition, in the event of any such arrangement, the Master Servicer's obligation to make Advances on the related Mortgage Loan shall continue during the scheduled period.

     Under the Pooling Agreement, the Master Servicer will be required to enforce "due-on-sale" clauses with respect to the Mortgage Loans to the extent contemplated by the terms of the Mortgage Loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a Mortgage Loan is required by law, upon receipt of assurance that the Primary Mortgage Insurance Policy covering such Mortgage Loan will not be affected, the Master Servicer may permit the assumption of a Mortgage Loan, pursuant to which the Mortgagor would remain liable on the Mortgage Note, or a substitution of liability with respect to such Mortgage Loan, pursuant to which the new Mortgagor would be substituted for the original Mortgagor as being liable on the Mortgage Note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Master Servicer as additional servicing compensation. In connection with any assumption or substitution, the Mortgage Rate borne by the related Mortgage Note may not be changed.

     The Pooling Agreement may require the Master Servicer to establish and maintain one or more escrow accounts into which Mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for Mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Master Servicer out of related assessments for maintaining hazard insurance, to refund to Mortgagors amounts determined to be overages, to remit to Mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the Mortgaged Property and to clear and terminate any of the escrow accounts. The Master Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

HAZARD INSURANCE

     Unless otherwise specified in the related Supplement, under the Pooling Agreement, the Master Servicer will be required to maintain for each Mortgage Loan a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary in the state in which the property is located. Such coverage will be in an amount at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will deposit in the Certificate Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover (among other things) any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

     If, however, any Mortgaged Property at the time of origination of the related Mortgage Loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Such flood insurance policy will provide coverage in an amount not less than the lesser of (i) the principal balance of the Mortgage Loan or (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program.

     The hazard insurance policies covering the Mortgaged Properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balance owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

PRIMARY MORTGAGE INSURANCE

     The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Supplement, a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Pooling Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer (a "Primary Insurer") whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer of the related Primary Mortgage Insurance Policy, (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, Mortgagor or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related sub-servicer not being approved as a servicer by the Primary Insurer.

     Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and Certificateholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of the Master Servicer, the Trustee and Certificateholders shall be deposited in the Certificate Account for distribution as set forth above. The Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy required to be kept in force by the Pooling Agreement.

CLAIMS UNDER INSURANCE POLICIES AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable Primary Mortgage Insurance Policy and will take such reasonable steps as are necessary to permit recovery under such other insurance policies respecting defaulted Mortgage Loans. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Primary Mortgage Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless the Master Servicer determines (i) that such restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable to it through liquidation proceeds.

     Regardless of whether recovery under any Primary Mortgage Insurance Policy is available or any further amount is payable under the credit enhancement for a Series of Certificates, the Master Servicer is nevertheless obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit enhancement for a Series of Certificates, and if the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loan plus interest accrued thereon, Certificateholders will realize a loss in the amount of such difference plus the aggregate of unreimbursed advances of the Master Servicer with respect to such Mortgage Loan and expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Pooling Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's primary compensation for its activities as Master Servicer will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of the amount specified in the related Supplement (the "Master Servicing Fee"). As principal payments are made on the Mortgage Loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the Master Servicer will decrease as the Mortgage Loans amortize. Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Master Servicer to decrease.

     In addition, the Master Servicer will be entitled to retain all prepayment fees, assumption fees and late payment charges, to the extent collected from Mortgagors and any benefit that may accrue as a result of the investment of funds in the Certificate Account (unless otherwise specified in the related Supplement).

     The Master Servicer will pay all expenses incurred in connection with its activities as Master Servicer (subject to limited reimbursement), including payments of expenses incurred in connection with distributions and reports to Certificateholders of each Series and, if so specified in the related Supplement, payment of the fees and disbursements of the Trustee and payment of any fees for providing credit enhancement. The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, such right of reimbursement being prior to the rights of Certificateholders to receive any such proceeds.

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement will provide that the Master Servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the Trustee to the effect that such firm has performed certain procedures specified in the Pooling Agreement and that such review has disclosed no items of noncompliance with the provisions of such Pooling Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Each Pooling Agreement will provide for delivery to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Pooling Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE SPONSOR, THE SELLER AND THE MASTER SERVICER

     The Pooling Agreement for each Series of Certificates backed in whole or in part by Mortgage Loans will provide that the Master Servicer (i) may not pledge its rights thereunder except upon receipt by the Trustee of a letter from the Rating Agency that such pledge shall not result in a downgrading of the Certificates and (ii) may not resign from its obligations and duties as Master Servicer thereunder, except upon (a) appointment of a successor servicer and receipt by the Trustee of a letter from the Rating Agency that such resignation and appointment will not result in the downgrading of the Certificates or (b) determination that its duties thereunder are no longer permissible under applicable law. No such resignation under (ii)(b) above will become effective until the Trustee or a successor has assumed the Master Servicer's obligations and duties under such Pooling Agreement.

     The Pooling Agreement for each such Series will also provide that neither the Sponsor, the Master Servicer nor the Seller, nor any directors, officers, employees or agents of any of them (collectively, the "Indemnified Parties") will be under any liability to the Trust or Certificateholders or the Trustee, any subservicer or others for any action taken (or not taken) by any Indemnified Party, any subservicer or the Trustee in good faith pursuant to the Pooling Agreement, or for errors in judgment; PROVIDED, HOWEVER, that neither the Sponsor, the Seller, the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling Agreement will further provide that each Indemnified Party is entitled to indemnification by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates for such Series, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such indemnified Party's duties thereunder or by reason of reckless disregard by such indemnified Party of its obligations and duties thereunder. In addition, the Pooling Agreement will provide that neither the Sponsor, the Seller nor the Master Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Sponsor, the Seller or the Master Servicer, its duties under the Pooling Agreement and which in its opinion may involve it in any expense or liability. Each of the Sponsor, the Seller and the Master Servicer may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Sponsor, the Seller and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

EVENTS OF DEFAULT

     Events of default by the Master Servicer under the Pooling Agreement for each Series of Certificates evidencing an interest in Mortgage Loans will consist of (i)(a) any failure by the Master Servicer to make an Advance which continues unremedied for one business day or (b) any failure by the Master Servicer to make or cause to be made any other required payment pursuant to the Pooling Agreement which continues unremedied for five days; (ii) any failure by the Master Servicer duly to observe or perform in any material respects any other of its covenants or agreements in the Certificates or in such Pooling Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates for such Series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Pooling Agreement for any Series of Certificates evidencing an interest in Mortgage Loans remains unremedied, the Trustee or holders of Certificates evidencing not less than a majority of the aggregate voting rights of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer under such Pooling Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement, including, if specified in the related Supplement, the obligation to make Advances and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution which is a FNMA or FHLMC approved servicer with a net worth of at least $10,000,000 to act as successor Master Servicer under such Pooling Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under such Pooling Agreement.

ENFORCEMENT

     No Certificateholder of any Series will have any right under the applicable Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates for such Series have made written requests to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered and provided to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any Certificateholders, unless such Certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling Agreement for each Series may be amended by the Sponsor, the Seller, the Master Servicer and the Trustee, without notice to or the consent of any Certificateholder, (i) to cure any ambiguity, (ii) to correct a defective provision or correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to make any other revisions with respect to matters or questions arising under such Pooling Agreement which are not inconsistent with the provisions of such Pooling Agreement, or (iv) to comply with any requirements imposed by the Code or any regulation thereunder; PROVIDED, HOWEVER, that no such amendments (except those pursuant to clause
(iv)) will adversely affect in any material respect the interests of any Certificateholder of that Series. Any such amendment except pursuant to clause
(iv) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholders if the Trustee receives written confirmation from the Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to downgrade or withdraw the then current rating thereof. The Pooling Agreement for each Series may also be amended by the Sponsor, the Seller, the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the aggregate voting rights of each class of Certificates for such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of holders of Certificates of that Series; PROVIDED, HOWEVER, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Assets that are required to be distributed in respect or any such Certificate without the consent of the holder of such Certificate or (ii) with respect to any Series of Certificates, reduce the aforesaid percentages of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Series then outstanding.

LIST OF CERTIFICATEHOLDERS

     In the event the Trustee is not the Certificate Registrar for a Series of Certificates, upon written request of the Trustee, the Certificate Registrar will provide to the Trustee within 30 days after the receipt of such request a list of the names and addresses of all Certificateholders of record of a particular Series as of the most recent Record Date for payment of distributions to Certificateholders of that Series. Upon written request of three or more Certificateholders of record of a Series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement for such Series, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

TERMINATION; OPTIONAL TERMINATION

     The obligations of the Sponsor, the Seller, the Master Servicer and the Trustee created by the Pooling Agreement will terminate upon the earlier of (i) the maturity or other liquidation of the last Mortgage Loan or Mortgage Certificate subject thereto and the disposition of all property acquired upon foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Supplement, by the holder of the residual interest in the REMIC, from the related Trust of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets. In no event, however, will the Trust created by any Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in such Pooling Agreement.

     Unless otherwise specified in the related Supplement, any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or, if specified in the related Supplement for a Series of REMIC Certificates the holders of the Residual Certificates of such Series, at a price, and in accordance with the procedures, specified in the related Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or, if applicable, such holder of the Residual Certificates of such Series, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     For each Series, the holder or holders of the Residual Certificates or the Trustee, as the case may be, will give written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in the notice of termination.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as Trustee for each Series of Certificates will be set forth in the related Supplement. The Trustee may have normal banking relationships with the Sponsor, the Seller, the Master Servicer and/or the subservicers.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

     The Mortgage Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     COOPERATIVES. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     LEASEHOLDS. Certain of the Mortgage Loans may be secured by a mortgage on a ground lessee's interest in a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. The terms of the ground lease may also terminate prior to the maturity date of the indebtedness secured by the mortgage. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

FORECLOSURE/REPOSSESSION

     DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states, including California, to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

     In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

                              ERISA CONSIDERATIONS

     ERISA and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which either ERISA or the Code applies (each a "Plan") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (I.E., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the
Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

PLAN ASSETS REGULATIONS

     If an investing Plan's assets were deemed to include an undivided ownership interest in the assets included in a Trust, a Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciaries deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust might be deemed to constitute prohibited transactions under ERISA and the Code. ERISA and the Code do not define "plan assets". The U.S. Department of Labor has published regulations (the "Labor Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, if the Plan acquires an "equity interest" in such entity (such as by acquiring Certificates). The Labor Regulations state that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether from the issuer or an underwriter, less than twenty-five percent (25%) of the value of each class of equity interest is held by "benefit plan investors" , individual retirement accounts, and other employee benefit plans not subject to ERISA (for example, governmental plans). The Sponsor cannot predict whether under the Labor Regulations the assets of a Plan investing in Certificates will be deemed to include an interest in the assets of the Trust.

     The Labor Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Labor Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of FHLMC Certificates, GNMA Certificates and FNMA Certificates which may be included in a Trust underlying a Series of Certificates. Accordingly, even if such Mortgage Certificates included in a Trust were deemed to be assets of Plan investors, the mortgages underlying such Mortgage Certificates would not be treated as assets of such Plans. Potential Plan investors should consult the ERISA discussion in the related Supplement before purchasing any such Certificates.

UNDERWRITER'S EXEMPTIONS

     The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions (the "Underwriter's Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter's Exemptions.

     While each Underwriter's Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter's Exemptions are substantially identical, and include the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates required by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, L.P. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter's Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter's Exemptions do not apply to Plans sponsored by the Seller, the related underwriter, the Trustee, the Master Servicer, any insurer with respect to the Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties.

     The Supplement for each Series of Certificates will indicate the classes of Certificates, if any, offered thereby as to which it is expected that an Underwriter's Exemption will apply.

OTHER EXEMPTIONS

     In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, the Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Trust Investment Trusts ("PTE 83-1"). PTE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA. The Sponsor believes that the "general conditions" set forth in Section II of PTE 83-1, which are required for its applicability, would be met with respect to most classes of Certificates evidencing ownership interest in a Trust consisting solely of Mortgage Loans secured by first or second mortgages or deeds of trust on single-family residential property. PTE 83-1 would not apply to Certificates which are part of a class that is subordinate to one or more other classes of the same Series of Certificates. It is not clear whether PTE 83-1 applies to Residual Certificates, Certificates which do not pass through both principal and interest, to any Certificates evidencing ownership interests in a Trust containing Mortgage Certificates, or to any Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Certificate Account or in Mortgage Loans secured by shares in a cooperative corporation. Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether PTE 83-1 applies, including whether the appropriate "specific conditions" set forth in Section I of PTE 83-1, in addition to the "general conditions" set forth in Section II, would be met, or whether any other ERISA prohibited transaction exemption is applicable. Furthermore, a Plan fiduciary should consult the ERISA discussion in the related Supplement relating to a Series of Certificates before purchasing Certificates.

     The Sponsor, or certain affiliates of the Sponsor, might be considered or might become "parties in interest" (as defined under ERISA) or "disqualified persons" (as defined under the Code) with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless PTE 83-1, the Underwriter's Exemptions, or some other exemption is available. Special caution ought to be exercised before a Plan purchases a Certificate in such circumstances.

     Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA fiduciary requirements. However, the purchase of a Residual Certificate by some of such plans, or by most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Sections 511-515 and 860E of the Code. Prior to the purchase of Residual Certificates, a prospective purchaser may be required to provide an affidavit to the Trustee and the Sponsor that it is not a "disqualified organization" , which term as defined herein includes certain tax-exempt entities not subject to Section 511 of the Code, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee or the Sponsor may require an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transactions provisions of ERISA and the Code and will not subject the Trustee, the Sponsor or the Master Servicer to additional obligations.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Supplement for each Series of Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of SMMEA. Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (section mark)24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Certificates (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinate Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Sponsor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Sponsor by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York will act as counsel for the Underwriter.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the material federal income tax consequences of the purchase, ownership and disposition of Certificates is based on the advice of Brown & Wood LLP, counsel to the Sponsor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on December 23, 1992, and generally effective for REMICs with start-up dates on or after November 12, 1991 (the

"REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust relating to a particular Series of Certificates as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). The Supplement for each Series of Certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES

     If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below.

SINGLE CLASS OF SENIOR CERTIFICATES

     CHARACTERIZATION. The Trust may be created with one class of Senior Certificates and one class of Subordinate Certificates. In this case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Trust. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans in the Trust represented by that Senior Certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer in accordance with such Senior Certificateholder's method of accounting. Under Code Sections 162 or 212 each Senior Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Senior Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the Master Servicing Fees paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the Master Servicing
Fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans may then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Supplement, as to each series of Certificates Brown & Wood LLP will have advised the Sponsor that:

          (i) a Senior Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v); provided that the real property securing the Mortgage Loans represented by that Senior Certificate is of a type described in such Code section;

          (ii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B); provided that the real property securing the Mortgage Loans represented by that Senior Certificate is of a type described in such Code section; and

          (iii) a Senior Certificate owned by a REMIC will be an "obligation
     . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     The assets constituting certain Trusts may include Buydown Mortgage Loans. The characterization of any investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Senior Certificates should consult their own tax advisors with respect to characterization of investments in Senior Certificates representing an interest in a Trust that includes Buydown Mortgage Loans.

     PREMIUM. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985 should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Senior Certificate. The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     ORIGINAL ISSUE DISCOUNT. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory DE MINIMIS exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. Additionally, under regulations issued on January 27, 1994, as amended on June 11, 1996, with respect to original issue discount (the "OID Regulations"), original issue discount may be created when the rate produced (on the issue date) by the index formula on an adjustable rate mortgage ("ARM") is greater than the initial interest rate payable on the ARM. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "Accrual of Original Issue Discount" under "Multiple Classes of Senior Certificates" below.

     MARKET DISCOUNT. A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount". Generally, market discount is the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income. The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will control. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of
(i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Senior Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by
(ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Senior Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply, if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.

MULTIPLE CLASSES OF SENIOR CERTIFICATES

     STRIPPED BONDS AND STRIPPED COUPONS. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped bonds" with respect to

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principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is purchased. If a Trust is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Loans (the "Stripped Bond Certificates"), while the second class of Senior Certificates will represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a Loan by Loan basis. However, based on the recent IRS guidance, it appears that a Stripped Coupon Certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     TREATMENT OF CERTAIN OWNERS. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the Trust. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Senior Certificates for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is
 . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Senior Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify, for such treatment. Prospective purchasers to which such characterization of an investment in Senior Certificates is material should consult their own tax advisors regarding the characterization of the Senior Certificates and the income therefrom. Senior Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     SENIOR CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARMS. Original issue discount on each Senior Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. Based in part on the OID Regulations, the amount of original issue discount required to be included in an owner's income in any taxable year with respect to a Senior Certificate representing an interest in Mortgage Loans other than ARMs likely will be computed as described below under " -- Accrual of Original Issue Discount." Owners should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to obligations, such as the Mortgage Loans, which are subject to prepayment.

     Under the Code, the Mortgage Loans underlying the Senior Certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated

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redemption price at maturity over its issue price. The issue price of a Mortgage
Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under " -- Accrual of Original Issue Discount," will, unless otherwise specified in the related Supplement, utilize the original yield to maturity of the Senior Certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Senior Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Senior Certificate will prepay at the Prepayment Assumption. The prepayment assumption provision contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interest in such debt instruments, such as the Senior Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     ACCRUAL OF ORIGINAL ISSUE DISCOUNT. Generally, the owner of a Senior Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Senior Certificate for each day on which it owns such Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Senior Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Senior Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

     SENIOR CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS. The OID Regulations do not address the treatment of instruments, which represent interests in Mortgage Loans with Mortgage Rates which adjust periodically ("ARM Loans"). Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report original issue discount on Senior Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it

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believes is consistent with the rules described above under the heading "Senior
Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Certificate's principal balance will result in additional income (including possibly original issue discount income) to the Certificateholder and the A-2 Certificateholder over the remaining life of such Senior Certificates. Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

     Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received, and the owner's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the original issue discount included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Senior Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (generally more than one year). The Taxpayer Relief Act of 1997 (the "Act") reduced the maximum rates on long-term capital gains recognized on capital assets held by individuals taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act ("mid-term rate"). The Act does not change the capital gains rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

     Senior Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS

     Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below), or
(ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984 if (i) such Senior Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust (the "Issuer")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

     For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the

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preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMIC CERTIFICATES

     The Trust relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "Residual Certificates -- Prohibited Transactions"), if a Trust with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described below under "Residual Certificates", the Code provides that a Trust will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each such Trust that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Trust will qualify as a REMIC and the related Certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC.

     The Supplement for each Series of Certificates will indicate whether the Trust will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iii) interest on Certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be treated as real estate assets for purposes of Code
Section 856(c).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     TIERED REMIC STRUCTURES. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Brown & Wood LLP, counsel to the Sponsor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and Trust Agreement, the Subsidiary REMIC and

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
the Master REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Subsidiary REMIC and the Master REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates (other than the Residual Certificates in the Subsidiary REMIC) issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code and (iii) whether the income on such Certificates is Interest described in
Section 856(c)(3)(B) of the Code.

REGULAR CERTIFICATES

     GENERAL. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM. The Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of Certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The holder of a Regular Certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon.

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
     Where the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the Regular Certificate exceeds its issue price for purposes of the DE MINIMIS rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-DE MINIMIS OID will be treated as OID. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

     Under the DE MINIMIS rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any, relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Supplement. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an "accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the Regular Certificates at the beginning of such accrual period. The "adjusted issue price" of a Regular Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Regular Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with original issue discount who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that Regular Certificate. In computing

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
the daily portions of original issue discount for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price),
(b) less any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase of original issue.

     The IRS recently finalized regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations, effective for debt instruments issued after August 13, 1996, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     VARIABLE RATE REGULAR CERTIFICATES. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount, and (ii) the compound compounds or is payable at least annually at current values of certain objective rates measured by or based on lending rate for newly borrowed funds. For a debt instrument issued after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

     The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Approximate adjustments are made for the actual variable rate.

     Although unclear at present, it is anticipated that Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans will be treated as variable rate certificates. In such case, the weighted average rates used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such Regular Certificates. Additionally, if some or all of the Mortgage Loans are subject to "teaser rates" (I.E., the initial rates on the Mortgage Loans are less than subsequent rates on the Mortgage Loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that such Certificates may not have been issued with "true" non-DE MINIMIS original issue discount.

     ELECTION TO TREAT ALL INTEREST AS OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have

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made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium with that such Certificateholder owns or acquires. See " -- Regular Certificates -- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without the consent of the IRS.

     MARKET DISCOUNT. A purchaser of a Regular Certificate also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder using either the accrual or cash method of accounting to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Regular
Certificates -- Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the

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
denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder of a Regular Certificate who acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

     PREMIUM. A purchaser of a Regular Certificate who purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium, and may elect to amortize such premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described herein. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     DEFERRED INTEREST. Certain classes of Regular Certificates will provide for the accrual of interest when one or more ARM Loans are adding interest to their principal balance by reason of negative amortization ("Deferred Interest"). Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificate must be included in the stated redemption price at maturity of the Certificate and accounted for as original issue discount (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates, and therefore applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

     ACCRUED INTEREST CERTIFICATES. Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest

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
on the first payment date, within one year of the issue date, that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates as described above. Therefore, in the case of a Payment Lag Certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days which the Certificateholder has held such Payment Lag Certificate during the first Accrual Period.

     SALE, EXCHANGE OR REDEMPTION OF REGULAR CERTIFICATES. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Regular Certificate. A holder of a Regular Certificate who receives a final payment which is less than his adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount" below, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includible in such holder's income. Additionally, gain will be treated as ordinary income if the Trust had an "intention to call" the Regular Certificates prior to maturity. The OID Regulations provide that the presence of a sinking fund or optimal call does not give rise to such an intention, and the Seller does not believe such an intention is otherwise present; however, the application of these rules to REMIC Certificates is unclear.

     Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount or premium in the secondary market.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

     REMIC EXPENSES. As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC" , however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of individuals (or trusts, estates, or other persons who compute their income in the same manner as individuals) who own an interest in a Regular Certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (E.G. a partnership, an S corporation, or a grantor trust), such expenses will

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
be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the Regular Certificate to such a Holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interests in their entirety and not to holders of the related Regular Certificates.

     NON-U.S. PERSONS. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if (i) such Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust or the beneficial owners of the related Residual Certificates (the "Issuer")); (ii) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Regular Certificateholders who are non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments.

     Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

RESIDUAL CERTIFICATES

     ALLOCATION OF THE INCOME OF THE REMIC TO THE RESIDUAL CERTIFICATES. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "Prohibited Transactions and Other Taxes" herein. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day, will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates, or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis (see "Sales of Residual Certificates" below) such Residual Certificate would have in the hands of an original Residual Certificateholder. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made.

     TAXABLE INCOME OF THE REMIC ATTRIBUTABLE TO RESIDUAL INTERESTS. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets, and (ii) the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described below under "Non-Interest Expenses of the REMIC," other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular and Residual Certificates (or, if a class of Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a

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
Mortgage Loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to Regular Certificates (except that the 0.25% per annum DE MINIMIS rule and adjustments for subsequent holders described therein will not apply).

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "Sales of Residual Certificates" herein. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see "Allocation of the Income of the REMIC to the Residual Certificates" above.

     NET LOSSES OF THE REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     NON-INTEREST EXPENSES OF THE REMIC. As a general rule, the REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Certificateholders that are "pass-through interest holders." Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual would generally be allowed a deduction for such an expense item only as a miscellaneous itemized deduction subject to the limitations under Code
Section 67. That section allows such deduction only to the extent that in the aggregate all such expenses exceed two percent of an individual's adjusted gross income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates. See "Non-Interest Expenses of the REMIC" under "Regular Certificates" above.

     DEFERRED INTEREST. Any Deferred Interest that accrues with respect to any ARM Loans held by the REMIC will constitute income to the REMIC and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Regular
Certificates -- Deferred Interest."

     EXCESS INCLUSIONS. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses or loss carryovers of a Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the Residual Certificate, and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     With respect to any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over
(ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds, and certain cooperatives are subject to similar rules.

     PAYMENTS. Any payment made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     SALE OR EXCHANGE OF RESIDUAL CERTIFICATES. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations, if the seller of a Residual Certificate reacquires such Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

     MARK TO MARKET RULES. Prospective purchasers of a Residual Certificate should be aware that the IRS recently released final regulations under Code
Section 475 (the "Mark-to-Market Regulations") which provide that any REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending payment on the Residual Certificates or Regular Certificates. In addition, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain, which would also be subject to the 100 percent tax on prohibited transactions.

     In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Supplement, such tax would be borne first by the Trustee, the Master Servicer, the Sponsor or the Seller, as applicable, if such tax results from a breach of such party's obligations under the Pooling Agreement, and then by the Residual Certificateholders.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meets claims) to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to such Residual Certificateholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Certificateholders will be treated as the partners thereof; however, under Temporary Regulations if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of Subchapter C of chapter 63 of the Code, relating to the treatment of Partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter.

     The Treasury Department has issued final regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Sponsor will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an "excess inclusion." See "Excess Inclusions" herein.

NON-U.S. PERSONS

     NON-U.S. PERSONS. Amounts paid to Residual Certificateholders who are not U.S. Persons (see "Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to Residual Holders should qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that the Mortgage Loans were originated after July 18,1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is an excess inclusion will not be subject to reduction under any applicable tax treaties. See "Residual
Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "Residual Certificates -- Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates.

     For this purpose, a "U.S. Person" includes a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

     Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

TAX-RELATED RESTRICTIONS ON TRANSFER

     An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer, and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31,1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization, and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     NONECONOMIC RESIDUAL CERTIFICATES. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption, (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a "U.S. Person" , as defined below, unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30,1992. Until further guidance is issued concerning the treatment of Residual Certificates held by non-U.S. Persons, the Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.

     For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                             PLANS OF DISTRIBUTION

     Certificates are being offered hereby in Series from time to time (each Series evidencing a separate Trust) through any of the following methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters;

          2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

          3. By placement directly by the Sponsor with institutional investors.

     A Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Sponsor, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Sponsor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Sponsor to indemnification by the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between Sponsor and purchasers of Certificates of such Series.

                             FINANCIAL INFORMATION

     A new Trust will be formed with respect to each Series of Certificates and no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust will be included in this Prospectus or in the related Supplement.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Supplement that they shall be rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the mortgage assets in the related trust. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the mortgage assets in the related trust and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Further, such ratings do not address the effect of prepayments on the yield anticipated by the investor. Each security rating should be evaluated independently of any other security rating.

                             INDEX TO DEFINED TERMS

                                                                                                            PAGE
                                                                                                          --------
1986 Act...............................................................................................         64
Accrual Certificates...................................................................................         24
Accrual Period.........................................................................................         65
Advance................................................................................................         11
Appraised Value........................................................................................         18
ARM....................................................................................................         58
ARM Loans..............................................................................................         61
Assumed Reinvestment Rate..............................................................................         25
Balloon Payments.......................................................................................       5,17
Bankruptcy Bond........................................................................................      10,32
Bankruptcy Code........................................................................................         15
Buydown Fund...........................................................................................         17
Buydown Loans..........................................................................................         17
CERCLA.................................................................................................         51
Certificates...........................................................................................       4,16
Certificate Account....................................................................................       7,39
Certificate Balance....................................................................................          8
Certificate Register...................................................................................         24
Certificateholders.....................................................................................      16,18
Class Certificate Balance..............................................................................         24
Closing Date...........................................................................................          4
Code...................................................................................................         57
Commission.............................................................................................          2
Companion Classes......................................................................................         27
Contingent Regulations.................................................................................         66
Cooperatives...........................................................................................          4
Cooperative Loans......................................................................................         16
Cut-off Date...........................................................................................         10
D&P....................................................................................................         54
Deferred Interest......................................................................................         68
Distribution Date......................................................................................          8
Eligible Account.......................................................................................         39
Eligible Investments...................................................................................      22,39
EPA....................................................................................................         51
ERISA..................................................................................................         13
Exchange Act...........................................................................................          2
FHA....................................................................................................         19
FHA Insurance..........................................................................................         11
FHA Loans..............................................................................................         19
FHLMC..................................................................................................          1
FHLMC Act..............................................................................................         20
FHLMC Certificate Group................................................................................         20
Fitch..................................................................................................         54
FNMA...................................................................................................          1
FNMA Certificates......................................................................................         21
Fraud Loss.............................................................................................      10,31
Garn-St Germain Act....................................................................................         52
GNMA...................................................................................................          1
GNMA Certificates......................................................................................         19

                                                                                                            PAGE
                                                                                                          --------
GNMA I Certificates....................................................................................         19
GNMA II Certificates...................................................................................         19
Housing Act............................................................................................         19
HUD....................................................................................................         19
Indemnified Parties....................................................................................         44
Index..................................................................................................         17
Interest Accrual Period................................................................................         24
IO Certificates........................................................................................          8
IRS....................................................................................................         58
Issuer.................................................................................................      62,70
Labor Regulations......................................................................................         53
Last Scheduled Distribution Date.......................................................................         25
Legislative History....................................................................................         61
Lockout Periods........................................................................................       6,17
LTV....................................................................................................         18
Master REMIC...........................................................................................         63
Master Servicer........................................................................................          4
Master Servicing Fee...................................................................................         43
Mezzanine Certificates.................................................................................       9,30
Moody's................................................................................................         54
Mortgage...............................................................................................         16
Mortgage Assets........................................................................................     1,4,16
Mortgage Certificates..................................................................................          6
Mortgage Loans.........................................................................................          4
Mortgage Note(s).......................................................................................       5,16
Mortgage Pool..........................................................................................         16
Mortgage Pool Insurance Policy.........................................................................      10,30
Mortgage Rate..........................................................................................          5
Mortgaged Properties...................................................................................         16
NCUA...................................................................................................         56
OID Regulations........................................................................................      58,64
PACs...................................................................................................         26
Pass-Through Rate......................................................................................       8,16
Payment Lag Certificates...............................................................................         68
Phantom Income.........................................................................................         70
Plan...................................................................................................         53
PO Certificates........................................................................................          8
Policy Statement.......................................................................................         56
Pool Insurer...........................................................................................         30
Pooling Agreement......................................................................................          4
Pre-Issuance Accrued Interest..........................................................................         68
Prepayment Assumption..................................................................................      61,75
Primary Insurer........................................................................................         42
Primary Mortgage Insurance Policy......................................................................         18
Principal Prepayments..................................................................................         25
Proposed Mark-to-Market Regulations....................................................................         73
PTE 83-1...............................................................................................         55
Rating Agency..........................................................................................         13
RCRA...................................................................................................         51
Record Date............................................................................................         24
Regular Certificates...................................................................................         63
Relief Act.............................................................................................         52
REMIC..................................................................................................       1,57

                                                                                                            PAGE
                                                                                                          --------
REMIC Regulations......................................................................................         57
REO Property...........................................................................................         29
Reserve Fund...........................................................................................       9,33
Residual Certificates..................................................................................         63
S&P....................................................................................................         54
Securities Act.........................................................................................          2
Seller.................................................................................................     1,4,16
Senior Certificates....................................................................................          7
Senior Certificateholders..............................................................................          9
Series.................................................................................................          4
SMMEA..................................................................................................         13
Special Hazard Insurer.................................................................................         32
Special Hazard Insurance Policy........................................................................         10
Sponsor................................................................................................       4,35
Stripped ARM Obligations...............................................................................         61
Stripped Bond Certificates.............................................................................         60
Stripped Coupon Certificates...........................................................................         60
Subordinate Certificates...............................................................................          7
Subordinate Certificateholders.........................................................................          9
Subsidiary REMIC.......................................................................................         63
Supplement.............................................................................................        1,4
TACs...................................................................................................         27
Thrift Institutions....................................................................................         72
Title V................................................................................................         52
Trust..................................................................................................       1,16
Trustee................................................................................................          4
UCC....................................................................................................         49
Underwriter's Exemptions...............................................................................         53
U.S. Person............................................................................................   62,75,77
VA.....................................................................................................       4,19
VA Guaranty............................................................................................         11
Waiver Letter..........................................................................................      10,31

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    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF OFFERED CERTIFICATES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                            ------------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
            PROSPECTUS SUPPLEMENT
Summary of Terms..............................    S-1
Risk Factors..................................    S-9
The Mortgage Pool.............................   S-11
Servicing of Mortgage Loans...................   S-21
Description of the Certificates...............   S-26
Prepayment and Yield Considerations...........   S-41
Credit Support................................   S-52
Use of Proceeds...............................   S-53
Federal Income Tax Consequences...............   S-54
ERISA Considerations..........................   S-55
Method of Distribution........................   S-56
Legal Matters.................................   S-56
Certificate Rating............................   S-56
Index to Defined Terms........................   S-58
                  PROSPECTUS
Prospectus Supplement.........................      2
Additional Information........................      2
Incorporation of Certain Documents by
  Reference...................................      2
Summary of the Prospectus.....................      4
Risk Factors..................................     14
The Trusts....................................     16
Description of Certificates...................     23
Credit Enhancement............................     29
Yield and Prepayment Considerations...........     33
The Sponsor...................................     35
Use of Proceeds...............................     35
Mortgage Loan Program.........................     35
The Pooling and Servicing
  Agreement...................................     37
Certain Legal Aspects of the Mortgage Loans...     46
ERISA Considerations..........................     53
Legal Investment Considerations...............     55
Legal Matters.................................     56
Federal Income Tax Consequences...............     56
State Tax Considerations......................     77
Plans of Distribution.........................     77
Financial Information.........................     78
Rating........................................     78
Index to Defined Terms........................     79

                                  $278,893,731
                                 (APPROXIMATE)

                   [HEADLANDS MORTGAGE SECURITIES INC. LOGO]

                                    SPONSOR

                           HEADLANDS MORTGAGE COMPANY
                           SELLER AND MASTER SERVICER

                             MORTGAGE PASS-THROUGH
                                 CERTIFICATES,
                                 SERIES 1997-5

                    ---------------------------------------
                             PROSPECTUS SUPPLEMENT
                    ---------------------------------------

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                                OCTOBER 28, 1997

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